As filed with the Securities and Exchange Commission on May 10, 2024

Registration No. 333-278956

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FINTECH SCION LIMITED

(Exact name of registrant as specified in its charter)

Nevada	6199	30-0803939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

M Floor & 1st Floor,

No. 33, Jalan Maharajalela,

50150, Kuala Lumpur, Malaysia

+603 9226 0908
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lim Chun Hoo

M Floor & 1st Floor,

No. 33, Jalan Maharajalela,

50150, Kuala Lumpur, Malaysia

+603 9226 0908

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffery J. Fessler, Esq. Emily A. Mastoloni, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112 Telephone: (212) 653-8700	Ross David Carmel, Esq. Philip Magri, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with the initial public offering of               shares of our common stock through the underwriters named on the cover page of this prospectus (the “IPO Prospectus”) and one to be used in connection with the potential resale by certain selling stockholders of an aggregate amount up to 2,050,000 shares of our Common Stock, as adjusted for the 1-for-10 reverse split (the “Selling Stockholder Prospectus”). The IPO Prospectus and the Selling Stockholder Prospectus will be identical in all respects except for the alternate pages for the Selling Stockholder Prospectus included herein which are labeled “Alternate Pages for Selling Stockholder Prospectus.”

The Selling Stockholder Prospectus is substantively identical to the IPO Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	they contain different Offering sections in the Prospectus Summary section;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Selling Stockholder Prospectus;

●	the Dilution section is deleted from the Selling Stockholder Prospectus;

●	a Selling Stockholder section is included in the Selling Stockholder Prospectus;

●	the Underwriting section from the IPO Prospectus is deleted from the Selling Stockholder Prospectus and a Plan of Distribution is inserted in its place; and

●	the Legal Matters section in the Selling Stockholder Prospectus deletes the reference to counsel for the underwriters.

We have included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Stockholder Prospectus as compared to the IPO Prospectus.

While the selling stockholders have expressed an intent not to sell the shares of common stock registered pursuant to the Selling Stockholder Prospectus concurrently with the initial public offering, the sales of our common stock registered in the IPO Prospectus and the Selling Stockholder Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our common stock. This risk and other risks are included in “Risk Factors” beginning on page [   ] of the IPO Prospectus.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 10, 2024

Shares

Common Stock

Fintech Scion Limited

This is a firm commitment public offering of               shares of our common stock at an assumed public offering price of $_______, based on the last sale price of our common stock as reported on the OTC Pink Market of the OTC Markets Group (the “OTC”) on              , 2024 and giving effect to a one-for-ten share reverse stock split of our common stock to be effected prior to or upon the date of this prospectus. The assumed public offering price used throughout this prospectus has been included for illustration purposes only. The actual offering price may differ materially from the assumed price used in the prospectus and will be determined by negotiations between us and the underwriters and may not be indicative of prices of the actual offering price.

Our common stock is quoted on the OTC Pink Market under the symbol “FINR.” We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “FINR,” which listing is a condition to this offering. No assurance can be given that our application will be approved.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page    . Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us (2)	$	$

(1)	Represents underwriting discounts equal to 7% per share.

(2)	Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. We have also agreed to issue the representative of the underwriters a warrant to purchase a number of shares of common stock equal to 5.0% of the total number of shares of common stock sold in this offering at an exercise price equal to 120% of the initial public offering price of the shares of common stock sold in this offering. For additional information regarding underwriters’ compensation, see “Underwriting” beginning on page .

We have granted the underwriters a 45-day option to purchase up to                    additional shares of our common stock at the public offering price, less underwriting discounts and commissions.

The underwriters expect to deliver the shares on or about     , 2024.

Spartan Capital Securities, LLC

The date of this prospectus is                , 2024

You should rely only on the information contained in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriters have authorized anyone to provide you with information that is different. We are offering to sell and seeking offers to buy the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

For investors outside the United States: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities covered hereby and the distribution of this prospectus outside of the United States.

Unless otherwise indicated, the information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.” We are ultimately responsible for all disclosure included in this prospectus.

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION

All references in this prospectus to “US$,” “U.S. dollars,” and “dollars” mean U.S. dollars, and all references to “RM” mean the Malaysian ringgit, unless otherwise noted. This report contains translations of ringgit and pound stealing amounts into U.S. dollars solely for the convenience of the reader.. We make no representation that the ringgit, pound stealing or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars, pound stealing or ringgit, as the case may be, at any particular rate or at all.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It does not contain all the information that may be important to you and your investment decision. You should carefully read this entire prospectus, including the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to “we,” “us,” “our,” “Fintech,” or “the Company” refer to Fintech Scion Limited.

The share and per share information in this prospectus reflects, other than in our Financial Statements and the Notes thereto, a reverse stock split of the authorized and outstanding common stock at an anticipated ratio of one-for-ten (1:10) to occur immediately following the effective date but prior to the closing of the offering.

Overview

We are a fintech enterprise looking to revolutionize the financial landscape through our digital Software-as-a-Service (SaaS) platform. Our mission is to empower merchants by furnishing them with an integrated suite of tools, skills, and solutions that streamline payment services, unlocking a realm of secure, online, and fully managed transactions and settlements.

At the core of our enterprise lies a sophisticated financial ecosystem, underpinned by a robust technological infrastructure. This infrastructure has been developed with the mission of empowering financial institutions to offer seamless, consolidated experiences across diverse verticals encompassing business-to-business, business-to-consumer, and consumer-to-business domains.

In an era where merchants are leveraging an array of software solutions and digital tools to bolster their competitive edge, our role has emerged as a pivotal enabler. The intricate challenge of managing disparate software systems sourced from various providers has become an impediment for merchants of all sizes to seamlessly embrace payments.

Our current clientele encompasses an array of enterprises and organizations, spanning varied sectors, all with a common objective: to minimize the intricacies and costs associated with fund transfers. We extend our services to online businesses, providing comprehensive solutions encompassing payment collection, cross-border transactions, FX services, and corporate bank accounts. Notably, we cater to a specific subset of online businesses that grapple with establishing and maintaining physical bank accounts across multiple territories. This subset includes but not limited to small and medium enterprises (SMEs) and online businesses.

Our cutting-edge payments platform boasts a comprehensive suite of integrated payment products and services tailored to various channels–be it in-store, online, or through mobile and tablet interfaces. This suite encompasses end-to-end payment processing for an array of payment types, merchant acquiring and issuing, diverse methods of mobile and contactless payments, and QR code-based solutions. Complementary software integrations, virtual international bank account numbers (IBAN), integrated mobile point-of-sale (POS) solutions, risk management tools, and robust reporting and analytics capabilities augment our platform’s offerings.

Our payment services seamlessly integrate e-money remittance solutions within the global marketplace, spanning open banking and credit card processing to wire transfers. Our SaaS model empowers clients to focus on their core operations and sales while we handle the intricate aspects of payment processing. This streamlined approach facilitates efficient onboarding, elevates customer retention, and cultivates new revenue streams.

Our vision transcends boundaries as we aspire to cement our position as a global leader in the payments and banking sphere. Our team, comprising seasoned experts across operations, technology, sales, legal, compliance, and more, forms the backbone of our enterprise.

The crux of our vision lies in simplifying and automating global fund transfers while upholding the highest standards of security. We endeavor to furnish merchants with an all-encompassing Merchant Payment Ecosystem (MPE), a unified platform catering to their diverse payment needs.

Our diverse merchant base ranges from small to medium-sized enterprises, or SMEs, to large enterprises. While we are rooted in the SaaS framework, our belief in democratizing technology has led us to offer an initial free platform, generating revenue through value-added services. Our revenue streams encompass processing fees based on payment volumes, a hybrid model featuring fixed transaction fees and monthly charges, and diverse layers that allow us to cross-sell services and nurture lasting client relationships.

In the competitive landscape, our distinct layers constitute the heart of our approach, underpinned by a commitment to exemplary customer service. We understand the nuanced needs of various merchants and have meticulously curated layers tailored to their requirements, including cutting-edge technology, diverse payment processing and integrated banking. These layers collectively form the bedrock of our operations, fostering seamless merchant experiences and propelling us to the forefront of the industry.

As we chart our course, we stand poised to not only cater to our diverse clientele but to exceed their expectations. Our pursuit of excellence remains unwavering as we continue to innovate, expand our offerings, and forge new partnerships to reshape the payments and banking landscape.

Range of Services

Our comprehensive suite of services is carefully tailored across six strategic business areas, each designed to cater to the distinct needs of our diverse clientele. These business areas represent the core of our operations, enabling us to offer a seamless and integrated payment ecosystem to merchants worldwide.

1.	Payment Services Provider (PSP): Operating under the brand name FintechCashier, we excel as a PSP, facilitating international payment solutions for merchants by collaborating with card acquiring banks and alternative payment solution providers. Our expertise in this domain empowers merchants to effortlessly navigate the complexities of cross-border transactions.

2.	Business Accounts: Our specialized business account services extend across diverse industries and currencies, offering tailored solutions to corporate entities. We assist our clients in establishing and managing corporate accounts, ensuring they can seamlessly operate on a global scale, irrespective of their sector.

3.	SEPA & SWIFT Payments: Our proficient settlement services encompass SEPA and SWIFT payments, enabling swift and secure fund transfers for merchants and business clients across international banks. Our streamlined process involves efficient inter-account fund transfers, culminating in the issuance of SWIFT or SEPA payments.

4.	Foreign Exchange (FX) Conversion: Through strategic partnerships, we provide foreign exchange payment solutions, facilitating seamless currency conversion for clients. Whether it’s settling invoices, processing payrolls, or making payments for goods and services, our FX conversion services ensure seamless and efficient transactions.

5.	Acquirer Services: As a global player, we specialize in offering debit and credit card acquiring services to online merchants across the globe.

6.	Whitelabelling: Our whitelabelling service presents a fully customizable merchant back office platform, complete with comprehensive access to an array of banking payment methods. This tailored solution empowers merchants to seamlessly integrate their operations within a unified framework.

Within these strategic business areas, we have structured three distinct service layers, all seamlessly integrated within a single platform. This holistic approach empowers merchants to expand their operational horizons, fueling their growth within a unified payment ecosystem.

Fintech Digital Solution Limited is a software technology provider combining hundreds of payment providers and payment methods under one platform. In response to updated regulatory compliance mandates from the United Kingdom, potentially impacting our operations as of December 2023, our management has opted to discontinue the use of an Electronic Money Directive (EMD) agency service to instead implement an individual and case by case approach to ensure our operations comply with the varying regulatory requirements throughout multiple jurisdictions. Our management team remains committed to collaborating with various firms across these multiple jurisdictions where regulatory licenses or registrations are essential for our operations. We are actively engaging with licensed and regulated entities on a referral basis to ensure seamless continuity of our services including Business Accounts, SEPA & SWIFT Payments and Foreign Exchange (FX) Conversion services and maintaining our commitment to delivering reliable payment solutions without any interruption.

Market Opportunity

By targeting three different layers within the payment space, FintechCashier expands its reach across multiple layers in the payment space, unlocking substantial potential instead of confining itself to a single market. This approach minimizes the necessity to compete for a dominant market share within any specific layer, opting instead to pursue smaller market shares across multiple layers, thereby fostering opportunities for growth.

The global digital payment market is estimated to reach $361.30 billion by 2030 with a CAGR of 20.5% according to a September 2022 report published by Grand View Research, Inc.

The global cashless transactions are likely to foresee significant growth amid the usage and preference for cashless transactions and by 2025, a growth of 1.9 trillion transactions is estimated.

Accenture conducted a research study that shows transactions worth US$7 trillion is expected to shift from cash to card and other digital payments by 2023 and grow to US$48 trillion by 2030.

The COVID-19 pandemic brought a positive impact to the digital payment market with an increase in online shopping and the fear of virus transmission through physical monetary transactions.

The key market trends include:

a)	The increasing preference for online shopping is a driving factor for the market. It offers the users a number of benefits such as fast checkout options, customized customer experience, and multiple payment options. In addition, companies are also designing enhanced smartwatches that are capable of making contactless payments, similar to the process used in smartphones. For instance, Xiaomi launched the brand new Mi Smart Band 6 in collaboration with Master Card in December 2021, which is capable of conducting contactless payments at Master Card terminals.

b)	Smart city initiative is a significant component in the digital payment market growth, as digital payments are used throughout the various departments to cover multiple Citizen-to-Government (C2G), and Government-to-Citizen (G2C) payments.

c)	Introduction of digital wallets, and the decreasing number of worldwide unbanked population, seem favorable for the digital payment vendors to expand their customer base. Overall, the digital payment market is expected to witness a much higher rate of growth, owing to the driving factors like the promotion of digital payments, rise in internet penetration, high proliferation of smartphones that enables m-commerce growth, and a hike in e-commerce sales.

d)	Constant acceleration of e-commerce supports the use of ePayments and brings about significant benefits. ePayments help overcome the complicated and costly process of physically collecting cash for a product purchased or sold online. Furthermore, innovations in ePayments can ease the process of carrying out payments and other financial services, which can boost additional e-commerce opportunities. Thus, rising e-commerce sales are expected to positively impact the growth of the payment processing solutions market.

e)	Internet access has reached all corners of the world, and this has led to a boost in the online shopping industry. Smartphones have also become an essential part of several people in the 21st century. The growth of e-commerce is driven by the rapid technology adoption, which is led by the rising use of devices, such as smartphones and tablets, and access to the internet through 4G, 5G, and so on.

To take advantage of this trend, merchants worldwide are actively pursuing international expansion, thereby increasing their demand for seamless payment processing across diverse methods and channels within intricate and fragmented payment ecosystems.

●	Contactless Payment Market - The global contactless payment market size is expected to reach USD 6.25 trillion by 2028, according to a new report by Grand View Research, Inc. In a survey conducted by Thales Group in November 2022, it stated it is anticipated to register a CAGR of 20.3% from 2021 to 2028. Various benefits, such as improved service delivery and reduction in transaction time offered by contactless payments, are expected to propel the market growth over the forecast period.

●	Mobile Payment Market - The global mobile payment market size is expected to reach USD 587.52 billion by 2030, expanding at a CAGR of 35.3% from 2022 to 2030, according to a new report by Grand View Research, Inc. The market growth can be attributed to the increasing shift toward contactless payment amid the COVID-19 pandemic. Moreover, the increasing popularity of the e-commerce industry across the globe is expected to accelerate the adoption of mobile payment over the forecast period.

●	Payment As A Service Market - The global payment as a service market size is expected to reach USD 25.7 billion by 2027, expanding at a CAGR of 16.9%, according to a new report by Grand View Research, Inc. Digital disruption in the money transfer ecosystem, combined with the rise in need for quick money transfer methods, has transformed the payment gateway model. As a result of digital money transfer methods, consumers now demand secure digital transaction processing systems to transfer money to their merchants and individuals.

Competitive Strengths

FintechCashier competes with a range of providers, each of whom may provide a component of our offering, but do not provide an integrated offering capable of solving complex business challenges for software partners and merchants. For certain services and solutions, including end-to-end payments, we compete with third-party payment processors and integrated payment providers.

The competitive landscape across the three layers are shown in the table

Layer	Market Sector	Competitors
Technical	Payment Gateway Market	Crassula, Contis, Mambu, SBlock
Payments	Payment Processing Market	Nuvei, Worldpay, Checkout, Ayden
Banking	Digital Payment Market	Solaris Bank, Tide Mollie, Revolut,
Issuing	Issuing Layer	Marqueta

We believe our market opportunity is demonstrated by a number of recent transactions completed by our competitors throughout the three layers outlined above. With respect to the technical layer, in a December 2021 Series E funding round, Mambu raised $265.7 million, for a company valuation of $5.4 billion post-money. With respect to the banking layer, Revolut, a competitor on our banking layer, cites a $33 billion market cap, while Marqueta, our competitor in the issuing layer is valued today at nearly $3.7 billion.

Unlike many players in the market FintechCashier is not exclusively focused on payments. By targeting different layers, it can provide full solutions for customers covering all their payment needs.

Combining all layers under one platform, FintechCashier solution creates a greater market opportunity and potential for increasing market penetration.

Intellectual Property

We rely on a combination of trademark, domain names and trade secret laws, as well as employee and third-party nondisclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products and services. In addition, we use service platform technology, have an exclusive distribution technology license and license technology from third parties.

Recent Developments

On December 27, 2023, our Board of Directors appointed Lim Chun Hoo as Chief Executive Officer of the Company concurrently with its acceptance of the resignation of Shalom Dodun as the Company’s CEO and as a member of the Company’s Board of Directors. Mr. Lim previously served as Chief Financial Officer of the Company since November 2022 and is a member of the Board. Mr. Dodoun’s resignation was not the result of any disagreement with the Company relating to its operations, policies or practices. In connection with Mr. Dodoun’s resignation from the Board, the Board approved a reduction in the size of the Board to three directors. On December 27, 2023, the Board appointed Colin Ellis as Chief Financial Officer of the Company. Mr. Ellis had served as a non-executive director of the Company since February 2023 and transitioned to an executive director upon his appointment as Chief Financial Officer of the Company.

Corporate History and Structure

We were incorporated in the state of Nevada on November 19, 2013 as “Albero, Corp.” On January 8, 2016, we changed our name to “Vitaxel Group Limited.” On March 2, 2022, we changed our name to “HWGC Holdings Limited.” On May 16, 2023, we changed our name to “Fintech Scion Limited.”

On July 21, 2022, we entered into a share exchange agreement with FintechCashier Asia P.L.C. (formerly known as HWGG Capital P.L.C.), a Labuan company (“FintechAsia”), and all of the shareholders of FintechAsia pursuant to which all shareholders of FintechAsia irrevocably agreed to transfer and assign to the Company all FintechAsia’s shares held by the shareholders in exchange for newly issued shares of the Company’s common stock. Following the closing of the share exchange on November 15, 2022, FintechAsia became a wholly-owned subsidiary of the Company.

On August 9, 2022, we entered into another share exchange agreement with Fintech Scion Limited (“Fintech”), a private limited company incorporated in the United Kingdom, and all of the shareholders of Fintech pursuant to which All shareholders of Fintech irrevocably agreed to transfer and assign to the Company all of Fintech’s shares held by such shareholders in exchange for newly issued shares of the Company’s common stock. Following the closing of the share exchange on November 30, 2022, Fintech became a wholly-owned subsidiary of the Company.

On December 30, 2022, we entered into a stock purchase agreement with Mr. Leong Yee Ming, the previous Chief Executive Officer of the Company (the “Purchaser”), pursuant to which the Company sold to the Purchaser all issued and outstanding shares of Aelora Sdn Bhd (“ASB” and formerly known as Vitaxel Sdn Bhd) and Vitaxel Online Mall Sdn Bhd (“Vionmall”, and together with ASB, the “Former Subsidiaries”). The Company sold the Former Subsidiaries for an aggregate purchase price of RM4,500,002 (the “Purchase Price”), with RM4,500,000 allocated for the purchase price of ASB and RM2 for the purchase of Vionmall. The Purchase Price was paid by the Purchaser’s assumption of a certain amount of intercompany debt owed by the Company to ASB. Pursuant to the terms of the agreement, the Company and ASB assigned, and the Purchaser’s assumed, that portion of intercompany debt equal to the Purchase Price and in full satisfaction of the Purchase Price. Following the completion of the disposal of the Former Subsidiaries to the Purchaser on the same day, ASB and Vionmall ceased to be the subsidiaries of the Company as of December 30, 2022.

On October 11, 2023, we entered into an Asset Conveyance Agreement (the “Purchase Agreement”) with CICO Digital Solutions Limited, a British Columbia company (“CICO” and a related party company that has a common control by a major shareholder of the Company). The Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of CICO (the “Assets”) related to CICO’s business of providing a service platform and software application for payment services from CICO. As consideration for the transfer and sale of the Assets, the Company issued CICO 10,000,000 restricted shares of common stock of the Company, par value $0.01 per share, as adjusted for the 1-for-10 reverse split (the “Shares”).

On December 27, 2023, the Company and CICO mutually and voluntarily agreed to unwind the transaction contemplated by the Purchase Agreement. Upon termination, each of the parties to the Purchase Agreement were relieved of their respective rights, liabilities, expenses and other obligations under the Purchase Agreement. In connection therewith, CICO transferred the Shares back to the Company for cancellation upon receipt. The Shares were cancelled and removed from the Company’s issued and outstanding shares of common stock on January 30, 2024.

The diagram below illustrates our current corporate structure:

Risk Factor Summary

Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities. Among these important risks are the following:

Risks Related to Our Business and Industry

●	We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow down as our business matures.

●	Impairment of goodwill may adversely impact future results of operations.
●	Substantial and increasing competition, both within our industry and from other payment methods, and disintermediation from other participants in the payment chain may harm our business.
●	Interruption or failure of our information technology and communications systems could impair our operations, which could also damage our reputation and harm our results of operations.
●	Cybersecurity risks, including cyber-attacks, data breaches, and system vulnerabilities could adversely affect our business and disrupt our operations.
●	Our reliance on the platform and internal systems from third parties may adversely affect our business operations and financial results.
●	If we cannot retain our key personnel, our business, financial condition and results of operations may be adversely affected.
●	In a dynamic industry like ours, the ability to attract, recruit, develop and retain qualified employees is critical to our success and growth. If we are not able to do so, our business and prospects may be materially and adversely affected.

●	If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.
●	The financial technology industry in which we operate is characterized by rapid technological changes, new product introductions, evolving industry standards and changing customer needs.

Risks Related to Our Intellectual Property

●	If we are unable to successfully obtain, maintain, protect, enforce, or otherwise manage our intellectual property and proprietary rights, we may incur significant expenses, and our business may be adversely affected.
●	Claims by others that we have infringed their proprietary technology or other intellectual property rights could harm our business.
●	If we are unable to obtain or fail to comply with the required licenses to operate our business or experience disputes with licensors or disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.
●	Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Risks Related to Regulation

●	Complex and enhanced regulatory oversight in the banking and financial services industry could adversely affect our operations or our relationships with our banking partners.

●	We are subject to chargeback and refund liability risk when our merchants refuse to or cannot reimburse chargebacks and refunds resolved in favor of their customers. Any increase in chargebacks and refunds not paid by our merchants may adversely affect our business, financial condition or results of operations.

●	We are subject to costs and risks associated with new or changing laws and regulations and governmental action affecting our business.

●	Changes in tax law, changes in our effective tax rate or exposure to additional tax liabilities could affect our profitability and financial condition.

●	Transfer pricing rules may result in increased tax costs.

●	New and evolving regulations in respect of the protection of personal data and any failure to comply with these regulations could have a material adverse effect on our business and financial condition.
●	We collect, process, store, and use data, including personal information, which subjects us to governmental regulation and other legal obligations, including EU financial services regulation, particularly related to privacy, data protection and information security, marketing, and consumer protection laws across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business and/or result in reputational harm, loss of customers, material financial penalties and legal liabilities.
●	We may not be able to continue to expand our share of the existing payment processing markets or expand into new markets, which would inhibit our ability to grow and increase our profitability.
●	We are subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations.
●	We may be subject to further queries or requests regarding the SEC Subpoena.

Risks Related to Our Common Stock and This Offering

●	If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
●	We presently do not intend to pay cash dividends on our common stock.
●	If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.
●	The price of our stock may be volatile, and you could lose all or part of your investment.

●	Even if our common stock is listed on Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a delisting of our common stock.
●	Certain shareholders may exercise significant control over our business policies.
●	The requirements of being a public company are expensive and administratively burdensome.
●	Anti-takeover provisions in our Articles of Incorporation and Bylaws and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.
●	Our Articles of Incorporation allow for our board of directors to create new series of preferred stock without further approval by our shareholders which could adversely affect the rights of the holders of our common stock.
●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.
●	Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan or otherwise, could result in dilution of the percentage ownership of our shareholders and could cause our stock price to fall.
●	Our common stock may be subject to the “penny stock” rules of the SEC, which may make it more difficult for shareholders to sell our common stock.
●	We have never paid cash dividends on our capital stock and do not anticipate paying dividends in the foreseeable future.

Proposed Changes to Our Capital Structure

We plan to effect a 1-for-10 reverse split of our outstanding shares of common stock prior to the date of this prospectus. No fractional shares will be issued in connection with the reverse stock split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The conversion and/or exercise prices of our issued and outstanding convertible securities, including shares issuable upon exercise of outstanding stock options and warrants, and conversion of our outstanding convertible notes will be adjusted accordingly. All information presented in this prospectus assumes the 1-for-10 reverse split of our outstanding shares of common stock, and unless otherwise indicated, all such amounts and corresponding conversion price and/or exercise price data set forth in this prospectus have been adjusted to give effect to the assumed reverse stock split.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934 as amended (the “Exchange Act”). We may continue to be a smaller reporting company so long as either (i) the market value of our common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

Our principal executive office is located at M Floor & 1st Floor, No. 33, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia, and our telephone number is +603 9226 0908.

Our website is www.fintechcashier.com. Information provided on, or accessible through, our website, however, is not part of this prospectus and is not incorporated herein by reference.

THE OFFERING

Common stock offered by us:	___ shares of common stock

Common stock outstanding prior to this Offering:	___ shares of common stock

Common stock to be outstanding immediately after this Offering:	___ shares (__ shares if the underwriters exercise their option to cover over-allotments, if any)

Over-allotment Option:	We have granted the underwriters an option for a period of 45 days from the date of this prospectus to purchase up to an additional __ shares of common stock, representing 15% of the shares of common stock sold in the offering at a purchase price per additional share of common stock equal to the public offering price per share of common stock, less the underwriting discount.

Representative’s Warrant:	We have agreed to issue Spartan Capital Securities, LLC, the representative of the underwriters in this offering, a warrant to issue the number of shares of common stock equal to 5.0% of the shares of common stock being offered in this offering (the “Representative’s Warrant”). The Representative’s Warrant will be exercisable at any time, and from time to time, in whole or in part, commencing on a date that is 180 days after the commencement of sales of the share of common stock in this offering and expiring four and a half years from the date of the commencement of sales at an exercise price of $[●] (120% of the offering price per share). See “Underwriting.”

Lock-up Agreements:	We have agreed with the underwriters not to sell additional equity securities for a period of 180 days after the effective date of this Offering. Our directors and officers have agreed with the underwriters not to offer for sale, sell, contract to sell, pledge or otherwise dispose of any of their shares of our common stock or securities convertible into our common stock, subject to certain exceptions, for a period of 180 days after the date of this prospectus, which restriction may be waived in the discretion of the Representative.

Use of Proceeds:

We estimate that the net proceeds from this offering will be approximately $       million, assuming a public offering price of $_______, based on the last sale price of our common stock as reported on the OTC Pink Market of the OTC Markets Group (the “OTC”) on             , 2024 or approximately $       million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for continuing operating expenses and working capital. See “Use of Proceeds.”

Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” starting on page ______ of this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Trading Symbol/Nasdaq Listing Application:

Our common stock is currently quoted on the OTC Pink Market under the trading symbol “FINR.”

We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “FINR.” However, no assurance can be given that our listing application will be approved. If Nasdaq does not approve our listing application, we will not consummate this offering.

Except as otherwise indicated herein, all information in this prospectus reflects or assumes:

●	a one-for-ten share reverse stock split of our common stock to be effected on ________, 2024;

●	no exercise of the underwriters’ option to purchase up to an additional [ ] shares of our common stock to cover over-allotments, if any; and

●	the cancellation, on January 30, 2024, of the 10,000,000 shares that were issued to CICO for the acquisition of assets.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables summarize consolidated financial data for the periods indicated. We have derived the consolidated statement of operations data for the years ended December 31, 2023, and 2022. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary of financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes and other information included elsewhere in this prospectus.

Consolidated Statement of Operations Data:

	For the Years Ended December, 31
	2023	2022
REVENUE	$2,420,184	$3,084,279

COST OF REVENUE	(688,630)	(430,281)

GROSS PROFIT	1,731,554	2,653,998

OPERATING EXPENSES
Selling expense	—	(9,790)
General and administrative expenses	(3,415,786)	(1,863,982)
Impairment of goodwill	(39,136,871)	—
Total Operating Expenses	(42,552,657)	(1,873,772)

PROFIT/(LOSS) FROM OPERATIONS	(40,821,103)	780,226

OTHER INCOME / (EXPENSE), NET
Other income	397,532	5,531,606
Other expense	(73,660)	(387,805)
Total other income / (expense), net	323,872	5,143,801
NET INCOME / (LOSS) BEFORE TAX	(40,497,231)	5,924,027

Income tax	(165,485)	(5,057)
NET INCOME / (LOSS)	$(40,662,716)	$5,918,970

Loss attributable to non-controlling interest	913	—
NET INCOME / (LOSS) FOR THE PERIOD	(40,661,803)	5,918,970

OTHER COMPREHENSIVE INCOME / (LOSS)
Foreign currency translation adjustment	3,404	308,288

TOTAL COMPREHENSIVE INCOME / (LOSS)	$(40,658,399)	$6,227,258

Weighted average number of common shares outstanding - basic and diluted	298,742,643	198,742,643

Net income / (loss) per share - basic and diluted	$(0.14)	$0.03

Consolidated Balance Sheet Data:

	December 31, 2023

	Actual	As Adjusted (1)

Cash and cash equivalents	$3,765,959
Working capital	$1,591,522
Total assets	$21,078,344
Total stockholders’ equity	$18,322,482

(1) On an as adjusted basis giving effect to the sale by us of ________ shares of common stock at an assumed public offering price of $_____ per share in this offering (based on the last reported sale price of $____ per share of our common stock as reported on the OTC Pink Market on ___, 2024) after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and information below and elsewhere in this prospectus, including our consolidated financial statements and the related notes thereto, before making an investment decision. We describe risks below that we currently believe are the material risks of our business, our industry and our securities. These are not the only risks we face. We are subject to risks that are currently unknown to us, or that we may currently believe are remote or immaterial. If any of these risks or events occurs, our business, financial condition and operating results could be harmed. In that case, the trading price of our securities could decline, and you might lose all or part of your investment in our securities.

Risks Related to Our Business and Industry

We have a limited operating history with financial results that may not be indicative of future performance, and our revenue growth rate is likely to slow down as our business matures.

As a result of our limited operating history, we have limited financial data that can be used to evaluate our current business, and such data may not be indicative of future performance. In particular, we have experienced periods of high revenue growth since we began selling our products and services, and we do not expect to be able to maintain the same rate of revenue growth as our business matures. In addition, estimates of future revenue growth are subject to many risks and uncertainties, and our future revenue may be materially lower than projected.

We have encountered, and expect to continue to encounter, risks and difficulties frequently experienced by growing companies, including challenges in financial forecasting accuracy, hiring of experienced personnel, hiring of technology employees, determining appropriate investments, developing new products and features, assessing legal and regulatory risks, among others. Any evaluation of our business and prospects should be considered in light of our limited operating history, and the risks and uncertainties inherent in investing in early-stage companies.

Impairment of goodwill may adversely impact future results of operations.

Accounting standards require that we account for acquisitions using a method that could result in goodwill. If the purchase price of the acquired assets exceeds the fair value of the acquired net assets, the excess will be included in our Statement of Financial Condition as goodwill. We have a significant goodwill balance, and in accordance with GAAP, we evaluate it for impairment at least annually and more often if events or circumstances indicate the possibility of impairment. Evaluations may be based on many factors, some of which are the price of our common stock, discounted cash flow projections and data from comparable market acquisitions. A significant and sustained decline in our stock price and market capitalization, a significant decline in our expected future cash flows, a significant adverse change in the business climate or slower growth rates could result in impairment of our goodwill. Future evaluations of goodwill may result in the impairment and write-down of our goodwill balance which could have a material adverse impact on our earnings and adversely affect our operating results.

Our independent auditors have issued an audit opinion for our company, which includes a statement in the critical audit matters, describing the impairment of goodwill and its financial implications.

In their audit report included in this prospectus, our auditors expressed any further goodwill impairment will cause a significant adverse financial impact on the Company. Furthermore, the Company generate losses for the year 2023 and the Company cannot guarantee that it will generate profits in the future. The impact of the goodwill impairment and the losses generated by the Company could raise substantial doubt about the Company’s ability to continue as a going concern and this may significantly affect the stock price of the Company

If we cannot keep pace with rapid developments and changes in our industry and continue to acquire new merchants and partners rapidly, the use of our services could decline, reducing our revenue.

The electronic payments market in which we compete is subject to rapid and significant changes. This market is characterized by rapid technological change, new product and service introductions, evolving industry standards, changing client needs, consolidation and the entrance of non-traditional competitors. In order to remain competitive and continue to acquire new merchants and partners rapidly, we are continually involved in a number of projects to develop new services and improve our existing services. These projects may not be successful and carry some risks, such as cost overruns, delays in delivery, performance problems and lack of client adoption, and may cause us to become subject to additional regulation. Moreover, the merchant base that we target is varied and non-geographically bound or restricted by scale, making it more challenging to predict demand for our offerings. Any inability to develop or delay in the delivery of new services or the failure to differentiate our services or to accurately predict and address market demand could render our services less desirable, or even obsolete, to our clients. In addition, many current or prospective customers may find competing services more attractive if we do not keep pace with market innovation, and many may choose to switch to competing services even if we do our best to innovate and provide superior services.

We rely in part, and may in the future rely in part, on third parties, including some of our competitors and potential competitors, for the development of and access to new technologies. If we are unable to maintain these relationships, we may lose access to new technologies or may not have the speed-to-market necessary to launch new offerings successfully.

Our future success will depend on our ability to adapt to technological changes and evolving industry standards. We cannot predict the effects of technological changes on our business. If we are unable to adapt to technological changes or evolving industry standards on a timely and cost-effective basis by introducing new services and improving existing services, our business, financial condition, and results of operations could be materially adversely affected.

Substantial and increasing competition, both within our industry and from other payment methods, and disintermediation from other participants in the payment chain may harm our business.

The market for payment processing services is highly competitive. Other providers of payment processing services have established a sizable market share in the merchant acquiring sector. Our growth will depend on a combination of the continued growth of electronic payments and our ability to increase our market share.

Our competitors include traditional merchant acquirers such as financial institutions, affiliates of financial institutions and global payment providers, as well as local payment providers. These competitors and other industry participants may develop products and services that compete with or replace our value-added products and services, including products and services that enable payment networks and banks to transact with consumers directly.

Many of our competitors, particularly those affiliated with large financial institutions, also have substantially greater financial, technological, operational, and marketing resources than we have. Accordingly, these competitors may be able to offer their products and services at more competitive prices. As a result, we may need to reduce our fees or otherwise modify the terms of use of our products and services to retain existing clients and attract new ones. If we are required to materially reduce our fees to remain competitive, we will need to aggressively control our costs to maintain our profit margins, and our revenue may be adversely affected. Our risk management team monitors our client relationships and we have at times terminated, and may continue to terminate, client relationships that may no longer be profitable to us due to such pricing pressure. Moreover, our competitors may have the ability to devote significantly more financial and operational resources than we can to the development of new products, services or new technologies or to acquire other companies or technology so that they can provide improved operating functionality and features to their existing service offerings. If successful, their efforts in this regard could render our products or services less desirable to clients, resulting in the loss of existing clients, an inability to obtain new clients, or a reduction in the fees we could generate from our offerings.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

In addition, we are currently facing new competitive pressure from non-traditional payment processors and other parties entering the payments industry, which may compete in one or more of the functions performed in processing merchant transactions. These competitors have significant financial resources and robust networks and are highly regarded by consumers. If these competitors gain a greater share of total electronic payments transactions, or if we are unable to successfully react to changes in the industry spurred by the entry of these new market participants, then it could have a material adverse effect on our business, financial condition and results of operations.

Interruption or failure of our information technology and communications systems could impair our operations, which could also damage our reputation and harm our results of operations.

Our success and ability to process payments and provide high quality client service depend on the efficient and uninterrupted operation of our computer and information technology systems, as our merchant customers expect a consistent level of quality in providing our services. Any failure of our computer systems and information technology to operate effectively or to integrate with other systems, performance inadequacy or breach in security may cause interruptions in the availability of our sites, delays in payment processing and reduced efficiency of our operations. Factors that could occur and significantly disrupt our operations include system failures and outages caused by fire, floods, earthquakes, power loss, telecommunications failures, sabotage, vandalism, terrorist attacks and similar events, software errors, computer viruses, worms, physical or electronic break-ins and similar disruptions from unauthorized tampering with our computer systems and payments platform. While we have certain backup systems and basic recovery plans for certain aspects of our operations and business processes, we do not have full redundancy in our infrastructure and our planning does not account for all possible scenarios, and requires further development, review and updates. Any disruptions or service interruptions that affect our systems could damage our reputation, require us to spend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. Certain of our agreements with third-party service providers do not require those providers to indemnify us for losses resulting from any disruption in service. Furthermore, certain critical processes, such as hosting, cloud and other IT related services, rely on single vendors or components without built-in redundancy. Accordingly, we are exposed to potential single point of failure issues that could lead to service interruptions. Any such disruptions could materially adversely affect our results of operations.

In addition, our platform and internal systems rely on software developed by us or third parties that is highly technical and complex, and depend on the ability of such software to store, retrieve, process and manage large amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected programming errors or flaws. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for companies or end users using any elements of our platform, disruptions to the operations of our merchants, errors, or compromise our ability to support effective user service and user engagement or make us susceptible to cybersecurity breaches and attacks, or delay introductions of new features or enhancements. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation and loss of users, which could adversely affect our business, results of operations and financial conditions.

Cybersecurity risks, including cyber-attacks, data breaches, and system vulnerabilities could adversely affect our business and disrupt our operations.

We rely heavily on our platform and internal systems rely on software developed by us or third parties for the effective operation of our business. We routinely collect, receive, process, and store personal information and sensitive data via our information technology systems, including intellectual property and other proprietary information about our business and that of our customers, employees, suppliers, business partners, and others. These information technology systems are subject to damage or interruption from a number of potential sources, including, but not limited to, natural disasters, destructive or inadequate code, malware, bugs, viruses, system vulnerabilities, power failures, phishing attacks, denial-of-service attacks, cyber-attacks, internal negligence, malfeasance, or other events.

Cyber-attacks are increasing in number and sophistication, are well-financed, in some cases supported by state actors, and are designed to not only attack, but also to evade detection. Since the techniques used to obtain unauthorized access to systems and data, or to otherwise sabotage them, change frequently and are often not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Accidental or willful security breaches or other unauthorized access to our information technology systems or the systems of our third-party service providers, or the existence of computer viruses, malware (such as ransomware), or vulnerabilities in our or their data or software could expose us to a risk of information loss, business disruption, or misappropriation of proprietary and confidential information, including information relating to our products or customers or the personal information of our employees or third parties. Despite our internal controls and investment in security measures, we have in the past, and may again in the future, be subject to cyber-attacks or unauthorized network intrusions. These events, should they occur, could disrupt our business and result in, among other things, unfavorable publicity, damage to our reputation, loss of our trade secrets and other competitive information, litigation by affected parties and possible financial obligations for liabilities and damages related to the theft or misuse of such information, significant remediation costs, disruption of key business operations, and significant diversion of our resources, as well as fines and other sanctions resulting from any related breaches of data privacy laws and regulations, any of which could have a material adverse effect on our business, profitability, and financial condition.

In addition, despite our internal controls and processes, malicious code, and cybersecurity vulnerabilities in our products and services may expose our customers to cyberattacks and other security risks, which may result in claims, regulatory action, or reputational damage. While we may be entitled to damages if an adverse event arises from our third-party service providers’ failure to perform under their agreements with us, any award may be insufficient to cover the actual costs incurred by us and, as a result of a service provider’s failure to perform, we may be unable to collect any damages. Although to date no such cyber security incidents have had a material adverse impact on our business, we cannot guarantee that future incidents or breaches will not have a materially adverse impact on our business.

We may in the future incur significant costs in order to implement, maintain, and/or update security systems that are designed to protect our information technology systems and the design of our products and services, and we may miscalculate the level of investment necessary to protect our systems adequately. Since the techniques used to obtain unauthorized access or to sabotage systems change frequently and are often not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

To the extent that any system failure, known or unknown vulnerability, incident or security breach results in material disruptions or interruptions to our operations or the theft, loss, unauthorized access or disclosure of, or damage to our data (including personal information) or confidential information, including our intellectual property, or exposes our customers to cybersecurity threats and attacks, our reputation, business, results of operations, and/or financial condition could be materially adversely affected.

Our reliance on the platform and internal systems from third parties may adversely affect our business operations and financial results.

The use of the third-party software and reliance on third-party platform services may adversely affect our business operations and financial results. For example, we are dependent on our relationship with a third-party platform provider to provide us with a platform that facilitates transactions across various payment options, acquiring processors, and jurisdictions, and also facilitates user management services from onboarding to monitoring transactions and customer data. If the platform is unavailable or our users are unable to proceed with transactions through the platform within a reasonable amount of time or at all, our business could be harmed.

If we experience an interruption in platform for any reason, our services would similarly be interrupted. An interruption in our services to our customers could cause our customers unable to process the payment, which could have a material adverse effect on our business, operations, financial results, customer relationships, and reputation.

If we cannot retain our key personnel, our business, financial condition and results of operations may be adversely affected.

We are dependent upon the ability and experience of our senior leadership, including the President of our Fintech subsidiary, who have substantial experience with our operations, the rapidly changing payment processing industry, and emerging markets. It is possible that the loss of the services of one or a combination of our senior executives or key managers, including key executive officers, could have a material adverse effect on our business, financial condition, and results of operations.

In a dynamic industry like ours, the ability to attract, recruit, develop and retain qualified employees is critical to our success and growth. If we are not able to do so, our business and prospects may be materially and adversely affected.

Our business functions at the intersection of rapidly changing technological, social, economic and regulatory developments that require a wide-ranging set of expertise and intellectual capital. In order for us to successfully compete and grow, we must attract, recruit, develop and retain the necessary personnel who can provide the needed expertise across the entire spectrum of our intellectual capital needs. In addition, we must also develop our personnel to provide succession plans capable of maintaining continuity in the midst of the inevitable unpredictability of human capital. However, the market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors, particularly in the technology business. We must continue to hire additional personnel to execute our strategic plans. Our effort to retain and develop personnel may also result in significant additional expenses, including option grants, which could adversely affect our profitability. We cannot make any assurances that qualified employees will continue to be employed or that we will be able to attract and retain qualified personnel in the future. Failure to retain or attract key personnel could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to economic and political risk, the business cycles and credit risk of our clients and volatility in the overall level of consumer, business and government spending.

The electronic payments industry depends heavily on the overall level of consumer, business and government spending. This spending depends on worldwide economic and geopolitical conditions. Key international economies have experienced cyclical downturns from time to time in which economic activity was impacted by falling supply or demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, inflation, volatility in credit, equity and foreign exchange markets, bankruptcies, pandemics such as COVID-19, and overall economic uncertainty. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. The current deterioration in general economic conditions both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, inflation and efforts to control further inflation, including rising interest rates, bank failures, international trade relations, political turmoil, including the conflict in Israel and the surrounding area and the ongoing conflict between Russia and Ukraine, potential U.S. federal government shutdowns, natural catastrophes, warfare, and terrorist attacks may adversely affect consumer spending, consumer debt levels and credit and debit card usage, and as a result, adversely affect our financial performance by reducing the number or average purchase amount of transactions made using electronic payments. If our customers make fewer sales of their products and services using electronic payments or people spend less money per transaction, we will have fewer transactions to process and lower overall volume, resulting in lower revenue.

We may not realize the expected benefits of our recent acquisitions because of integration difficulties and other challenges.

The success of our recent share exchanges will depend, in part, on our ability to realize the anticipated revenue, cost-savings, tax, collaboration and other synergies from integrating our two recent acquisitions with our existing business. The integration process may be complex, costly, and time-consuming. The difficulties of integrating the operations could include, among others:

●	failure to implement our business plan for the combined business;

●	unanticipated issues in integrating logistics, information, communications, and other systems;

●	unanticipated changes in applicable laws and regulations;

●	negative impacts on our internal control over financial reporting accounting; and

●	other unanticipated issues, expenses, or liabilities that could impact, among other things, our ability to realize any expected synergies on a timely basis, or at all.

We may not accomplish the integration smoothly, successfully, or within the anticipated costs or time frame. The diversion of the attention of management from our current operations to the integration effort and any difficulties encountered in combining operations could prevent us from realizing the full benefits anticipated to result from the share exchanges and could adversely affect our business. In addition, the integration efforts could divert the focus and resources of the management of the Company from other strategic opportunities and operational matters during the integration process.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. From time to time, we may seek additional financing to provide the capital required to expand the production of our business operation and development initiatives and/or working capital, as well as to repay outstanding loans if cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements.

If we do not raise sufficient capital to fund our ongoing development activities, it is likely that we will be unable to carry out our business plans. We may not be able to obtain additional financing on terms acceptable, or at all. Even if we obtain financing for near term operations, we may require additional capital beyond the near term. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

The financial technology industry in which we operate is characterized by rapid technological changes, new product introductions, evolving industry standards and changing customer needs.

We are a relatively new company in the financial technology industry, and we compete with many established centralized and decentralized companies with greater financial and other resources. The industry continues to grow as a result of wider merchant acceptance, advances in payment solutions and digital processing technology, and migration to e-commerce, omnichannel and contactless payment solutions. The increase of credit and debit cards, as well as other digital payment solutions, has made the acceptance of digital payments a necessity for many businesses, regardless of size, in order to remain competitive. The COVID-19 pandemic has further accelerated the use of digital payments, the need for the development of technologies and digital-based solutions and expansion of e-commerce, omnichannel and contactless payment solutions. To remain competitive in this industry with constantly evolving standards, we need to develop new platforms, e-commerce services and other new products. Such projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems. In the payment solution technology markets, these risks are even more acute. Any delay in the delivery of new services or the failure to differentiate services could render our services less desirable to our clients. In addition, since the payment solution services provided by us are designed to process complex transactions at high volumes and processing speed and deliver reports and other information on those transactions, any failure to deliver an effective and secure product or any performance issue that arises with a new product or service could result in significant processing or reporting errors or other losses. As a result of these factors, our development efforts could result in higher costs that could reduce our earnings in addition to a loss of revenues if new services are not delivered timely to our customers or do not perform as anticipated. If we are not able to respond to our competitors effectively, our business, operating results, and financial condition may be adversely affected.

We may experience software defects, undetected errors, and development delays, which could damage client relations, decrease our potential profitability and expose us to liability.

We depend on the efficient and uninterrupted operation of our computer systems, software, telecommunications networks, as well as the systems and services of third parties. The services provided by us are based on software and computing systems that may often encounter development delays, and the underlying software may contain undetected errors, viruses or defects. Defects in these software services and errors or delays in the processing of digital transactions could result in additional development costs, diversion of technical and other resources from other development efforts, loss of credibility with current or potential clients, may harm our reputation and expose it to liability claims. A system outage or data loss in these services could have a material adverse effect on the business, financial condition, results of operations and cash flows. In addition, we rely on technologies and software supplied by third parties that may also contain undetected errors, viruses or defects that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Failure to deal effectively with various types of fraud could materially adversely affect our reputation and our business, results of operations and financial condition, and could severely diminish merchant confidence in our services.

Various third parties and internal parties may engage in a variety of fraudulent activity against us using our platform, the components of our platform, or our alternative payment methods, or APM. For example, a party may knowingly use a stolen or counterfeit credit, debit or prepaid card, card number, or other credentials to record a false sales transaction or process an invalid card. A merchant representative, agent or FinTech employee could submit changes in bank account details, thereby resulting in a settlement of funds to inappropriate persons. Bank employees could engage in fraud in respect of our bank accounts and make illicit withdrawals of our funds or our clients’ funds, or third parties could impersonate our employees or our clients to gain access to our bank accounts. Alternatively, our employees could knowingly process unauthorized changes to bank account details or provide or change such details after falling victim to scamming attempts (such as phishing emails or a fraudulent call posing as FinTech management, requesting an unauthorized payment of funds or access to information systems), which could also result in a settlement of funds to inappropriate persons. Moreover, our internal controls may not be sufficient to prevent such actions, especially given our rapid growth across a variety of jurisdictions.

Criminals are using increasingly sophisticated methods to engage in illegal fraudulent activities. We also face risks and increasingly receive complaints from buyers and sellers who may not have received the goods, or have not received the goods that were advertised, that they had contracted to purchase or payment for the goods that a buyer had contracted to purchase that was paid for using our platform, including as a result of merchant fraud or user fraud, which may subject us to reputational damage and adversely affect our brand and business. In addition, in some of the jurisdictions where we operate, regulatory authorities or courts may freeze or block access to our accounts in response to consumer complaints, which may have a material adverse effect on our business and financial condition.

It is possible that incidents of fraud could increase in the future, and our failure to catch such incidents may result in sanctions and/or fines from regulators, lawsuits, contract disputes with counterparties or merchants, and a decline in our reputation. We have taken measures to detect and reduce the risk of these types of fraud, but such measures must be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new services offerings. If our fraud prevention measures do not succeed, our business, reputation, brands, financial condition and results of operations could be materially adversely affected.

Our controls and procedures may fail or be circumvented, our risk management policies and procedures may be inadequate, and operational risks could adversely affect our consolidated results of operations.

We have a limited operating history and are developing various controls, procedures, policies and systems to monitor and manage risk. We cannot provide assurance that those controls, procedures, policies and systems are or will be adequate to identify and manage internal and external risks, including risks related to service providers, in our various businesses. We believe that any internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual rogue acts of some persons, including our employees, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, violations of our controls, procedures, policies and systems and misstatements due to error or fraud may occur and not be detected.

For example, failure to comply with the various foreign exchange regulations could result in liability under applicable law for circumventing applicable foreign exchange restrictions, procedures or governmental requirements. In addition, assessing the regulatory landscape for offering new products and services or expanding into new jurisdictions is complex, and we may not accurately assess the regulatory requirements or develop the necessary controls and procedures applicable to new products or services that we offer or that may be applicable to new jurisdictions where we seek to operate. As a result, our business operations and/or our ability to distribute profits could be materially and adversely affected. Furthermore, as foreign exchange regulations, especially in emerging markets, are still relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities.

The risk of individuals, either employees or contractors, engaging in harmful or misleading conduct, whether unintentional or intentional, such as consciously circumventing established control mechanisms to perform unauthorized or illegal transactions or otherwise exceed transaction limitations and restrictions, committing fraud or improperly selling products or services to clients, is particularly challenging to manage through a control framework. In addition, we are subject to increased resiliency risk, requiring continuous reinvestment, enhancement and improvement in and of our information technology and operational infrastructure, controls and personnel which may not be effectively or timely deployed or integrated. Moreover, the financial and reputational impact of control or conduct failures can be significant. Persistent or repeated issues with respect to controls, information technology and operational resiliency or individual conduct have raised and may in the future raise concerns among regulators regarding our culture, governance and control environment. There can be no assurance that our efforts to address such risks will be effective. While we seek to contractually limit our financial exposure to operational risk, the degree of protection that we are able to achieve varies, and our potential exposure may be greater than the revenue we anticipate that we will earn from servicing our merchants.

Internal control policies and procedures and employee training and compliance programs that we have implemented to deter prohibited practices may not be effective in prohibiting our and our affiliates’ directors, employees, contractors or agents from violating or circumventing our policies and the law. If we or our affiliates, or either of our respective directors, employees or agents fail to comply with applicable laws or policies governing our operations, we may face investigations, prosecutions and other legal proceedings and actions, which could result in civil penalties, administrative remedies and criminal sanctions. Any such government investigations, prosecutions or other legal proceedings or actions could adversely affect our business, performance, prospects, value, financial condition, and results of operations

We compete with companies that have various competitive advantages.

Many innovative start-up companies and larger companies have made, and continue to make, significant investments in research and development, and we expect these companies to continue to develop similar or superior products and technologies that may compete with our products and services. We compete with many companies that have and expected to have various competitive advantages over us, such as:

●	greater name recognition, longer operating histories, larger customer bases, and larger market shares;

●	larger sales and marketing budgets and organizations;

●	more established marketing, banking, and compliance relationships;

●	greater resources to make acquisitions;

●	lower labor, compliance, risk mitigation, and research and development costs;

●	larger and more mature intellectual property portfolios;

●	substantially greater financial, technical, and other resources; and

●	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings.

If we are unable to compete successfully, or if competing successfully requires it to take costly actions in response to the actions of our competitors, our business, operating results, and financial condition could be adversely affected.

Any factors that reduce cross-border trade in goods or services or make such trade more difficult could harm our business.

Cross-border trade of goods and/or services (i.e., transactions where the merchant and consumer are in different countries) is an important source of our revenues and profits. Cross-border transactions generally provide higher revenues and operating income than similar transactions that take place within a single country or market.

Cross-border trade may be negatively impacted by various factors, including regional or international tensions, trade wars or international conflicts of any kind, foreign currency exchange rate fluctuations, and the interpretation and application of laws of multiple jurisdictions in the context of cross-border trade and foreign exchange. Moreover, governmental authorities in certain countries may decide to block some or all of our merchants, which could significantly disrupt our operations in such countries. Any factors that increase the costs of cross-border trade for us, our customers or their end users or that restrict, delay, or make cross-border trade more difficult or impractical, such as trade policy or higher tariffs, could reduce our cross-border transactions and volume, negatively impact our revenues and profits, and harm our business.

Risks Related to Our Intellectual Property

If we are unable to successfully obtain, maintain, protect, enforce, or otherwise manage our intellectual property and proprietary rights, we may incur significant expenses, and our business may be adversely affected.

Our success depends in part, and we place considerable emphasis, on obtaining, maintaining, protecting and enforcing relevant intellectual property and proprietary rights, which may include patent, design, utility model, trademark, copyright and trade secret protection, as well as regulatory exclusivity periods and confidentiality agreements (collectively, “IP Rights”). We cannot be sure that our means of obtaining, maintaining and enforcing our IP Rights in the United States or abroad will be adequate to protect such rights against infringement, misappropriation or other violation. We may not receive protection for pending or future applications relating to IP Rights owned by or licensed to us, and the scope of protection granted under any issued or registered IP Rights may not be sufficiently broad to protect our technology, products, services, systems, brands, trademarks or information. Also, because of the rapid pace of technological change in our industry, aspects of our business and our products and services rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. Moreover, the laws of certain jurisdictions, including emerging countries, do not protect IP Rights to the same extent as the laws of the United States. If we cannot adequately obtain, maintain, protect or enforce our IP Rights, third parties may be able to compete more successfully against us and develop and commercialize substantially identical products, services or technologies, which could have a material adverse effect on our business, financial condition or results of operations.

Third parties may challenge, invalidate, circumvent, infringe or misappropriate our IP Rights, and such IP Rights may be lost or no longer sufficient to permit us to take advantage of current market trends or to otherwise provide competitive advantages, which could result in costly redesign efforts, discontinuance of certain service offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our products and services or design around our IP Rights, and in such cases, we could not assert our IP Rights against such parties. Moreover, third parties may infringe, misappropriate or otherwise violate IP Rights owned or licensed by us and we may assert claims against such third parties to enforce, or determine the scope and enforceability of, our IP Rights, which could result in lengthy litigation or other proceedings and could cause a diversion of resources and may not prove successful. Such third parties could also counterclaim that any IP Rights we assert are invalid or unenforceable and if such counterclaims are successful, we could lose valuable IP Rights.

We rely heavily on trade secrets and proprietary know-how to protect our products, services and technology and their development and commercialization, and rely in part on confidentiality agreements with suppliers and other partners, employees, independent contractors and consultants. However, we cannot guarantee that we have entered into such agreements with each party that has or may have had access to our trade secrets. Moreover, these agreements may be breached, and we may not have or be able to enforce adequate remedies for any such breach. There is also no guarantee that these agreements or other precautions will provide sufficient protection against any unauthorized access, use or misuse, misappropriation, counterfeiting, cloning, reverse engineering or disclosure of any of our trade secrets, proprietary know-how and any other information or technology. Trade secrets can be difficult to protect and some courts inside and outside of the United States are unwilling or less willing to protect trade secrets as compared to other forms of intellectual property. Defending against unauthorized access, use or misuse, misappropriation, counterfeiting, cloning, reverse engineering or disclosure of our technology, trade secrets, proprietary know-how and other IP Rights and technology may result in lengthy and expensive litigation or other proceedings with uncertain outcomes and cause significant disruption to our business and operations. If we are unable to obtain, maintain, protect or effectively enforce our IP Rights, it could impact the development, manufacture and commercialization of our products, services and solutions and have a material adverse effect on our business, financial condition or results of operations.

Claims by others that we have infringed their proprietary technology or other IP Rights could harm our business.

Our success depends, in part, on our ability to develop and commercialize our services and technologies without infringing, misappropriating or otherwise violating the IP Rights of third parties. However, we may not be aware that our products, services, solutions or technologies are infringing, misappropriating or otherwise violating third-party IP Rights, and such third parties may bring claims alleging such infringement, misappropriation or violation. Third parties may have issued, or may eventually issue, patents that could be infringed by our services or technology. Any of these third parties could make a claim of infringement against us with respect to our services or technology. We may also be subject to claims by third parties for breach of copyright, trademark, license usage or other IP Rights. When any such claims are asserted against us, we may seek to license the third party’s IP Rights, which could be expensive. We may be unable to obtain the necessary licenses on satisfactory terms, if at all. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims or could prevent us from registering our brands as trademarks. Even if we believe that intellectual property-related claims are without merit, defending against such claims is time-consuming and expensive, and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement also might require us to redesign affected services, enter into costly settlement or license agreements, pay costly damage awards, change our brands or face a temporary or permanent injunction prohibiting us from importing, marketing, selling or operating certain of our services, using certain of our brands or operating our business as presently conducted. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold our contractual obligations.

We may be subject to adverse publicity or reputational harm, even if claims against us are later shown to be unfounded or unsubstantiated. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have an adverse effect on the price of our common stock. The award of damages, including material royalty payments, or the entry of an injunction against the manufacture, import, marketing, sale or operation of some or all of our products or services, or our entry into any license or settlement agreement in connection with such claims could affect our ability to compete with third parties and have a material adverse effect on our business, financial condition and results of operations.

If we are unable to obtain or fail to comply with the required licenses to operate our business or experience disputes with licensors or disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We have entered into license agreements with third parties and may need to obtain additional licenses from our existing licensors and others to advance or allow commercialization of our solutions. It is possible that we may be unable to obtain any additional licenses at a reasonable cost or on reasonable terms, if at all. In that event, we may be required to expend significant time and resources to redesign our solutions or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If we are unable to do so, we may be unable to develop or commercialize the affected solutions, which could disrupt and adversely affect our business.

Disputes may arise regarding intellectual property, including software and data, that is subject to a licensing agreement, including the scope of rights granted under the license agreement and other interpretation-related issues. In addition, the agreements under which we currently license intellectual property or technology from third parties are complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology or increase what we believe to be our financial or other obligations under the relevant agreement. If these events were to occur, we may lose the right to continue to use and exploit such licensed intellectual property or technology in connection with our operations and solutions, which could have a material adverse effect on our business, financial condition and results of operations.

Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

We may also be subject to costly litigation in the event our services and technology infringe upon another party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our services or technology. We might employ individuals who were previously employed at other companies, including their competitors or potential competitors. Although we are trying to ensure that their employees and consultants do not use the proprietary information or know-how of others in their work, it may be subject to claims that it or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Any of these third parties could make a claim of infringement against us with respect to our services or technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to our management and other employees.

Risks Related to Regulation

Complex and enhanced regulatory oversight in the banking and financial services industry could adversely affect our operations or our relationships with our banking partners.

The financial services and banking industry is subject to extensive regulation and oversight. In light of increased regulatory oversight in recent years, a number of banks are continually examining their business relationships, and certain major national and international banks have already withdrawn from providing service to payments processing providers, especially in foreign exchange transactions. In certain markets, we rely on and may in the future rely on local, regional or global banks to process payments and conduct foreign exchange transactions in local currency, and we may not be able to obtain a license to directly operate in such markets in order to reduce our reliance on such banks. Changes in foreign exchange controls could make it difficult for us to engage in foreign exchange transactions or local regulators enforcing such regulations may use their power to slow or halt payments from global merchants to banks in emerging markets and vice-versa or otherwise prohibit us from providing payment services in a country or from expanding our services to include additional products. In addition, banks may be reluctant to transact or to accept certain transaction volumes due to different interpretations of the applicable foreign exchange, anti-money laundering and tax laws. If we are not able to complete foreign exchange and other transactions with certain banks due to enhanced regulation or different interpretations of the legal framework, our business could be materially adversely affected.

We are subject to chargeback and refund liability risk when our merchants refuse to or cannot reimburse chargebacks and refunds resolved in favor of their customers. Any increase in chargebacks and refunds not paid by our merchants may adversely affect our business, financial condition or results of operations.

We are currently, and will continue to be, exposed to certain risks associated with chargebacks and refunds in connection with payment card fraud or relating to the goods or services provided by our merchant customers. In the event that a billing dispute between a cardholder and a merchant is not resolved in favor of the merchant, including in situations in which the merchant customer is engaged in fraud, the transaction is typically “charged back” to the merchant and the purchase price is credited or otherwise refunded to the cardholder. In certain circumstances where we are unable to collect chargeback or refunds from the merchant’s account, or if the merchant refuses to or is unable to reimburse us for a chargeback or refunds due to closure, bankruptcy, or other reasons, we may bear the loss for the amounts paid to the cardholder. Our financial results would be adversely affected to the extent these merchants do not fully reimburse us for the related chargebacks. In addition, our exposure to these potential losses from chargebacks increases to the extent that we have provided working capital solutions to such merchants, as the full amount of the payment is provided up front rather than in installments. While most of our merchant agreements establish that the chargeback and refund liability risk is with the merchant, and would permit us to collect and retain reserves, we generally do not collect and maintain reserves from our merchants to cover these potential losses, and for customer relations purposes we sometimes decline to seek reimbursement for certain chargebacks. If we are unable to maintain our losses from chargebacks at acceptable levels, the payment network providers could fine us, increase our transaction fees, or terminate our ability to process payment cards. Any increase in our transaction fees or liability for incorrect charges could damage our business, and if we were unable to accept payment cards, our business would be negatively affected.

We are subject to costs and risks associated with new or changing laws and regulations and governmental action affecting our business.

We operate in a complex regulatory and legal environment and are subject to a wide variety of laws and regulations in the several jurisdictions in which we operate. Some of the laws and regulations in jurisdictions in which we operate that affect or may affect us include: those relating to anti-money laundering and cross-border and domestic money transmission; those relating to consumer products, product liability and consumer protection; those relating to financial services; those relating to the manner in which we advertise, market and sell products; labor and employment laws, including wage and hour laws; tax laws or interpretations thereof; bank secrecy laws; data protection and privacy laws and regulations; and securities and exchange laws and regulations. The laws and regulations specifically applicable to us may also change on the basis of a change in the nature of our products or services, or a change in the jurisdictions in which those products or services are being offered, including, but not limited to, as a result of acquisitions. There can be no guarantee that we will have sufficient resources to comply with new laws, regulations or government action, or to successfully compete in the context of a shifting regulatory environment. Moreover, these laws and regulations may change, sometimes significantly, as a result of political, economic and social events. Our ability to comply with applicable laws and rules is also largely dependent on the establishment and maintenance of compliance, review and reporting systems, as well as the ability to attract and retain qualified compliance and other risk management personnel. We cannot provide any assurance that our compliance policies and procedures will always be effective or that we will always be successful in monitoring or evaluating our risks. In the case of alleged non-compliance with applicable laws or regulations or suspension or cancellation of a license, we could be subject to investigations and judicial or administrative proceedings that may result in substantial penalties or civil lawsuits, including by customers, for damages, restitution or other remedies, which could be significant. Any of these outcomes, individually or together, may among other things, materially and adversely affect our reputation, business, operating results and financial condition.

We also generate a significant portion of our revenue from customers operating in the regulated services sectors. Regulations in these sectors vary significantly among different countries and localities. In many cases, they may be unclear and may also change, sometimes dramatically.

From time to time, we may also acquire entities subject to local regulatory supervision or oversight. There are substantial costs and potential operational challenges involved in maintaining and renewing licenses, certifications, and approvals, and we could be subject to fines, other enforcement actions, and litigation if we are found to violate any of these requirements. There can be no assurance that we will be able to (or decide to) continue to apply for or obtain any licenses, renewals, certifications, and approvals in any jurisdictions. In certain markets, we may rely on local banks or other partners to process payments and conduct financial services transactions in local currency, and local regulators may use their authority over such local partners to prohibit, restrict, or limit us from doing business. The need to obtain or maintain licenses, certifications, or other regulatory approvals could impose substantial additional costs, delay or preclude planned transactions, product launches or improvements, require significant and costly operational changes, impose restrictions, limitations, or additional requirements on our business, products and services, or prevent us from providing our products or services in a given market.

Changes in tax law, changes in our effective tax rate or exposure to additional tax liabilities could affect our profitability and financial condition.

We carry out our business operations through entities in multiple foreign jurisdictions. As such, we are required to file corporate income tax returns that are subject to foreign tax laws. The foreign tax liabilities are determined, in part, by the amount of operating profit generated in these different taxing jurisdictions, as well as by other factors such as the internal services we provide within certain jurisdictions. Our effective tax rate, earnings and operating cash flows could be adversely affected by changes in the mix of operating profits generated in countries with higher statutory tax rates as well as by the positioning of our cash balances globally. or the internal services we provide in certain jurisdictions. If statutory tax rates or tax bases were to increase or if changes in tax laws, regulations or interpretations or in our business operations were made that impact us directly, our effective tax rate, earnings and operating cash flows could be adversely impacted.

Any such adverse changes in the applicability of tax to us could increase the levels of taxation payable by us, which would have an adverse effect on our business, financial condition, results of operations and prospects.

In addition to the possibility of a substantial tax burden being imposed on us, the risk that we may become subject to an increased level of taxation may result in us needing to change our corporate or operational structure, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Additionally, the tax authorities of the jurisdictions in which we operate may challenge our methodologies for valuing developed technology or intercompany arrangements. For example, various levels of government and international organizations, such as the OECD and the EU, increasingly focus on future tax reform and any result from this development may create changes to long-standing tax principles, which could adversely affect our effective tax rate. The OECD has issued significant global tax policy changes that include both expanded reporting as well as technical global tax policy changes. Many countries in which we operate have implemented tax law and administrative changes that align with many aspects of the OECD policy guidelines. The breadth of this project may impact all multinational businesses by potentially redefining jurisdictional taxation rights, and could materially impact the law for transfer pricing and permanent establishment taxation. Additionally, tax authorities at the international, federal, state, and local levels are currently reviewing the appropriate tax treatment of companies engaged in internet commerce and financial technology. These developing changes could affect our financial position and results of operations. In particular, due to the global nature of the internet, it is possible that tax authorities at the international, federal, state, and local levels may attempt to regulate our transactions or levy new or revised sales and use taxes, VAT, digital services taxes, income taxes, or other taxes relating to our activities in the internet commerce and financial technology space. New or revised taxes, in particular, sales and use taxes, VAT, and similar taxes, including digital service taxes, would likely increase the cost of doing business. New taxes could also create significant increases in internal costs necessary to capture data and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Furthermore, any changes in other jurisdictions to the political and social perception of running a business out of a tax-friendly jurisdiction (such as Malta) or any action by any tax authority to investigate our tax arrangements could result in adverse publicity and reputational damage for us, which could have an adverse effect on our business, financial condition, results of operations and prospects. The applicability of taxes to certain arrangements, transactions or structures may involve areas that are inherently subjective, requiring significant management judgments. If any applicable tax authority is successful in challenging our tax arrangements, we may be liable for additional tax and penalties and interest related thereto, which may have a significant impact on our business, financial condition, results of operations and prospects.

Transfer pricing rules may result in increased tax costs.

Some of the jurisdictions in which we operate have rules on transfer pricing that require intra-group transactions to be conducted on arm’s-length terms. Transactions conducted between and among us and our subsidiaries are made on a commercial basis by application of international guidelines and national regulations. As a consequence of globalization and growing world trade, tax authorities worldwide have increased their focus on transfer pricing with respect to cross-border intra-group transactions as part of protecting their respective country’s tax base. Transfer pricing is an inherently subjective area, requiring significant management judgments. In the event the tax authorities in the jurisdictions where we operate consider our current transfer pricing not to be on arm’s-length terms and were to succeed with such claims, this could result in an increased tax cost, including tax surcharges, penalties and interest, which could adversely affect our business.

New and evolving regulations in respect of the protection of personal data and any failure to comply with these regulations could have a material adverse effect on our business and financial condition.

We are subject to laws relating to the collection, use, storage and transfer of the personal data of our service providers, end user, employees and clients, including in respect of personal financial information.

Several jurisdictions have implemented new data protection regulations, and others are considering imposing additional restrictions or regulations. We expect data protection regulations to continue to increase both in number, complexity and in the level of stringency. The entry into force of the General Data Protection Regulation (EU) 2016/679, or the GDPR, in the European Union prompted various Latin American countries to begin processes to reform their data protection regimes. For example, Brazil has implemented a comprehensive data protection regulation intended to mirror the GDPR called the Lei Geral de Proteção de Dados, or LGPD, and also has a Bank Secrecy Law (Complementary Law No. 105) that applies to certain regulated entities. In addition, certain of our global enterprise merchants may be subject to data protection regimes or subject to enhanced scrutiny of data protection practices by the applicable regulatory authorities, which could impact their operations and indirectly impact their business with us. In many cases, data protection regulations have strict measures regulating both the transfer of data externally, and also the storage and transfer of data internally among our employees in the course of their work and among our subsidiaries and affiliates. Moreover, these regulations may have conflicting and/or inconsistent requirements, and compliance with one data protection regime does not necessarily entail compliance with another data protection regime, and compliance with one data protection regime could potentially create conflicts in compliance with another data protection regime. In particular, we may transfer data across jurisdictions in the ordinary course of our operations, and we may not be able to ensure compliance with all applicable data protection regulations in all jurisdictions at all times. Any failure to comply with applicable data protection regimes could subject us to significant penalties and negative publicity, which could have a material adverse effect on our business, financial condition, reputation before our merchants and providers, and results of operations.

We collect, process, store, and use data, including personal information, which subjects us to governmental regulation and other legal obligations, including EU financial services regulation, particularly related to privacy, data protection and information security, marketing, and consumer protection laws across different markets where we conduct our business. Our actual or perceived failure to comply with such obligations could harm our business and/or result in reputational harm, loss of customers, material financial penalties and legal liabilities.

In the U.S. and other jurisdictions in which our services are used, we are subject to various privacy, data protection and information security, and consumer protection laws (including laws on disputed transactions), related regulations, and industry standards (e.g., PCI-DSS). If we are found to have breached such laws, regulations, or standards in any such market, we may be subject to enforcement actions that require us to change our business practices in a manner which may negatively impact our revenue, as well as expose ourselves to litigation, fines, civil and/or criminal penalties and adverse publicity that could cause our customers to lose trust in us, negatively impacting our reputation, brand and business in a manner that harms our financial position.

As part of our business, we collect personal information, as well as other potentially sensitive and/or regulated data from our consumers and the merchants we work with. As a result, we are subject to certain laws and regulations in the U.S. that restrict how personal information is collected, processed, stored, transferred, used and disclosed, as well as set standards for its security, implement notice requirements regarding privacy practices, and provide individuals with certain rights regarding the use, disclosure and sale of their protected personal information. For example, the FTC and many state attorneys general are interpreting federal and state consumer protection laws to impose standards for the online collection, use, dissemination, and security of personal information. Such standards require us to publish statements that describe how we handle personal information and choices individuals may have about the way we handle their personal information. If such statements that we publish are found to be untrue or inaccurate, we may be subject to government claims of unfair or deceptive trade practices, which could lead to regulatory investigations, significant liabilities and other consequences. Moreover, according to the FTC, violating consumers’ privacy rights or failing to take appropriate steps to keep consumers’ personal information secure may constitute unfair acts or practices in or affecting commerce in violation of Section 5(a) of the FTC Act. State consumer protection laws provide similar causes of action for unfair or deceptive practices. Some states, such as California and Massachusetts, have passed specific laws mandating reasonable security measures for the handling of certain personal information. Further, privacy advocates and industry groups have regularly proposed and sometimes approved, and may propose and approve in the future, self-regulatory standards with which we must legally comply or that contractually apply to us.

In addition, the GLBA regulates, among other things, the use of non-public personal information of consumers that is held by financial institutions. We may be considered a service provider to “financial institutions” and therefore subject to various GLBA-related contractual obligations, including requirements relating to the physical, administrative and technological protection of non-public personal financial information. Breach of the GLBA can result in civil and/or criminal liability and sanctions by regulatory authorities and/or contractual liability.

Moreover, in the U.S., both the federal and various state governments have adopted or are considering, additional laws, guidelines or rules for the collection, distribution, use and storage of information collected from or about consumers or their devices. For example, California enacted the CPRA in 2020, which requires new disclosures to California residents, imposes new rules for collecting or using information about California residents, and affords California residents new rights with respect to their personal information, including rights to opt out of certain disclosures of personal information. The CPRA provides for civil penalties for violations, as well as a private right of action for certain data breaches that is expected to increase data breach litigation. The effects of the CPRA and its implementing regulations, and uncertainties about the scope and applicability of exemptions that may apply to our business (including an exemption as to data that is subject to the GLBA), are potentially significant and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply. Additionally, the enactment of the CPRA is prompting a wave of similar legislative developments in other states in the U.S., which creates the potential for a patchwork of overlapping but different state laws. For example, since the CPRA went into to effect, comprehensive privacy statutes that share similarities with the CPRA are now in effect and enforceable in Virginia, Colorado, Connecticut, and Utah, and will soon be enforceable in several other states as well.

We are also subject to data privacy and security laws in several foreign jurisdictions which have laws and regulations which are more restrictive in certain respects than the U.S. For example, in the European Economic Area (“EEA”), we are subject to the EU GDPR and in the United Kingdom, UK GDPR, in each case in relation to our collection, control, processing, sharing, disclosure and other use of data relating to an identifiable living individual (personal data). The GDPR, and national implementing legislation in EEA member states, and the UK GDPR, impose a strict data protection compliance regime including: providing detailed disclosures about how personal data is collected and processed (in a concise, intelligible and easily accessible form); demonstrating that an appropriate legal basis is in place or otherwise exists to justify data processing activities; granting rights for data subjects in regard to their personal data (including data access rights, the right to be “forgotten” and the right to data portability); introducing the obligation to notify data protection regulators or supervisory authorities (and in certain cases, affected individuals) of significant data breaches; defining pseudonymized (i.e., key-coded) data; imposing limitations on retention of personal data; maintaining a record of data processing; and complying with the principal of accountability and the obligation to demonstrate compliance through policies, procedures, training and audit.

The EU GDPR and UK GDPR regulate cross-border transfers of personal data out of the EEA and the UK. Case law from the Court of Justice of the European Union (“CJEU”) states that reliance on the standard contractual clauses - a standard form of contract approved by the European Commission as an adequate personal data transfer mechanism - alone may not necessarily be sufficient in all circumstances and that transfers must be assessed on a case-by-case basis. On October 7, 2022, President Biden signed an Executive Order on ‘Enhancing Safeguards for U.S. Intelligence Activities’ which introduced new redress mechanisms and binding safeguards to address the concerns raised by the CJEU in relation to data transfers from the EEA to the U.S. and which formed the basis of the new EU-US Data Privacy Framework (“DPF”), as released on December 13, 2022. The European Commission adopted its Adequacy Decision in relation to the DPF on July 10, 2023, rendering the DPF effective as an EU GDPR transfer mechanism to U.S. entities self-certified under the DPF. On October 12, 2023, the UK Extension to the DPF came into effect (as approved by the UK Government), as a UK GDPR data transfer mechanism to U.S. entities self-certified under the UK Extension to the DPF. We currently rely on the DPF to transfer certain personal data from the EEA to the U.S. and on the UK Extension to the DPF to transfer certain personal data from the UK to the U.S. We also currently rely on the EU standard contractual clauses and the UK Addendum to the EU standard contractual clauses and the UK International Data Transfer Agreement as relevant to transfer personal data outside the EEA and the UK with respect to both intragroup and third party transfers. We expect the existing legal complexity and uncertainty regarding international personal data transfers to continue. In particular, we expect the DPF Adequacy Decision to be challenged and international transfers to the U.S. and to other jurisdictions more generally to continue to be subject to enhanced scrutiny by regulators. As the regulatory guidance and enforcement landscape in relation to data transfers continue to develop, we could suffer additional costs, complaints and/or regulatory investigations or fines; we may have to stop using certain tools and vendors and make other operational changes; we may have to implement revised standard contractual clauses for existing intragroup, customer and vendor arrangements within required time frames; and/or it could otherwise affect the manner in which we provide our services, and could adversely affect our business, operations and financial condition.

We are also subject to evolving EU and UK privacy laws on cookies, tracking technologies and e-marketing. In the EU and the UK under national laws derived from the ePrivacy Directive, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent for cookies, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. Recent European court and regulator decisions are driving increased attention to cookies and tracking technologies. If the trend of increasing enforcement by regulators of the strict approach to opt-in consent for all but essential use cases, as seen in recent guidance and decisions continues, this could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, and subject us to additional liabilities. In light of the complex and evolving nature of EU, EU Member State and UK privacy laws on cookies and tracking technologies, there can be no assurances that we will be successful in our efforts to comply with such laws; violations of such laws could result in regulatory investigations, fines, orders to cease/change our use of such technologies, as well as civil claims including class actions, and reputational damage.

Restrictions on the collection, use, sharing or disclosure of personal information or additional requirements and liability for security and data integrity could require us to modify our solutions and features, possibly in a material manner, could limit our ability to develop new services and features and could subject us to increased compliance obligations and regulatory scrutiny. Non-compliance with data protection and privacy requirements may result in regulatory fines (which for certain breaches of the GDPR are up to the greater of €20 million/£17.5 million or 4% of total global annual turnover), regulatory investigations, reputational damage, orders to cease/change our processing of our data, enforcement notices, and/ or assessment notices (for a compulsory audit). We may also face civil claims including representative actions and other class action type litigation (where individuals have suffered harm), potentially amounting to significant compensation or damages liabilities, as well as associated costs, diversion of internal resources, and reputational harm.

We may not be able to continue to expand our share of the existing payment processing markets or expand into new markets, which would inhibit our ability to grow and increase our profitability.

Our future growth and profitability depend upon the growth of the markets in which we currently operate and our ability to increase our penetration and service offerings within these markets, as well as the emergence of new markets for our services and our ability to successfully expand into these new markets. It is difficult to attract new merchants because of potential disadvantages associated with switching payment processing vendors, such as transition costs, business disruption and loss of accustomed functionality. There can be no assurance that our efforts to overcome these factors will be successful, and this resistance may adversely affect our growth. A merchant’s payment processing activity with us may also decrease for a variety of reasons, including the merchant’s level of satisfaction with our products and services, the effectiveness of our support services, pricing of our products and services, the pricing and quality of competing products or services, the effects of global economic conditions, or reductions in consumer spending levels.

Our expansion into new markets is also dependent upon our ability to adapt our existing technology and offerings, or to develop new or innovative applications, to meet the particular service needs of merchants in each new market. In order to do so, we will need to anticipate and react to market changes and devote appropriate financial and technical resources to our development efforts, and there can be no assurance that we will be successful in these efforts.

We are subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations.

We operate in jurisdictions that have a high risk for corruption, and we are generally subject to anti-corruption, anti-bribery and anti-money laundering laws and regulations, including the Clean Company Act and the United States Foreign Corrupt Practices Act of 1977, as amended, or the FCPA and the Proceeds of Crime Act prohibit corporations and individuals from engaging in improper activities to obtain or retain business or to influence a person working in an official capacity. Both the Clean Company Act and the FCPA impose liability against companies who engage in bribery of government officials, either directly or through intermediaries. Applicable money laundering regulations require firms to put preventative measures in place and to perform know-your-customer procedures, including conducting customer identification and verification and undertaking ongoing monitoring. In addition, regulations require companies to keep records of identity and to train their staff on the requirements of the relevant money laundering regulations. Although we have a compliance program focused on the anti-corruption, anti-bribery and anti-money laundering laws, rules, and regulations that we believe are applicable to our business, we may still be subject to a requirement to change various aspects of our business or the manner in which we carry out our business in certain countries, or to fines, injunctions or other penalties levied by regulators in one or more jurisdictions. Violations of the anti-corruption, anti-bribery and anti-money laundering laws and regulations could result in criminal liability, administrative and civil lawsuits, significant fines and penalties, forfeiture of significant assets, as well as severe reputational harm and the loss of our banking or other relationships.

Any determination that we have violated the anti-money-laundering laws could have a material adverse effect on our financial condition, results of operations and future prospects. For example, the BSA requires us to report currency transactions in excess of US$10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds US$2,000 that we know, suspect or have reason to believe involves funds derived from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of such funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

If any person in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering, or is involved with terrorism or terrorist financing and property, and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion. If the disclosure relates to criminal conduct or money laundering, the knowledge or suspicion must be reported to the Financial Reporting Authority of the Cayman Islands (the “FRA”), pursuant to the Proceeds of Crime Act (as revised) of the Cayman Islands. If the disclosure relates to involvement with terrorism or terrorist financing and property the knowledge or suspicion must be reported to a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands.

Such laws and regulations are subject to changes and evolving interpretations and application, including by means of legislative changes, administrative changes and/or executive orders, and it can be difficult to predict how they may be applied to our business and the way we conduct our operations, particularly as we introduce new products and services and expand into new jurisdictions. Any perceived or actual breach of laws, regulations, and standards could result in investigations, regulatory inquiries, loss of licensure, litigation, fines, injunctions, negative customer sentiment, impairment of our existing or planned products and services, or otherwise materially and adversely impact our business.

In addition, regulators may increase enforcement of these obligations, which may require us to make adjustments to our compliance program, including the procedures we use to verify the identity of our customers and to monitor our merchants’ transactions. Regulators may conduct audits of our compliance framework, which can include a review of all applicable records to verify identities of customers, reporting of suspicious transactions and transactional activity including monitoring processes implemented and all components of the compliance framework, and compliance with these audit processes can result in increased costs or subject us to potential enforcement proceedings. We face risks related to our ability to comply with existing or new anti-corruption, anti-bribery and anti-money laundering laws and regulations, or being required to comply with anti-corruption, anti-bribery and anti-money laundering laws and regulations applicable to our merchant customers, as we may not be able to comply fully with, or obtain appropriate exemptions from, such laws and regulations. Costs associated with fines or enforcement actions, changes in compliance requirements, or limitations on our ability to grow could harm our business, and any new requirements or changes to existing requirements could impose significant costs, result in delays to planned product improvements, make it more difficult for new customers to join our network and reduce the attractiveness of our products and services. Any perceived or actual breach of compliance by us with respect to applicable laws, rules and regulations could have a significant impact on our reputation as a trusted brand and could cause us to lose existing customers, prevent us from obtaining new customers, require us to expend significant funds to remedy problems caused by breaches and to avert further breaches and expose us to legal risk and potential liability.

We may be subject to further queries or requests regarding the SEC Subpoena.

We received a subpoena from the SEC on November 29, 2017. The subpoena was related to an investigation on certain parties, which we believe, after consulting with our legal counsel, that are not related to us. On December 18, 2017, our legal counsel replied to the SEC regarding the subpoena, including all documents required by the SEC. There has been no further response from the SEC (that we know of) since December 18, 2017. However, since we have not received further response from the SEC nor there is any clearance letter from the SEC, we are unable to confirm if the case has been resolved. The SEC may have further queries or request further documents from us and we may or may not be a party to the investigation until the SEC provides us the clearance letter. Furthermore, if any further subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal proceeding, our business, financial condition, and results of operations could be harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees.

Risks Related to Our Common Stock and This Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The public offering price of the common stock sold in this offering will be substantially higher than the as adjusted net tangible book value per share of our common stock after this offering. Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. As a result, investors purchasing common stock in this offering will incur immediate dilution of $          per share, at an assumed public offering price of $              per share, based on the last sale price of our common stock on           , 2024, as reported on the OTC Pink Market, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the assumed public offering price.

This dilution is due to our investors who purchased shares prior to this offering having paid substantially less when they purchased their shares than the price offered to the public in this offering. To the extent outstanding options are exercised, there will be further dilution to new investors. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. For a further description of the dilution that you will experience immediately after this offering, see the section entitled “Dilution”.

We presently do not intend to pay cash dividends on our common stock.

We expect that no cash dividends will be paid on the common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that all earnings, if any, will be retained to finance the future expansion of our business.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosures due to error or fraud may occur and not be detected.

The price of our stock may be volatile, and you could lose all or part of your investment.

The trading price of our common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	our failure to commercialize our product candidates, if approved;

●	additions or departures of key scientific or management personnel;

●	unanticipated serious safety concerns related to the use of our product candidates;

●	introduction of new products offered by us or our competitors;

●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;

●	our ability to effectively manage our growth;

●	actual or anticipated variations in quarterly operating results;

●	our cash position;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry, or product candidates in particular, or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	changes in the structure of the healthcare payment systems;

●	overall performance of the equity markets;

●	sales of our common stock by us or our stockholders in the future;

●	trading volume of our common stock;

●	changes in accounting practices;

●	ineffectiveness of our internal controls;

●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

●	significant lawsuits, including patent or stockholder litigation;

●	general political and economic conditions; and

●	other events or factors, many of which are beyond our control.

In addition, the stock market in general, and the market for diagnostic companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies, including as a result of the COVID-19 pandemic. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. If the market price of our common stock after this offering does not exceed the public offering price, you may not realize any return on your investment in us and may lose some or all of your investment. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us because pharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business.

There is no guarantee that our common stock will be listed on Nasdaq.

We intend to apply to have our shares of common stock listed on The Nasdaq Capital Market. Upon completion of this offering, we believe that we will satisfy the listing requirements and expect that our common stock will be listed on The Nasdaq Capital Market. Such listing, however, is not guaranteed. If the application is not approved for listing on The Nasdaq Capital Market, we will not proceed with this offering. Even if such listing is approved, there can be no assurance any broker will be interested in trading our common stock. Therefore, it may be difficult to sell any shares you purchase in this offering if you desire or need to sell them. Our lead underwriter, Spartan Capital Securities is not obligated to make a market in our common stock, and even after making a market, can discontinue market making at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our common stock will develop or, if developed, that the market will continue.

Even if our common stock is listed on Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a delisting of our common stock.

To maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing standards, including those regarding minimum stockholders’ equity, minimum publicly available shares, director independence and independent committee requirements and other corporate governance requirements. We do not currently satisfy the director independence requirements and independent committee requirements and will need to satisfy both requirements prior to consummation of this offering. If we are unable to satisfy these standards, we could be subject to delisting, which would have a negative effect on the price of our common stock, impair your ability to sell or purchase our common stock or warrants when you wish to do so, and potentially cause you to lose the value of your investment in us. In the event of a delisting, we would expect to take actions to restore our compliance with the listing standards, but we can provide no assurance that any action we take to restore our compliance would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future noncompliance with the listing requirements.

If the Company is delisted from Nasdaq, its common stock may be eligible for trading on an over-the-counter market. If the Company is not able to obtain a listing on another stock exchange or quotation service for its common stock, it may be extremely difficult or impossible for stockholders to sell their shares of common stock. Moreover, if the Company is delisted from Nasdaq, but obtains a substitute listing for its common stock, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on Nasdaq. Stockholders may not be able to sell their shares of common stock on any such substitute market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if the Company’s common stock is delisted from Nasdaq, the value and liquidity of the Company’s common stock would likely be significantly adversely affected. A delisting of the Company’s common stock from Nasdaq could also adversely affect the Company’s ability to obtain financing for its operations and/or result in a loss of confidence by investors, employees and/or business partners.

Our management will have broad discretion in how we use the net proceeds of this offering and might not use them effectively.

Our management will have considerable discretion over the use of proceeds from this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner which you may consider most appropriate. Our management might spend a portion or all of the net proceeds from this offering in ways that our stockholders do not desire or that might not yield a favorable return. The failure by our management to apply these funds effectively could harm our business. Furthermore, you will have no direct say on how our management allocates the net proceeds of this offering. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

The market price of our common stock will likely fluctuate.

The market price of our common stock has been volatile. There is currently only a limited public market for our common stock, which is listed on the OTC Pink Market of OTC Markets, and there can be no assurance that a trading market will develop further or be maintained in the future. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including the following:

●	quarterly variations in operating and financial results;

●	general market conditions in each party’s respective industry and market;

●	announcements and actions by competitors;

●	the limited trading volume of our securities on the OTC Pink Market;

●	regulatory and judicial actions; and

●	general economic conditions.

Certain shareholders may exercise significant control over our business policies.

Lim Chun Hoo, who is an officer and director of us or our subsidiaries, has ownership of approximately 14.88% of our equity securities as of April 15, 2024, and has the ability to exercise significant control over our business policies and other corporate matters, including, the composition of our board of directors and any actions requiring the approval of our shareholders, including the adoption of amendments to our articles of incorporation, the approval of a merger, share exchange or sale of substantially all of our assets. He will be able to vote his shares in favor of his interests that may not always coincide with the interests of the other shareholders.

The requirements of being a public company are expensive and administratively burdensome.

As a public company, we have significant additional requirements for enhanced financial reporting and internal controls. We are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Complying with these laws and regulations requires the time and attention of our board of directors and management and increases our expenses. Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board (“PCAOB”);

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, when required, and other information with the SEC and furnishing audited reports to shareholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

Anti-takeover provisions in our Articles of Incorporation and Bylaws and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

The anti-takeover provisions of the Nevada law may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. Our Articles of Incorporation and our Bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our Articles of Incorporation and Bylaws:

●	provide that vacancies on our Board of Directors, including newly created directorships, may be filled only by a majority vote of directors then in office;
●	provide that special meetings of stockholders may only be called by our Chairman and/or President, our Board of Directors of our stockholders;
●	place restrictive requirements (including advance notification of stockholder nominations and proposals) on how special meetings of stockholders may be called by our stockholders;
●	not provide stockholders with the ability to cumulate their votes; and provide that only a majority of our stockholders or our Board of Directors may amend our amended and restated bylaws and a member of the Board of Directors may be removed by stockholders holding a super-majority of the votes.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

Our Articles of Incorporation allow for our board of directors to create new series of preferred stock without further approval by our shareholders which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock without shareholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing shareholders. As of the date hereof, we have 25,000,000 shares designated as Redeemable Convertible Preferred Stock, par value $0.01 per share, , although no shares of Redeemable Convertible Preferred Stock were ever issued.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and any trading volume could decline.

Any trading market for our common stock that may develop will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us or our business. If no securities or industry analysts commence coverage of our company, the trading price for our common stock could be negatively affected. If securities or industry analysts initiate coverage, and one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and any trading volume to decline.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plan or otherwise, could result in dilution of the percentage ownership of our shareholders and could cause our stock price to fall.

We expect that we will need significant additional capital in the future to continue our planned operations. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, including issuance of equity securities pursuant to any future stock incentive plan to our officers, directors, employees and non-employee consultants for their services to us, investors in a prior transaction may be materially diluted by subsequent sales. Additionally, any such sales may result in material dilution to our existing shareholders, and new investors could gain rights, preferences and privileges senior to those of holders of our common stock. Further, any future sales of our common stock by us or resales of our common stock by our existing shareholders could cause the market price of our common stock to decline. Any future grants of options, warrants or other securities exercisable or convertible into our common stock, or the exercise or conversion of such shares, and any sales of such shares in the market, could have an adverse effect on the market price of our common stock.

Our common stock may be subject to the “penny stock” rules of the SEC, which may make it more difficult for shareholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We have never paid cash dividends on our capital stock and do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of the board of directors and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of common stock will be the sole source of gain for the foreseeable future.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. All statements other than statements of historical facts contained in this prospectus are forward-looking statements. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty, including those discussed in “Risk Factors.” We caution you not to give undue weight to such projections, assumptions and estimates. Further, industry and general publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $          million (or $          million if the underwriters exercise their over-allotment option in full), assuming a public offering price of $_______, based on the last sale price of our common stock as reported on the OTC Pink Market of the OTC Markets Group (the “OTC”) on             , 2024, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the public offering price per share would increase or decrease, as applicable, our net proceeds, after deducting estimated underwriting discounts and commissions by approximately $          million (assuming no exercise of the underwriters’ option to purchase additional shares). Each increase or decrease of           shares in the number of shares offered by us would increase or decrease, as applicable, our net proceeds by approximately $     million, assuming a public offering price of $_______, based on the last sale price of our common stock as reported on the OTC Pink Market of the OTC Markets Group (the “OTC”) on             , 2024, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering is as follows:

●	30% of net proceeds used to increase investments in our technology to complement our existing product portfolio and meet the evolving needs of our merchants;

●	30% of net proceeds used to expand our network globally by obtaining regulatory licenses and/or partnering with financial institutions;

●	30% of net proceeds used to pursue opportunities that enable us to expand our presence rapidly and introduce our services to emerging markets more swiftly. This may involve acquiring cross-border payment processing companies, software development companies, or other payment-related firms;

●	10% of net proceeds to be allocated for general corporate purposes.

Our Board of Directors will have considerable discretion in determining how to allocate the net proceeds generated from this offering. While our current plan is to utilize the net proceeds as outlined above, there may arise situations where a redistribution of funds becomes necessary. We would consider pursuing acquisitions, if deemed appropriate, as part of our strategic initiatives to expand our business, which may involve increasing our merchant base, expanding our geographic presence, or diversifying our product offerings. The specific amounts and timing of our expenditures will be influenced by various factors, including those outlined under “Risk Factors” in this prospectus. As a result, our management will possess flexibility in the utilization of the net proceeds derived from this offering. Investors will not have the opportunity to assess the economic, financial, or other information upon which we base our decisions regarding the utilization of these proceeds.

DIVIDEND POLICY

We have never declared dividends on our common stock, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board and will depend upon such factors as restrictions in debt agreements, earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and capitalization as of December 31, 2023:

●	on an actual basis;

●	on an as adjusted basis giving effect to our issuance and sale of shares of our common stock in this offering at an assumed public offering price of $ per share, which is based upon the last reported sale price of our common stock on the OTC Pink Market on , 2024, after deducting underwriting discounts and commissions and our estimated offering expenses.

You should read this table in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2023
	Actual	As Adjusted (1)

Cash and cash equivalents	$3,765,959

Shareholders’ Equity
Preferred stock par value $0.001: 25,000,000 shares authorized; and 0 issued and outstanding at December 31, 2023 and as adjusted	$—
Common stock par value $0.001: 400,000,000 shares authorized; 29,874,265 shares issued and outstanding at December 31, 2023, shares as adjusted	$298,743
Additional paid-in capital	$111,770,998
Merger reserves	$(55,000,000)
Accumulated surplus/(deficit)	$(39,319,015)
Accumulated other comprehensive income	$569,339
Equity attributable to equity holders of the parent	$18,320,065
Non-controlling interests	$2,417
Total Stockholders’ Equity	$18,322,482

(1) Each $1.00 increase (decrease) in the assumed public offering price of $        per share which is based upon, the last reported sale price of our common stock on the OTC Pink Market on         , 2024, would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by $       , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, total stockholders’ equity and total capitalization by $           , assuming no change in the assumed public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The information above is based on 29,874,265 shares of our common stock outstanding as of December 31, 2023, and excludes as of such date, the following:

●	shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2023 Omnibus Equity Incentive Plan at a weighted average exercise price of $ ____.

DILUTION

If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2023, we had a historical net tangible book (deficit) of $18,322,482, or $0.06 per share of common stock, based on 29,874,265 shares of common stock outstanding at December 31, 2023. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at December 31, 2023, divided by the number of shares of common stock outstanding at December 31, 2023.

After giving effect to the sale of          shares of common stock in this offering at an assumed public offering price of $               per share, which is based upon the last reported sale price of our common stock on the OTC Pink Market on          , 2024, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value per share as of December 31, 2023 was $     , or $     per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $     per share to existing stockholders and immediate dilution of $     per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share			$
Historical net tangible book value per share as of December 31, 2023		$0.06
As adjusted net tangible book value per share immediately after this offering	$
Dilution per share to new investors in this offering			$

The information discussed above is illustrative only, and the dilution information following this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A $__ increase (decrease) in the assumed public offering price of $          per share, which is based upon the last reported sale price of our common stock on the OTC Pink Market on                  , 2024, would increase (decrease) our as adjusted net tangible book value after this offering to $         per share and the dilution to new investors purchasing common stock in this offering to $      per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of     shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase our as adjusted net tangible book value after this offering to $    per share and decrease the dilution to new investors purchasing common stock in this offering to $         per share, assuming no change in the assumed public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of         shares in the number of shares offered by us would decrease the as adjusted net tangible book value after this offering to $            per share and increase the dilution to new investors purchasing common stock in this offering to $      per share, assuming no change in the assumed public offering price per share and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $          per share. This represents an increase in as adjusted net tangible book value of $          per share to existing stockholders and dilution in as adjusted net tangible book value of $          per share to new investors.

The information above is based on 29,874,265 shares of our common stock outstanding as of December 31, 2023, and excludes as of such date, the following:

●	shares of common stock issuable upon the exercise of outstanding options to purchase shares of common stock under our 2023 Omnibus Equity Incentive Plan at a weighted average exercise price of $

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the Company’s consolidated financial statements and the related notes thereto and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All amounts in this discussion and analysis of our financial condition and results of operations are in U.S. dollars unless otherwise noted.

Overview

We are a fintech enterprise poised to revolutionize the financial landscape through our digital Software-as-a-Service (SaaS) platform. Our mission is to empower merchants by furnishing them with an integrated suite of tools, skills, and solutions that streamline payment services, unlocking a realm of secure, online, and fully managed transactions and settlements.

At the core of our enterprise lies a sophisticated financial ecosystem, underpinned by a robust technological infrastructure. This infrastructure has been developed with the mission of empowering financial institutions to offer seamless, consolidated experiences across diverse verticals encompassing business-to-business, business-to-consumer, and consumer-to-business domains.

In an era where merchants are leveraging an array of software solutions and digital tools to bolster their competitive edge, our role has emerged as a pivotal enabler. The intricate challenge of managing disparate software systems sourced from various providers has become an impediment for merchants of all sizes to seamlessly embrace payments.

Our current clientele encompasses an array of enterprises and organizations, spanning varied sectors, all with a common objective: to minimize the intricacies and costs associated with fund transfers. We extend our services to online businesses, providing comprehensive solutions encompassing payment collection, cross-border transactions, FX services, and corporate bank accounts. Notably, we cater to a specific subset of online businesses that grapple with establishing and maintaining physical bank accounts across multiple territories. This subset includes but not limited to small and medium enterprises (SMEs) and online businesses.

Our cutting-edge payments platform boasts a comprehensive suite of integrated payment products and services tailored to various channels–be it in-store, online, or through mobile and tablet interfaces. This suite encompasses end-to-end payment processing for an array of payment types, merchant acquiring and issuing, diverse methods of mobile and contactless payments, and QR code-based solutions. Complementary software integrations, virtual international bank account numbers (IBAN), integrated mobile point-of-sale (POS) solutions, risk management tools, and robust reporting and analytics capabilities augment our platform’s offerings.

Our payment services seamlessly integrate e-money remittance solutions within the global marketplace, spanning open banking and credit card processing to wire transfers. Our SaaS model empowers clients to focus on their core operations and sales while we handle the intricate aspects of payment processing. This streamlined approach facilitates efficient onboarding, elevates customer retention, and cultivates new revenue streams.

Our vision transcends boundaries as we aspire to cement our position as a global leader in the payments and banking sphere. Our team, comprising seasoned experts across operations, technology, sales, legal, compliance, and more, forms the backbone of our enterprise.

The crux of our vision lies in simplifying and automating global fund transfers while upholding the highest standards of security. We endeavor to furnish merchants with an all-encompassing Merchant Payment Ecosystem (MPE), a unified platform catering to their diverse payment needs.

Our diverse merchant base ranges from small to medium-sized enterprises, or SMEs, to large enterprises. While we are rooted in the SaaS framework, our belief in democratizing technology has led us to offer an initial free platform, generating revenue through value-added services. Our revenue streams encompass processing fees based on payment volumes, a hybrid model featuring fixed transaction fees and monthly charges, and diverse layers that allow us to cross-sell services and nurture lasting client relationships.

In the competitive landscape, our distinct layers constitute the heart of our approach, underpinned by a commitment to exemplary customer service. We understand the nuanced needs of various merchants and have meticulously curated layers tailored to their requirements, including cutting-edge technology, diverse payment processing and integrated banking. These layers collectively form the bedrock of our operations, fostering seamless merchant experiences and propelling us to the forefront of the industry.

As we chart our course, we stand poised to not only cater to our diverse clientele but to exceed their expectations. Our pursuit of excellence remains unwavering as we continue to innovate, expand our offerings, and forge new partnerships to reshape the payments and banking landscape.

Results of Operations

For the year ended December 31, 2023 compared to December 31, 2022

Revenue

We recognized revenue from transaction fees earned through financial payment and settlement services of $2,420,184 for the year ended December 31, 2023, a decrease of $664,095 from sales of $3,084,279 for the year ended December 31, 2022. The reduction in revenue primarily resulted from a restructuring of revenue streams and to the surrendering of our Credit Token license. Revenue recognized during the year are mainly from transaction fees earned through financial payment and settlement services provided by FintechCashier Asia P.L.C. (“FintechAsia” and previously known as “HWGG Capital P.L.C.”) and Fintech.

Cost of Sales

Cost of sales for the year ended December 31, 2023 was $688,630, compared to $430,281 for the year ended December 31, 2022. The increase for the year ended December 31, 2023 resulted primarily from the restructuring transactions that occurred during 2022; acquisition of FintechAsia and acquisition of Fintech as mentioned in Corporate History and Structure.

Gross Profit

Gross profit for the year ended December 31, 2023 was $1,731,554, compared to $2,653,998 for the year ended December 31, 2022. The decrease resulted primarily from the restructuring of revenue streams as described above and led to a reduction of sources of revenue from FintechAsia and Fintech.

Operating Expenses

For the year ended December 31, 2023, we incurred total operating expenses in the amount of $42,552,657 comprised of selling expenses of $nil, general and administrative expenses of $3,415,786, and impairment of goodwill of $39,136,871. For the year ended December 31, 2022, we incurred total operating expenses in the amount of $1,873,772, comprised of selling expenses of $9,790 and general and administrative expenses of $1,863,982. The decrease of $9,790 or 100% for the selling expenses, and the increase of $1,551,804, or 83% for the administrative expenses, and the increase of $39,136,871 or 100% for the impairment of goodwill, caused total operating expenses to increase by $40,678,885 or 2171%.

Liquidity and Capital Resources

To date, we have funded our operations primarily through the sale of equity and debt securities. As of December 31, 2023, we had approximately $3,765,959 in cash and marketable securities, working capital of approximately $1,591,522 and an accumulated deficit of approximately $39,319,015. Net cash generated by operating activities was $295,531 and net cash used in by operating activities was $320,584 for the years ended December 31, 2023 and 2022, respectively. We incurred a loss of approximately $40,661,803 and a profit of $5,918,970 for the years ended December 31, 2023 and 2022, respectively. We believe that our existing cash as of December 31, 2023 will enable us to fund our operating expenses and capital expenditure requirements for at least 12 months from the date that our audited financial statements are available to be issued.

For the year ended December 31, 2023, we had a cash balance of $3,765,959. For the year ended December 31, 2023, net cash generated by operating activities totaled $295,531, net cash used in investing activities totaled $12,496 and net cash used in financing activities totaled $311,858. The resulting change in cash for the period was $25,419.

For the year ended December 31, 2022, we had a cash balance of $3,791,378. For the year ended December 31, 2022, net cash used in operating activities totaled $320,584, net cash generated by investing activities totaled $3,715,989 and net cash generated by financing activities totaled $391,805. The resulting change in cash for the period was $3,754,345.

For the year ended December 31, 2023, we had current liabilities of $2,755,862, including $755,040 due to related parties, other payables of $1,953,160 and accounts payable of $47,662.

For the year ended December 31, 2022, we had current liabilities of $4,943,467, including $2,463,833 due to related parties, other payables of $1,861,979 and accounts payable of $617,655.

For the years ended December 31, 2023 and December 31, 2022, we had net assets of $18,322,482 and $58,881,794, respectively.

For the year ended December 31, 2023, we have recognized goodwill of $16,657,653 compared to $55,794,524 the year ended December 31, 2022. After completing our annual impairment review for each reporting unit during the fourth quarter of 2023, we concluded that goodwill of Fintech was impaired in the current year and an impairment loss of $39,136,871 has been recorded.

Cash Flows

The following table sets forth summary cash flow information for the periods presented:

	For the Year Ended December 31,
	2023	2022

Net (used in) / cash generated by operating activities	$295,531	$(320,584)
Net (used in) / cash generated by investing activities	$(12,496)	$3,715,989
Net cash generated by / (used in) financing activities	$(311,858)	$391,805
Effect of exchange rates on cash	$3,404	$(32,865)
Change in cash and cash equivalents	$(25,419)	$3,754,345

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons.

Critical Accounting Policies and Estimates

Goodwill and Intangible Assets – The Company evaluate the carrying value of goodwill and indefinite life intangible assets annually, or whenever events or circumstances indicate that the fair value is below its carrying amount. The Company evaluates the carrying value of finite life intangible assets whenever events or circumstances indicate the carrying value may not be recoverable. Significant assumptions are required to estimate the fair value of goodwill and intangible assets, most notably estimated future cash flows generated by these assets and risk-adjusted discount rates. As such, these fair value measurements use significant unobservable inputs. Changes to these assumptions could require us to record impairment charges on these assets.

In our annual impairment test in the fourth quarter of 2023, all our reporting units exceeded their carrying values by more than 50 percent. Fair value was determined using income and market approaches. Fair value under the income approach was determined by discounting to present value the estimated future cash flows of the reporting units. Significant assumptions are incorporated into the income approach, such as estimated growth rates, forecasted operating expenses and risk-adjusted discount rates. Fair value under the market approach utilized the guideline public company methodology, which uses valuation indicators determined from other businesses that are similar to our reporting units.

Significant unobservable inputs utilized in the income approach valuation method were the discount rate of 25.05% and the long-term growth rate of 1.50%. Significant increases (decreases) in growth rates, control premiums and multiples, assuming no change in discount rates, would result in a significantly higher (lower) fair value measurement. Significant decreases (increases) in discount rates, assuming no changes in growth rates, control premiums and multiples, would result in a significantly higher (lower) fair value measurement.

Future impairment in our reporting units could occur if the estimates used in the income and market approaches change. If our estimates of profitability in the reporting unit decline, the fair value estimate under the income approach will decline. Additionally, changes in the broader economic environment could cause changes to our estimated discount rates and comparable company valuation indicators, which may impact our estimated fair values. Further, changes in foreign currency exchange rates could increase the cost of services from foreign suppliers, which could reduce reporting unit profitability.

There are no material changes in the critical accounting policies set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Please refer to Note 2 Summary of Significant Accounting Policies of the Financial Statements for disclosures regarding the critical accounting policies related to our business.

Recently Issued Accounting Standards

Our recently issued accounting standards are included in Note 2 Summary of Significant Accounting Policies of the Financial Statements for disclosures regarding the critical accounting policies related to our business.

BUSINESS

Overview

We are a fintech enterprise poised to revolutionize the financial landscape through our digital Software-as-a-Service (SaaS) platform. Our mission is to empower merchants by furnishing them with an integrated suite of tools, skills, and solutions that streamline payment services, unlocking a realm of secure, online, and fully managed transactions and settlements.

At the core of our enterprise lies a sophisticated financial ecosystem, underpinned by a robust technological infrastructure. This infrastructure has been developed with the mission of empowering financial institutions to offer seamless, consolidated experiences across diverse verticals encompassing business-to-business, business-to-consumer, and consumer-to-business domains.

In an era where merchants are leveraging an array of software solutions and digital tools to bolster their competitive edge, our role has emerged as a pivotal enabler. The intricate challenge of managing disparate software systems sourced from various providers has become an impediment for merchants of all sizes to seamlessly embrace payments.

Our current clientele encompasses an array of enterprises and organizations, spanning varied sectors, all with a common objective: to minimize the intricacies and costs associated with fund transfers. We extend our services to online businesses, providing comprehensive solutions encompassing payment collection, cross-border transactions, FX services, and corporate bank accounts. Notably, we cater to a specific subset of online businesses that grapple with establishing and maintaining physical bank accounts across multiple territories. This subset includes but not limited to small and medium enterprises (SMEs) and online businesses.

Our cutting-edge payments platform boasts a comprehensive suite of integrated payment products and services tailored to various channels–be it in-store, online, or through mobile and tablet interfaces. This suite encompasses end-to-end payment processing for an array of payment types, merchant acquiring and issuing, diverse methods of mobile and contactless payments, and QR code-based solutions. Complementary software integrations, virtual international bank account numbers (IBAN), integrated mobile point-of-sale (POS) solutions, risk management tools, and robust reporting and analytics capabilities augment our platform’s offerings.

Our payment services seamlessly integrate e-money remittance solutions within the global marketplace, spanning open banking and credit card processing to wire transfers. Our SaaS model empowers clients to focus on their core operations and sales while we handle the intricate aspects of payment processing. This streamlined approach facilitates efficient onboarding, elevates customer retention, and cultivates new revenue streams.

Our vision transcends boundaries as we aspire to cement our position as a global leader in the payments and banking sphere. Our team, comprising seasoned experts across operations, technology, sales, legal, compliance, and more, forms the backbone of our enterprise.

The crux of our vision lies in simplifying and automating global fund transfers while upholding the highest standards of security. We endeavor to furnish merchants with an all-encompassing Merchant Payment Ecosystem (MPE), a unified platform catering to their diverse payment needs.

Our diverse merchant base ranges from small to medium-sized enterprises, or SMEs, to large enterprises. While we are rooted in the SaaS framework, our belief in democratizing technology has led us to offer an initial free platform, generating revenue through value-added services. Our revenue streams encompass processing fees based on payment volumes, a hybrid model featuring fixed transaction fees and monthly charges, and diverse layers that allow us to cross-sell services and nurture lasting client relationships.

In the competitive landscape, our distinct layers constitute the heart of our approach, underpinned by a commitment to exemplary customer service. We understand the nuanced needs of various merchants and have meticulously curated layers tailored to their requirements, including cutting-edge technology, diverse payment processing and integrated banking. These layers collectively form the bedrock of our operations, fostering seamless merchant experiences and propelling us to the forefront of the industry.

As we chart our course, we stand poised to not only cater to our diverse clientele but to exceed their expectations. Our pursuit of excellence remains unwavering as we continue to innovate, expand our offerings, and forge new partnerships to reshape the payments and banking landscape.

Range of Services

Our comprehensive suite of services is carefully tailored across six strategic business areas, each designed to cater to the distinct needs of our diverse clientele. These business areas represent the core of our operations, enabling us to offer a seamless and integrated payment ecosystem to merchants worldwide.

1.	Payment Services Provider (PSP): Operating under the brand name FintechCashier, we excel as a PSP, facilitating international payment solutions for merchants by collaborating with card acquiring banks and alternative payment solution providers. Our expertise in this domain empowers merchants to effortlessly navigate the complexities of cross-border transactions.

2.	Business Accounts: Our specialized business account services extend across diverse industries and currencies, offering tailored solutions to corporate entities. We assist our clients in establishing and managing corporate accounts, ensuring they can seamlessly operate on a global scale, irrespective of their sector.

3.	SEPA & SWIFT Payments: Our proficient settlement services encompass SEPA and SWIFT payments, enabling swift and secure fund transfers for merchants and business clients across international banks. Our streamlined process involves efficient inter-account fund transfers, culminating in the issuance of SWIFT or SEPA payments.

4.	Foreign Exchange (FX) Conversion: Through strategic partnerships, we provide foreign exchange payment solutions, facilitating seamless currency conversion for clients. Whether it’s settling invoices, processing payrolls, or making payments for goods and services, our FX conversion services ensure seamless and efficient transactions.

5.	Acquirer Services: As a global player, we specialize in offering debit and credit card acquiring services to online merchants across the globe.

6.	Whitelabelling: Our whitelabelling service presents a fully customizable merchant back office platform, complete with comprehensive access to an array of banking payment methods. This tailored solution empowers merchants to seamlessly integrate their operations within a unified framework.

Within these strategic business areas, we have structured three distinct service layers, all seamlessly integrated within a single platform. This holistic approach empowers merchants to expand their operational horizons, fueling their growth within a unified payment ecosystem.

Fintech Digital Solution Limited is a software technology provider combining hundreds of payment providers and payment methods under one platform. In response to updated regulatory compliance mandates from the United Kingdom, potentially impacting our operations as of December 2023, our management has opted to discontinue the EMD agency service. However, our management team remains committed to collaborating with various firms across multiple jurisdictions where regulatory licenses or registrations are essential for our operations. We are actively engaging with licensed and regulated entities on a referral basis to ensure seamless continuity of our services including Business Accounts, SEPA & SWIFT Payments and Foreign Exchange (FX) Conversion services and maintaining our commitment to delivering reliable payment solutions without any interruption.

Integrated Solutions and Advanced Capabilities

Our Merchant Payment Ecosystem (MPE) is grounded in rigorous Know-Your-Customer (KYC) protocols and fortified by robust fraud and risk management tools. Certified compliance with the European Union’s General Data Protection Regulation (GDPR) underscores our commitment to safeguarding sensitive data. Operating at the nexus of multiple currencies and nations, we seamlessly facilitate payment services, encompassing transactions, payouts, and settlements.

Our ethos is rooted in agility and innovation, with a steadfast dedication to swift and precise operations. Our service portfolio extends across the entire end-to-end payment continuum, spanning clients, merchants, PSP providers, affiliates/partners, and harmonious integration with acquiring banks and solution providers. This inclusive approach ensures seamless interactions across the global payments landscape.

Powered by our cutting-edge technology and advanced payment solutions, businesses can manifest their service visions without being constrained by the intricacies of payment plan budgeting. Our meticulously designed layers cater to diverse merchant needs, ensuring a tailored fit for every scenario. The FintechCashier onboarding engine serves as a discerning guide, meticulously analyzing applications and seamlessly aligning merchants with the most pertinent service layer or offering.

a)	Technology Layer: At the vanguard of our architecture is the Technology Layer, meticulously engineered to target key verticals within the market. This layer seamlessly integrates a plethora of service providers. From credit card acquirers to issuers, corporate accounts to open banking, transaction monitoring to Know-Your-Customer and Know Your Business compliance, our technology layer converges diverse functionalities into a cohesive whole.

b)	Payments Layer: Central to our prowess is the Payments Layer, facilitated through subsidiaries under the FintechCashier umbrella. Endowed with an array of financial and regulatory licenses, we operate as a Merchant of Record (MOR), vested with the authority and accountability to oversee a gamut of processing accounts. This dynamic allows us to seamlessly onboard small merchants, expertly managing their comprehensive payment requisites. Notably, our MOR status holds us responsible for maintaining merchant accounts, processing payments and managing credit card processing fees. Our proactive stance extends further as we embrace the role of a Payment Initiation Service Provider (PISP) under PSD2. This enables us to extend direct banking services through an open banking infrastructure, a feat made possible through strategic partnerships and technological integrations. By deftly incorporating open banking functionality within our payment gateway, we have etched our place as a leader within the payment stack, a multifaceted assortment of technologies that coalesce to offer a comprehensive payment solution.

Our payment ecosystem comprises essential components that collaborate seamlessly to facilitate secure and efficient electronic transactions. These integral elements collectively underpin businesses’ ability to accept and process electronic payments from customers. Whether provided by a Payment Services Provider (PSP) as an integrated solution or crafted in-house by merchants, these components are essential building blocks within the payment landscape:

1.	Payment Gateway: Serving as a crucial bridge, the payment gateway connects a merchant’s website or mobile app to the payment processor. This pivotal link ensures that customers can make secure transactions using their credit or debit cards, thus enabling seamless and safe payment experiences.

2.	Payment Processor: The heartbeat of the payment process, the payment processor assumes the pivotal role of orchestrating the actual payment transactions. It encompasses the full spectrum of tasks, from authorizing the transaction to settling it with the customer’s bank or financial institution, culminating in the successful completion of the payment.

3.	Fraud Detection and Prevention: These vigilant components stand guard against fraudulent activities, functioning as a protective shield for both merchants and customers. By meticulously scrutinizing transactions and adhering to industry regulations, these components ensure the integrity and security of each payment.

4.	Risk Management: A robust risk management framework is integral to navigating the complexities of electronic payments. These components proactively manage and mitigate risks associated with electronic transactions, including challenges such as chargebacks and potential fraud. By fostering a secure environment, risk management safeguards the payment ecosystem’s stability.

5.	Payment Methods: Diverse and adaptable, payment methods encompass a spectrum of options that customers can leverage to initiate transactions. Ranging from credit and debit cards to e-wallets and bank transfers, this versatility empowers customers with convenient choices for conducting transactions.

Collectively, these interwoven elements coalesce to form the foundation of an efficient and secure payment stack. This stack can be seamlessly delivered as a comprehensive solution by a PSP or meticulously assembled in-house by merchants, utilizing an assortment of specialized tools. Embracing these core components empowers businesses to confidently engage in electronic payment processing, enhancing their capacity to provide exceptional service while maintaining robust security measures.

c)	Banking Layer: FintechCashier’s technology extends to our Banking Layer, where we seamlessly integrate virtual bank accounts into our payment offerings. This strategic augmentation encompasses both “pay-in” and “pay-out” solutions, catering to diverse corporate needs. For “pay-in” scenarios, our system facilitates effortless fund collection from both individuals and corporate entities, accommodating various payment methods such as traditional bank transfers, credit or debit card payments, and popular online platforms like PayPal. Conversely, our “pay-out” capabilities empower businesses to efficiently disburse funds to their clients, whether they are individuals or corporations. Our automated onboarding process ensures merchants can swiftly access bank accounts and payment processing, streamlining operations and enhancing efficiency.

These pivotal layers form the cornerstone of FintechCashier’s holistic approach, aimed at harnessing the full potential of the market. By offering a comprehensive spectrum of efficient payment services, we empower our customers with a range of benefits, including:

●	Currency Support and Optimized FX Conversion: Seamlessly supporting multiple currencies and optimizing foreign exchange conversion, we enable businesses to transcend geographic boundaries and operate on a global scale.

●	Multilingual Support: Our platform’s multilingual capabilities create avenues to explore new markets, fostering expansion opportunities for our clients.

●	Always-On Management Portal: Anchored by high availability, cloud-based architecture, and real-time performance, our user-friendly management portal ensures uninterrupted service continuity, cultivating customer loyalty.

●	Comprehensive Reporting and Analysis: Clients gain access to robust reporting tools, enabling them to monitor service performance, support cash flow analysis for various transaction types, and manage chargeback and retrieval disputes.

●	Experienced Team Support: Our seasoned team provides unparalleled support, guiding clients through the intricacies of the payment landscape.

●	Efficient Onboarding and Integration: Through a unified platform, we expedite onboarding and integration processes, enabling swift deployment of new services without hindrances or budgetary constraints.

●	Secured Accessibility: Clients enjoy secure access to our services through a built-in portal, ensuring the confidentiality and integrity of sensitive information.

●	Hosted Payment Page (HPP): Our platform’s integration of a hosted payment page streamlines the checkout process, facilitating “one-click-checkout” simplicity.

Our competitive edge as a comprehensive payment hub eliminates the need for customers to seek disparate service providers. We cater to every facet of merchants’ payment solution requirements, providing an encompassing gateway to manage operations and relationships. Services like KYC and AML compliance, customer relationship management (CRM), transaction monitoring, and comprehensive reporting stand testament to our commitment to ensuring seamless, secure, and efficient payment solutions for merchants across diverse industries.

Diverse Customer Base

We cater to a wide array of customers, embracing:

●	Enterprises and Organizations: Our services resonate with entities across all categories, seeking to optimize fund transfer costs while ensuring swift and secure transactions.

●	Online Businesses: For online enterprises, we present an effective end-to-end solution for the intricate realm of online selling. This encompasses seamless payment collection and streamlined cross-border transactions, enabling businesses to flourish on a global scale.

●	Specialized Online Businesses: A distinctive facet of our customer spectrum encompasses specialized online businesses facing challenges in establishing and maintaining physical bank accounts across the diverse territories they operate in. This category is particularly relevant for Small and Medium-sized Enterprises (SMEs) and online businesses.

In stark contrast to relying on a handful of major customers for our revenue stream, our approach emphasizes a diverse customer portfolio. This strategic stance fortifies our stability and resilience in the market, safeguarding against over-dependence on any single client.

Operational Excellence and Support Services

Our operational infrastructure is meticulously crafted to deliver unparalleled customer experiences across the entire payment ecosystem. Our suite of operations and support services encompasses:

●	Merchant Underwriting: Our adept merchant underwriting team meticulously evaluates applications and assesses risks for new merchants. By focusing on markets with high card-present volume and minimal fraud and chargeback losses, our underwriting strategy offers low-risk profile merchants an expedited activation, augmenting their customer journey.

●	Merchant Onboarding and Activation: Through our user-friendly web-based portal, business proprietors can swiftly sign up for a merchant account. For enterprises, our dedicated merchant onboarding and activation team collaborates closely with partners to facilitate a seamless transition from sales to implementation and activation. Our streamlined process and automated approvals enable rapid and frictionless onboarding, empowering us and our partners with accelerated speed-to-market. In fact, even the most intricate and sizable merchants can be onboarded within a mere 48 hours of application submission.

●	Merchant Training: We furnish merchants with comprehensive training materials through a dedicated department and content delivery platform, ensuring their adept utilization of our offerings.

●	Merchant Risk Management: Our vigilant risk management operations entail ongoing monitoring of merchant accounts. Supported by dedicated security and regulatory assistance (including compliance support, vulnerability scanning, system monitoring, and breach aid), our systems are configured to automatically surveil activities warranting heightened scrutiny. This proactive approach mitigates losses attributed to fraud and defaults.

●	Merchant Support: Operating round the clock, seven days a week, 365 days a year, our merchant support team is unwavering in its dedication to addressing merchant inquiries. Whether pertaining to systems integration or technical solutions, our team delivers expert customer support. Additionally, our cadre of merchant account specialists guides merchants through the entire payment acceptance journey, from onboarding to settlements and reporting. With a resolute focus on swift issue resolution, we provide unparalleled payment expertise and support, reducing repeat calls and enhancing operational efficiency.

●	Software Integrations and Compliance Management: A dedicated team of engineers and technical support staff oversees software integrations and ensures full compliance with security and regulatory requisites. This encompasses support for PCI and Payment Application Data Security Standard compliance, along with system integration and configuration guidance.

●	Partner Support: Our committed support teams collaborate closely with software providers to address inquiries or issues pertaining to the integration of our products and solutions into their software suites. We strive for comprehensive issue resolution by harmonizing relevant departments, optimizing partner support. We also extend assistance in resolving matters encompassing our partners’ entire merchant portfolio or incidents affecting individual merchants.

●	Partner Services: Through our partner-centric customer relationship management system, partners can track the real-time activation progress of new merchant accounts. This comprehensive system empowers partners to monitor their merchant portfolio, encompassing commissions, residual payments, and even support interactions, all in a precise and real-time manner. Automation has been seamlessly woven into these processes to ensure an impeccable experience and heightened financial efficiency.

Business Strategy and Revenue Generation

Over the forthcoming five years, Fintech Scion and its subsidiaries are resolutely committed to expanding market presence and becoming a preeminent force in the SaaS realm and a global in payment solutions. This entails broadening our current array of services and licenses to establish an even more extensive and comprehensive payment ecosystem.

A pivotal facet of this strategy involves strategic acquisitions and investments within the payment landscape. This approach, as envisioned by our directors, will foster rapid revenue growth while maintaining prudent control over operating costs.

Our overarching strategy encompasses the following elements:

●	Robust Software Model: We are dedicated to crafting a robust software model that aligns seamlessly with the diverse requirements of businesses of varying scales.

●	Flexibility in Product Offerings: Flexibility remains at the core of our product offerings, allowing us to tailor custom solutions that precisely cater to our clients’ unique needs.

●	Market Leadership and Innovation: As a market leader, we are deeply attuned to the evolving marketplace. Continuous research and development will be an integral part of our approach, allowing us to integrate cutting-edge products into our business portfolio and remain ahead of industry trends.

●	FintechCashier’s Vision: Our vision for FintechCashier is centered on empowering merchants worldwide to expand their businesses. This will be achieved through state-of-the-art payment technology coupled with financial services that are transparent and free of hidden costs. Our motto is encapsulated in the mantra “One Application, One Integration, Pay as You GO.”

Our business cases are compelling, with clear value propositions for various segments:

●	SMEs: Simplifying global payment acceptance through a single integration, streamlining operations and enhancing their growth prospects.

●	Fintechs: Amplifying the capabilities of fintech companies, enabling them to construct more robust and scalable products.

●	PSPs/Card Acquirers: Elevating these entities into more accessible providers, offering a comprehensive platform with over 280 API integrations and simplified onboarding processes.

Value Addition to Customers

We augment the value for our customers in the following ways:

●	SMEs: Simplifying global payment acceptance through a single integration, reducing operational complexity.

●	Fintechs: Enabling the expansion of their offerings, leading to the creation of more advanced and scalable products.

●	PSPs/Card Acquirers: Transforming these entities into easily accessible providers with a comprehensive platform, streamlined onboarding, and extensive API integrations.

Marketing Approach

Our marketing initiatives encompass a diverse range of channels, ensuring broad and effective outreach:

●	Direct Sales: Our direct sales team employs a multifaceted approach, encompassing techniques like cold calling, networking, and in-person presentations. They are driven to generate leads and secure sales, while also nurturing customer relationships and collecting feedback to inform product development.

●	Social Media: Our marketing team fosters brand awareness on prominent social media platforms, including Facebook, Twitter, and LinkedIn, enabling us to reach a vast audience.

●	Website and Mobile Optimization: A meticulously optimized website and mobile interface are designed to enhance user experience, foster easy navigation, and improve search engine visibility.

●	Adwords and Online Advertising: We leverage pay-per-click (PPC) advertising, cost-per-thousand advertising, and site-targeted advertising to effectively promote our offerings through text, banner, and rich-media ads.

●	Affiliate Program: An affiliate program with a commission-based structure is designed to attract new customers through affiliates, expanding our customer base.

Industry Opportunity

We believe the fintech industry is attractive for a number of reasons:

●	Large Total Addressable Market: The financial services industry represents a significant part of the economy. According to a research report by The Business Research Company, a global market research and consulting firm, the financial services market has experienced significant growth in recent years. The firm anticipates that the market will continue to expand, projecting a growth from $31.1 trillion in 2023 to $33.5 trillion in 2024, with a compound annual growth rate (“CAGR”) of 7.7%. Furthermore, it is forecasted to reach $44.9 trillion by 2028, with a CAGR of 7.6%.

(1)	https://www.thebusinessresearchcompany.com/report/financial-services-global-market-report

Broad Universe of Potential Targets: The total global fintech market attained a value of more than $140 billion in 2023, and expected to grow at a CAGR of 12% to reach over $270 billion by 2027(2).

(2)	https://beinsure.com/ranking/biggest-fintech-unicorn-startups-in-world/

●	Pace of Growth and Innovation Across Subsectors: In fintech, we believe the pace of innovation in the private and public sectors is accelerating. There has been significant disruption and change in the delivery of financial services across many subsectors in recent years, including, among others:

○	APIs, including open banking and account connectivity;
○	Banking technology;
○	Big data, analytics and information technology;
○	Digital assets and blockchain technology;
○	Exchanges and trading platforms, including capital markets technology;
○	Insurance technology and services (“insurtech”);
○	Lending and underwriting technology;
○	Payments;
○	Real estate, mortgage and prop tech services (“proptech”);
○	Regulatory technology for financial services (“regtech”);
○	Risk technology, including fraud and identity protection and cyber and data security; and
○	Wealth management technology (“wealthtech”).

●	Accelerated Adoption Rate for Innovation in Financial Services: Over the last decade, fintech has steadily increased its share of the global economy, and the financial services industry has become one of the largest consumers of technology worldwide, spending over $500 billion on technology annually. These adoption levels continue to benefit from robust secular tailwinds including the growth in digital commerce, the proliferation of mobile technology, the ubiquitous acceptance of digital payments and continuous technological advancement, positioning the sector for long-term growth.

●	Attractive for Public Markets: Over the past few years, the public market’s demand for high-growth fintech prospects has increased, as public market investors continue to seek access to private fintech companies that offer disruptive technologies and solutions.

Market Opportunity

By targeting three different layers within the payment space, FintechCashier expands its reach across multiple layers in the payment space, unlocking substantial potential instead of confining itself to a single market. This approach minimizes the necessity to compete for a dominant market share within any specific layer, opting instead to pursue smaller market shares across multiple layers, thereby fostering opportunities for growth.

The global digital payment market is estimated to reach $361.30 billion by 2030 with a CAGR of 20.5% according to a September 2022 report published by Grand View Research, Inc.

The global cashless transactions are likely to foresee significant growth amid the usage and preference for cashless transactions and by 2025, a growth of 1.9 trillion transactions is estimated.

Accenture conducted a research study that shows transactions worth US$7 trillion is expected to shift from cash to card and other digital payments by 2023 and grow to US$48 trillion by 2030.

The COVID-19 pandemic brought a positive impact to the digital payment market with an increase in online shopping and the fear of virus transmission through physical monetary transactions.

The key market trends include:

a)	The increasing preference for online shopping is a driving factor for the market. It offers the users a number of benefits such as fast checkout options, customized customer experience, and multiple payment options. In addition, companies are also designing enhanced smartwatches that are capable of making contactless payments, similar to the process used in smartphones. For instance, Xiaomi launched the brand new Mi Smart Band 6 in collaboration with Master Card in December 2021, which is capable of conducting contactless payments at Master Card terminals.

b)	Smart city initiative is a significant component in the digital payment market growth, as digital payments are used throughout the various departments to cover multiple Citizen-to-Government (C2G), and Government-to-Citizen (G2C) payments.

c)	Introduction of digital wallets, and the decreasing number of worldwide unbanked population, seem favorable for the digital payment vendors to expand their customer base. Overall, the digital payment market is expected to witness a much higher rate of growth, owing to the driving factors like the promotion of digital payments, rise in internet penetration, high proliferation of smartphones that enables m-commerce growth, and a hike in e-commerce sales.

d)	Constant acceleration of e-commerce supports the use of ePayments and brings about significant benefits. ePayments help overcome the complicated and costly process of physically collecting cash for a product purchased or sold online. Furthermore, innovations in ePayments can ease the process of carrying out payments and other financial services, which can boost additional e-commerce opportunities. Thus, rising e-commerce sales are expected to positively impact the growth of the payment processing solutions market.

e)	Internet access has reached all corners of the world, and this has led to a boost in the online shopping industry. Smartphones have also become an essential part of several people in the 21st century. The growth of e-commerce is driven by the rapid technology adoption, which is led by the rising use of devices, such as smartphones and tablets, and access to the internet through 4G, 5G, and so on.

To take advantage of this trend, merchants worldwide are actively pursuing international expansion, thereby increasing their demand for seamless payment processing across diverse methods and channels within intricate and fragmented payment ecosystems.

●	Contactless Payment Market - The global contactless payment market size is expected to reach USD 6.25 trillion by 2028, according to a new report by Grand View Research, Inc. In a survey conducted by Thales Group in November 2022, it stated it is anticipated to register a CAGR of 20.3% from 2021 to 2028. Various benefits, such as improved service delivery and reduction in transaction time offered by contactless payments, are expected to propel the market growth over the forecast period.

●	Mobile Payment Market - The global mobile payment market size is expected to reach USD 587.52 billion by 2030, expanding at a CAGR of 35.3% from 2022 to 2030, according to a new report by Grand View Research, Inc. The market growth can be attributed to the increasing shift toward contactless payment amid the COVID-19 pandemic. Moreover, the increasing popularity of the e-commerce industry across the globe is expected to accelerate the adoption of mobile payment over the forecast period.

●	Payment As A Service Market - The global payment as a service market size is expected to reach USD 25.7 billion by 2027, expanding at a CAGR of 16.9%, according to a new report by Grand View Research, Inc. Digital disruption in the money transfer ecosystem, combined with the rise in need for quick money transfer methods, has transformed the payment gateway model. As a result of digital money transfer methods, consumers now demand secure digital transaction processing systems to transfer money to their merchants and individuals.

In general, FinTech-as-a-Service (FaaS), or financial technology offered as a service offers a wide range of opportunities to provide solutions to enhance financial technology as a whole. In the evolving fintech landscape, FaaS provides numerous benefits including its adaptability, cost-savings and efficiency gains that make its use a strategic choice for financial and non-financial companies alike. Using FaaS, financial and non-financial companies can automate their financial processes and offer customers hassle-free access to credit and services.

FaaS automates financial processes and makes them efficient, eliminates cumbersome paperwork, and reduces human intervention. Robotic automation frees up working hours for more valuable tasks. The result—streamlined workflows, thorough document analyses, and quick results. By integrating FaaS, companies can significantly reduce the turnaround time for the entire financial process and improve customer experience.

Global Market Reports published by the business research company suggest that the global financial services market will grow from $2.25 trillion in 2021 to $2.85 trillion in 2025 (CAGR 6%).

FinTech-as-a-Service (FaaS) exhibits immense growth potential and is gaining considerable traction. By harmonizing traditional and modern elements and bridging the divide between legacy systems and cutting-edge technology, FaaS provides insights into the evolution of the hybrid future. Furthermore, as businesses strive to enhance financial operations, minimize manual intervention, and enhance personalization, FaaS is poised for rapid and enduring adoption across financial and non-financial sectors in the foreseeable future.

By targeting three different layers within the payment space, we have positioned ourselves in not one, but several markets simultaneously thereby creating a huge potential. As such there is less need to compete for a larger market share in any one layer, but rather compete in many layers with opportunities to grow.

●	Technology Layer–Payment Gateway Market - A market size of $90.9 billion in 2022 expected to grow to $174.4 billion in 2027.

●	Banking Layer–Digital Payment Market - A market size of $89.5 billion in 2021 expected to grow to $374.9 billion in 2030, according to a Polaris Market Research’s Digital Payment Market Size Report 2022-2030.

●	Payment Layer–Payment Processing Market - A market size of $60.5 billion in 2021 expected to grow to $116.2 billion in 2027.

The above estimations result in FintechCashier’s current market opportunity comprising of up to approximately $248.9 billion throughout the three layers.

SaaS is gaining attention and leveraging modern technology to aid multiple industry segments, including lending, credit, and payments, in resolving long-standing challenges. Businesses are increasingly turning to SaaS to optimize their processes and increase efficiency. Customer satisfaction and customer retention are two compelling reasons why numerous companies are now adopting SaaS. Legal compliance and optimal security mechanisms are additional benefits. Using SaaS, financial and non-financial companies can automate their financial processes and offer customers hassle-free access to credit and services.

SaaS automates financial processes and makes them efficient, eliminates cumbersome paperwork, and reduces human intervention. Robotic automation frees up working hours for more valuable tasks. The result—streamlined workflows, thorough document analyses, and quick results. By integrating SaaS, companies can significantly reduce the turnaround time for the entire financial process and improve customer experience.

In a report entitled Analyzing the Rapid Growth of Fintech-as-a-Service (FaaS) published by Prove suggest that the global financial services market will grow from $2.25 trillion in 2021 to $2.85 trillion in 2025 (CAGR 6%)

SaaS has tremendous potential for growth and is finding many takers. Bringing together the old and the new and bridging the gap between legacy structures and next-generation technology, SaaS hints at how the hybrid new world will develop going ahead. Moreover, with companies keen on improving financial processes, reducing human intervention, and increasing personalization, SaaS is likely to see quick and sustained adoption by financial and non-financial companies in the years to come.

Acquisition Strategy

We intend to acquire one or more high-quality businesses that can generate attractive, risk-adjusted returns for shareholders. To that end, our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, enhance the growth of a company in the fintech industry that complements our experience and expertise.

We believe that the following value propositions will allow us to source businesses which will not only bring value to us but also bring transformative change and exponential growth to them :

●	Best-in-Class Sourcing Capabilities: our global network of relationships with financial services and technology company CEOs, founders, boards of directors and private equity sponsors provides us with a proprietary avenue for sourcing target businesses.

●	Deep Insights Across the Fintech Industry: We believe that our management team’s extensive knowledge of the fintech industry, understanding of economic and regulatory nuances globally and expertise in technology go-to-market strategies and business models provide us with a differentiated ability to evaluate promising target businesses.

●	Proven Experience in Consummating Transactions: We believe that our management team’s extensive mergers and acquisitions experience, with a distinct reputation for navigating transaction complexities, is a significant advantage. Our management team have demonstrated ability to negotiate and structure transactions, evaluate corporate strategies, access growth capital and develop appropriate capital structures.

●	Significant Financial Services and Technology Investment Experience: our management team has extensive experience in analyzing attractive financial services and technology investments in individual equity opportunities. We believe that our proficiency in this area can help us evaluate compelling business combination opportunities.

Fintech Scion will actively pursue mergers and acquisitions to elevate the performance of our portfolio businesses. Our primary aim is to drive their growth by expanding their size, capabilities, and market presence in their respective industries. These strategic initiatives are designed to unlock synergies and enhance overall performance. Furthermore, we will allocate resources to develop scalable platforms that empower our portfolio businesses, enabling them to achieve accelerated growth.

Competitive Strengths

FintechCashier competes with a range of providers, each of whom may provide a component of our offering, but do not provide an integrated offering capable of solving complex business challenges for software partners and merchants. For certain services and solutions, including end-to-end payments, we compete with third-party payment processors and integrated payment providers.

The competitive landscape across the three layers are shown in the table

Layer	Market Sector	Competitors
Technical	Payment Gateway Market	Crassula, Contis, Mambu, SBlock
Payments	Payment Processing Market	Nuvei, Worldpay, Checkout, Ayden
Banking	Digital Payment Market	Solaris Bank, Tide Mollie, Revolut,
Issuing	Issuing Layer	Marqueta

We believe our market opportunity is demonstrated by a number of recent transactions completed by our competitors throughout the three layers outlined above. With respect to the technical layer, in a December 2021 Series E funding round, Mambu raised $265.7 million, for a company valuation of $5.4 billion post-money. With respect to the banking layer, Revolut, a competitor on our banking layer, cites a $33 billion market cap, while Marqueta, our competitor in the issuing layer is valued today at nearly $3.7 billion.

Unlike many players in the market FintechCashier is not exclusively focused on payments. By targeting different layers, it can provide full solutions for customers covering all their payment needs.

Combining all layers under one platform, FintechCashier solution creates a greater market opportunity and potential for increasing market penetration.

The following direct competitors have been identified:

a)	Simplex - Fully regulated as a financial institution, Simplex processes credit card payments with a 100% fraud protection guarantee–in case of a fraud chargeback, the merchant gets paid by Simplex. Utilizing its cutting-edge fraud prevention solution and AI technology, Simplex blocks fraudulent users and allows legitimate users to complete payments, thereby, increasing conversion rates and enabling merchants to focus on their business growth. In today’s banking echo-system Crypto-related businesses are underserved. Simplex enables personal individuals and businesses to get an EU IBAN account for their banking activity having all the necessary payment account functions.

b)	SafeCharge - mission is to unleash the transformational capabilities of modern payments technology for merchants; putting them in control and empowering them to achieve more. SafeCharge has developed the industry’s first Native+ Payments Engine. Native, because it has been built from the ground-up as a platform to cover the full payment value chain, providing merchants with all the benefits of an end-to-end secure payment processing solution. It enables a connection to other payment and risk management partners.

c)	Rapyd - claims to offer the fastest way to power local payments anywhere in the world, enabling companies across the globe to access markets quicker than ever before. By utilizing Rapyd’s payments network and FinTech-as-a-Service platform, businesses and consumers engage in local and cross-border transactions in any market. The Rapyd platform is unifying fragmented payment systems worldwide by bringing together 900-plus payment methods in over 100 countries.

FintechCashier believes it can compete with these and other providers in the industry by virtue of:

a)	Offering a faster solution–the onboarding offered by FintechCashier is much quicker than other systems. It is optimized to allow clients to deploy in a minimum of time, with less hassle, enabling them to focus on their business rather than back office activities.

b)	High level of service– FintechCashier is more flexible and more client centric, with the ability to respond quickly and personally, and to have the ability to make changes and create new applications to meet client needs.

c)	FintechCashier understands that small businesses will often grow into large enterprises and it has a strong interest in nurturing clients as their businesses grow. Our user-friendly and professional team is always on hand to answer questions and provide professional and responsive support, before, during and after sign up.

d)	Competitive pricing–FintechCashier’s priority is to be highly competitive in pricing, as it understands that its’ clients are price sensitive.

e)	FintechCashier has the capability to incorporate additional features to cater to the evolving requirements of its clients. Recognizing that businesses undergo changes, FintechCashier actively listens to customer needs and adapts by either providing tailored solutions or integrating a comprehensive range of services into its offerings. This flexibility empowers clients to incorporate or switch features as their businesses evolve.

Employees

As of the date of this prospectus, we have approximately 23 full-time employees who work primarily in onboarding, compliance and operation. We have employment contracts with all of our full-time employees. We are not a party to any collective bargaining agreements, and we believe that we maintain good relations with our employees.

Intellectual Property

We rely on a combination of trademark, domain names and trade secret laws, as well as employee and third-party nondisclosure, confidentiality and other types of contractual arrangements to establish, maintain and enforce our intellectual property rights, including with respect to our proprietary rights related to our products and services. In addition, we use service platform technology, have an exclusive distribution technology license and license technology from third parties.

As of the date of this prospectus, we own rights to domains (fintechcashier.com, fintechcashier.co.uk, hwgc.tech, hwgcash.kz, hwggcapital.com and hwgcash.com) and trade names (FintechCashier) and their respective logos. In addition, we own a portfolio of trademarks in multiple jurisdictions around the world and have registered our primary trademark, FintechCashier.

We do not own any patents. FintechCashier Asia P.L.C., our wholly-owned subsidiary, owns licenses in connection with our Money Broking Business and Payment Operator Business.

Properties

Our corporate headquarters, which include the majority of our product development, sales, marketing, and business operations, is located at M Floor & 1st Floor, No. 33, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia, supported by our United Kingdom branch located at 2 Portman Street, W1H 6DU, London, United Kingdom and Asian branch located at Lot 2-15, Labuan Time Square, Jalan Merdeka, 87007, Federal Territory of Labuan, Malaysia. Both properties are leased on a rolling contract basis. We believe this to be sufficient to meet our needs for the foreseeable future and that any additional space we may require will be available on commercially reasonable terms.

Legal Proceedings

We are not a party to existing or pending material legal proceedings against us, and we have no knowledge of any threatened litigation, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Government Regulations

Various aspects of our business and service areas are subject to U.S. federal, state, and local regulation, as well as regulation outside the U.S., as more fully described below. As we continue to expand our business globally, we will become subject to more government regulation in new markets.

The Dodd-Frank Act

In July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”) was signed into law in the U.S. The Dodd-Frank Act has resulted in significant structural and other changes to the regulation of the financial services industry. Among other things, Title X of the Dodd-Frank Act established the Consumer Financial Protection Bureau (“CFPB”) to regulate consumer financial products and services (including some offered by our partners). The CFPB may also have authority over us as a provider of services to regulated financial institutions in connection with consumer financial products.

Separately, the Dodd-Frank Act directed the Federal Reserve to regulate debit interchange transaction fees that a card issuer or payment network receives or charges for an electronic debit transaction. Pursuant to the Dodd-Frank Act, debit interchange transaction fees must be “reasonable and proportional” to the cost incurred by the card issuer in authorizing, clearing, and settling the transaction. Pursuant to the regulations promulgated by the Federal Reserve implementing this “reasonable and proportional” requirement, debit interchange rates for card issuers operating in the U.S. with assets of $10 billion or more are capped at the sum of $0.21 per transaction and an ad valorem component of 5 basis points (multiplied by the value of the transaction) to reflect a portion of the issuer’s fraud losses plus, for qualifying issuers, an additional $0.01 per transaction in debit interchange for fraud prevention costs. In addition, the regulations contain non-exclusivity provisions that ban debit card networks from prohibiting an issuer from contracting with any other card network that may process an electronic debit transaction involving an issuer’s debit cards and prohibit card issuers and card networks from inhibiting the ability of merchants to direct the routing of debit card transactions over any network that can process the transaction.

On November 14, 2023, the Federal Reserve issued a notice of proposed rulemaking, pursuant to which the Federal Reserve proposes to update certain interchange rates for card issuers operating in the U.S. with assets of $10 billion or more. Under the proposed rule, the base component would decrease from $0.21 per transaction to $0.144 per transaction, the ad valorem component would decrease from 5 basis points (multiplied by the value of the transaction) to 4.0 basis points (multiplied by the value of the transaction), and the additional fraud-prevention cost would increase from $0.01 per transaction to $.013 per transaction. Modifications to the interchange fees permitted could adversely affect our business, financial condition or results of operations. In addition, members of Congress have periodically introduced legislation to reduce credit card interchange, such as The Credit Card Competition Act of 2023. If any such legislation is passed, our business, financial condition or results of operations may be adversely affected.

Further, the ability of payment networks to impose certain restrictions are limited because the Dodd-Frank Act allows merchants to set minimum dollar amounts for the acceptance of a credit card (while federal governmental entities and institutions of higher education may set maximum amounts for the acceptance of credit cards). Depending on the card network rules, merchants are now also allowed to provide discounts or other incentives to entice consumers to pay with an alternative payment method, such as cash, checks, or debit cards.

The Dodd-Frank Act granted each the CFPB and the Financial Stability Oversight Council authority to determine whether any non-bank financial company, such as us, should be supervised by the CFPB or Board of Governors of the Federal Reserve System, respectively. Any new rules or regulations, implemented by the CFPB or the Financial Stability Oversight Council or in connection with the Dodd-Frank Act that are applicable to us, or any changes that are adverse to us resulting from litigation brought by third parties challenging such rules and regulations, could increase our cost of doing business or limit permissible activities.

Privacy and information security regulations

We, our partners and certain of our merchants provide services that may be subject to various state, federal, and foreign privacy laws and regulations, including, among others, the Financial Services Modernization Act of 1999, which we refer to as the Gramm-Leach-Bliley Act (“GLBA”), the EU General Data Protection Regulation 2016/679 (“EU GDPR”), the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (the “CPRA”), the United Kingdom General Data Protection Regulation and Data Protection Act 2018 (collectively, the “UK GDPR”), the Personal Information Protection and Electronic Documents Act in Canada and Israeli privacy laws, in particular in relation to Finaro. These laws and their implementing regulations restrict certain collection, processing, storage, use, and disclosure of personal information, require notice to individuals of privacy practices, and provide individuals with certain rights to prevent use and disclosure of protected information. These laws also impose requirements for the safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. Certain federal, state and foreign laws and regulations impose similar privacy obligations and, in certain circumstances, obligations to notify affected individuals, state officers or other governmental authorities, the media, and consumer reporting agencies, as well as businesses and governmental agencies, of security breaches affecting personal information. In addition, there are state and foreign laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers.

As a processor of personal data of EU and UK data subjects, we are also subject to regulation and oversight in the applicable EU Member States and United Kingdom with regard to data protection legislation. The EU GDPR and UK GDPR (collectively referred to as the “GDPR”) contains additional obligations on data controllers and data processors that have an establishment in the EU or UK or are offering goods or services to, or monitoring the behavior of, consumers within the EU or UK. The GDPR includes significant enhancements with regard to the rights of data subjects (which include the right to be forgotten and the right of data portability), stricter regulation on obtaining consent to processing of personal data and sensitive personal data, stricter obligations with regard to the information to be included in privacy notices and significant enhanced requirements with regard to compliance, including a regime of “accountability” for processors and controllers and a requirement to embed compliance with GDPR into the fabric of an organization by developing appropriate policies and practices, to achieve a standard of data protection by “design and default.” The GDPR includes enhanced data security obligations, requiring data processors and controllers to take appropriate technical and organizational measures to protect the data they process and their systems. Organizations that process significant amounts of data may be required to appoint a Data Protection Officer responsible for reporting to highest level of management within the business. There are greatly enhanced sanctions under GDPR for failing to comply, and penalties for certain breaches are up to the greater of EUR 20 million/ GBP 17.5 million or 4% of our global annual turnover. We are also subject to evolving EU and UK privacy laws on cookies, tracking technologies and e-marketing. The Bank is also subject to the Banking Act, Chapter 371 of the laws of Malta, and all subsidiary regulation as well as any banking rules issued by the Malta Financial Services Authority as the competent authority.

Personal Data Protection Act 2010 and Personal Data Protection Regulations 2013

The Personal Data Protection Act 2010 (PDPA) pertains to the legislation and rules governing data privacy and the safeguarding of personal data. Under the PDPA, it is generally mandated that an individual’s consent is required for the processing and disclosure of their personal data, unless specified otherwise in the provisions of the PDPA. The term “processing” has a broad definition, encompassing activities such as collecting, recording, retaining, or storing personal data, as well as carrying out any operation or series of operations involving personal data, including the following:

(a)	the organization, adaptation or alteration of personal data;

(b)	the retrieval, consultation or utilization of personal data;

(c)	the disclosure of personal data by transmission, transfer, dissemination or otherwise making available; or

(d)	the alignment, combination, correction, erasure, or destruction of personal data.

The Personal Data Protection Regulations of 2013 stipulate that consent must be obtained for the processing of personal data, regardless of the form in which it can be accurately recorded and maintained by the data user.

Data users have an obligation to provide written notice regarding the processing of personal data. This notice should include various details such as a description of the personal data being processed, the purpose for which it is being processed, the source of the data, the recipients to whom it may be disclosed, whether providing the personal data is mandatory or voluntary, the individual’s rights to access and correct their personal data, and the options available to limit the processing of the data. The notice must be provided in both English and the national language of Bahasa Malaysia.

Unfair trade practice regulations

We, our partners and certain of our merchants are subject to various federal, state, and international laws prohibiting unfair or deceptive trade practices, such as Section 5 of the Federal Trade Commission Act and the prohibition against unfair, deceptive, or abusive acts or practices (“UDAAPs”) under the Dodd-Frank Act, and prohibiting misrepresentations and other activities related to telemarketing, such as the Telemarketing Sales Act. Various regulatory agencies, including the Federal Trade Commission (“FTC”) and state attorneys general, have authority to take action against parties that engage in unfair or deceptive trade practices or violate other laws, rules, and regulations, and to the extent we are processing payments for a client that may be in violation of laws, rules, and regulations, we may be subject to enforcement actions and incur losses and liabilities that may impact our business. For example, all persons offering or providing financial services or products to consumers, directly or indirectly, can be subject to the prohibition against UDAAPs. The CFPB has enforcement authority to prevent an entity that offers or provides consumer financial services or products or a service provider from committing or engaging in UDAAPs, including the ability to engage in joint investigations with other agencies, issue subpoenas and civil investigative demands, conduct hearings and adjudication proceedings, commence a civil action, grant relief (e.g., limit activities or functions; rescission of contracts), and refer matters for criminal proceedings.

Anti-money laundering, anti-bribery, sanctions, and counter-terrorist regulations

We are contractually required to comply with the anti-money laundering laws and regulations in certain countries. In the U.S., we comply with certain provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively “the BSA”) which are enforced by the Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury and the U.S. Department of Justice. The Bank is also required to comply with the anti-money laundering law and regulations applicable in the EU as transposed into Maltese by virtue of the Prevention of Money Laundering Act, Chapter 373 of the laws of Malta and all subsidiary legislation emanating from it. We are also subject to anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws, that prohibit the making or offering of improper payments to foreign government officials and political figures and includes anti-bribery provisions enforced by the Department of Justice and accounting provisions enforced by the SEC. The FCPA has a broad reach and requires maintenance of appropriate records and adequate internal controls to prevent and detect possible FCPA violations. Many other jurisdictions where we conduct business also have similar anticorruption laws and regulations. We have policies, procedures, systems, and controls designed to identify and address potentially impermissible transactions under such laws and regulations.

We are also subject to certain economic and trade sanctions programs that are administered by the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit or restrict transactions to or from, or dealings with, specified countries, their governments, and in certain circumstances, their nationals, and with individuals and entities that are specially-designated nationals of those countries, narcotics traffickers, and terrorists or terrorist organizations. Other group entities may be subject to additional local sanctions requirements in other relevant jurisdictions. We have policies, procedures, systems, and controls designed to identify and address compliance with sanctions programs.

Similar anti-money laundering, counter-terrorist financing, and proceeds of crime laws apply to movements of currency and payments through electronic transactions. These laws also apply to dealings with persons specified in the lists of OFAC-like organizations of several other countries, and require specific data retention obligations to be observed by intermediaries in the payment process. Our businesses in those jurisdictions are subject to those data retention obligations.

MANAGEMENT

The following table sets forth, as of the date of this prospectus, the names and ages of the current Board of Directors of the Company, our executive officers and the principal offices and positions held by each person.

Name	Age	Position(s)
Lim Chun Hoo	34	Chief Executive Officer & Director
Colin Ellis	62	Chief Financial Officer & Director
Richard Berman	81	Director

Lim Chun Hoo (Mr. Lim) has been Director of our Company since November 21, 2022 and was appointed as Chief Executive Officer of the Company on December 27, 2023. Mr. Lim had previously served as our CFO since February 23, 2023. He is the director of FintechCashier Asia P.L.C. (formally known as HWGG Capital P.L.C.) (“FintechAsia”), a wholly-owned subsidiary of the Company. From May, 2020 to April, 2022, he served as a director in an investment bank company, HWG Digital Investment Bank (Malaysia) P.L.C. From November, 2020 to August, 2022, he served as a director under Fintech Bank Limited. He also served as a director of Ho Wah Genting Holiday Sdn Bhd from November, 2014 until October, 2021. From August, 2013 to May, 2014, he was Senior Share Investment Executive at Public Bank Berhad. In August, 2010, he joined PT Ho Wah Genting, Indonesia as a business analyst, and served as an assistant of vice president from December, 2011 until August, 2013. Mr. Lim received a Bachelor of Arts (Honors) in Finance and Investment Management from the University of Northumbria, Newcastle-upon-Tyne, United Kingdom in 2010. Mr. Lim has 6 years of experience in the global fintech industry, especially in the Asia. His experience in the organizational development, business operations, financial and corporate exercise serve as his main contribution to the company’s operation. He is qualified as a director of our Company.

Colin Ellis (Mr. Ellis) has been a Director of our Company since February 23, 2023 and was appointed Chief Financial Officer of the Company on December 27, 2023. He is the Senior Partner of Anstey Bond LLP, a London firm of chartered accountants, which he founded in January 2011. Mr. Ellis has a well-developed background in international corporate finance, having served as Auditor and Advisor to UK companies listed on the London Stock Exchange and Alternative Investment Market (AIM), along with other junior market-listed public companies, including entities in the Mining and Innovation Technology sectors. Mr. Ellis holds several directorships and provides financial knowledge for a range of companies, from startups to public companies. We believe that Mr. Ellis’ 35 years of experience in the international finance industry have enabled Mr. Ellis to develop a sound knowledge of running both UK-based and international companies and qualifies him as a director of our Company.

Richard Berman (Mr. Berman) has been a Director of our Company since February 23, 2023 and serves as Chairman of the Audit Committee. Mr. Berman’s business career spans over 40 years of venture capital, senior management and merger & acquisitions experience. Mr. Berman has served as a director and/or officer of over a dozen public and private companies. From 2006 to 2011, he was Chairman of National Investment Managers, a company with $12 billion in pension administration assets. Mr. Berman is currently a director of six publicly traded companies: Sidus Space, Inc. (NASDAQ: SIDU), Cryoport, Inc., Comsovereign Holding Corp., BioVie, Inc., Context Therapeutics Inc. (where he is Chairman) and Genius Group Limited. Mr. Berman also serves as Audit Committee Chairman for Cryoport Inc., Biovie Inc. and Genius Group Limited. Mr. Berman also served as a director of Cuentas, Inc. from 2018 through 2022. Over the last decade he has served on the board of six companies that have reached over $1 billion in market capitalization–Cryoport, Advaxis, EXIDE, Internet Commerce Corporation, Strategic Funding Source, Inc. (Kapitus) and Ontrak (Catasys). Previously, Mr. Berman worked at Goldman Sachs; was Senior Vice President of Bankers Trust Company, where he started the M&A and Leveraged Buyout Departments; created the largest battery company in the world in the 1980’s by merging Prestolite, General Battery and Exide to form Exide Technologies (XIDE); helped to create what is now Soho (NYC) by developing five buildings; and advised on over $4 billion of M&A transactions. He is a past Director of the Stern School of Business of NYU where he obtained his BS and MBA. He also has U.S. and foreign law degrees from Boston College and The Hague Academy of International Law, respectively. Mr. Berman’s financial and business expertise, including his background in biotechnology, international management and banking, and his extensive experience as a director in the public company context makes him well-qualified to serve as a member of our Board of Directors.

Family Relationships

There are no other family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Director Independence

Prior to the consummation of this offering, our board of directors undertook a review of the independence of our directors and considered whether any director has a relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our board of directors has affirmatively determined that [          ], [          ] and [      ] are each an “independent director,” as defined under Nasdaq rules.

Board of Directors Meetings and Committees

Our Board of Directors will establish an audit committee and is expected to appoint a nominating and corporate governance committee and a compensation committee prior to the completion of this offering. Each of these committees is expected to be governed by a charter that will be available on our website following the completion of this offering.

Audit Committee

Our audit committee will be responsible for, among other things:

●	monitoring the quality of internal controls and ensuring our financial performance is properly measured and reported on;

●	consideration of the Directors’ risk assessment and suggesting items for discussion at the full Board;

●	receipt and review of reports from our management and auditors relating to the interim and annual accounts, including a review of accounting policies, accounting treatment and disclosures in the financial reports;

●	consideration of the accounting and internal control systems in use throughout the Company and its subsidiaries; and

●	overseeing our relationship with external auditors, including making recommendations to the Board as to the appointment or re-appointment of the external auditors, reviewing their terms of engagement, and monitoring the external auditors’ independence, objectivity and effectiveness.

Upon the consummation of this offering, our audit committee will consist of [      ], [          ] and Richard Berman, with Richard Berman serving as chair. Our board of directors has affirmatively determined that [      ], [          ] and Richard Berman each meet the definition of “independent director” under Nasdaq rules, and that they meet the independence standards under Rule 10A-3. Each member of our audit committee meets the financial literacy requirements of Nasdaq. In addition, our board of directors has determined that Richard Berman will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our principal corporate website at www.fintechcashier.com concurrently with the consummation of this offering.

Compensation Committee

Our compensation committee will be responsible for, among other things:

●	the review of the performance of the Executive Directors and management;

●	recommendations to the Board on matters relating to the remuneration and terms of service of the Executive Directors and management; and

●	recommendations to the Board on proposals for the granting of share options and other equity incentives pursuant to any share option scheme or equity incentive scheme in operation from time to time.

Upon the consummation of this offering, our compensation committee will consist of [      ], [          ] and [      ], with [               ] serving as chair. Our board has determined that [          ], [          ] and [      ] are each independent directors under Nasdaq rules. Our board of directors will adopt a written charter for the compensation committee, which will be available on our principal corporate website concurrently with the consummation of this offering.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will be responsible for, among other things:

●	drawing up selection criteria and appointment procedures for Directors;

●	recommending nominees for election to our Board of Directors and its corresponding committees;

●	assessing the functioning of individual members of our Board of Directors and executive officers and reporting the results of such assessment to our Board of Directors; and

●	developing corporate governance guidelines.

Upon the consummation of this offering, our nominating and corporate governance committee will consist of [                    ], [          ] and [      ], with [    ] serving as chair. Our board has determined that [      ], [          ] and [     ] are each independent directors under Nasdaq rules. Our board of directors will adopt a written charter for the nominating and governance committee, which will be available on our principal corporate website concurrently with the consummation of this offering.

Code of Ethics

We anticipate adopting a formal Code of Business Conduct and Ethics applicable to all Board members, officers and employees prior to the completion of this offering. Our Code of Business Conduct and Ethics is expected to be available on our website at www.fintechcashier.com.

A copy of our Code of Business Conduct and Ethics may be obtained without charge upon written request to Secretary, Fintech Scion Limited, M Floor & 1st Floor, No. 33, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, www.fintechcashier.com, and/or in our public filings with the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains compensation information for our executive officers for the years ended December 31, 2023 and 2022:

Name & Principal Position	Year	Salary	Bonus	Stock In Lieu of Cash Bonus	Equity Incentive Plan Grants	Other(1)	Total
Previous Executive Officers
Shalom Dodoun	2023	$165,659	$—	$—	$—	$47,786	$213,445
(Previous CEO)	2022	$142,005	$—	$—	$—	$—	$142,005

(1)	The $47,786 was the consultancy fee payable by the Company to Mr. Dodoun for the year ended December 31, 2023.

Employment Agreements

None.

Outstanding Equity Awards as of December 31, 2023

On January 6, 2017 and March 21, 2017, the Company issued 310,029,000 shares of our Common Stock under 2016 Equity Incentive Plan (the “2016 Plan”). After effectuating a 1:100 reverse stock split in June 2017 and a 1:10 reverse stock split in March 2022, the issued and outstanding shares under the 2016 Plan were 310,029. Upon the effectiveness of the 1-for-10 reverse split, the issued and outstanding shares under the 2016 Plan will be 31,003 shares.

Securities authorized for issuance under equity compensation plans

The following table provides information relating to our equity compensation plans as of December 31, 2023.

	Equity Compensation Plans
	Number of securities issued under the Plans	Number of securities remaining available For Future Issuance
Equity compensation plans approved by security holders	—	—
Equity compensation plans not approved by security holders	31,003	4,343,851
Total	31,003	4,343,851

Director Compensation

The Company accrued or paid compensation to its directors for serving in such capacity, as shown in the table below.

Director	Year	Option Awards	Restricted Stock Unit Awards	Fees Earned or Paid in Cash		Total
Lim Chun Hoo	2023	$—	$—	$38,876		$38,876
Colin Ellis	2023	$—	$—	$24,000	(1)	$24,000
Richard Berman(2)	2023	$—	$—	$100,000		$100,000

(1) The $24,000 was the consultancy fee payable by the Company to Mr. Ellis for the year ended December 31, 2023.

(2) Mr. Berman shall receive a salary of $10,000 a month as independent director of the Company for year 2024. Upon the successful uplisting to Nasdaq, Mr. Berman, shall be rewarded with up to a maximum of 1% of shares of our common stock. The number of shares to be issued shall be calculated based on the market share price (as stated on Nasdaq) on the first closing date in which shares of our common stock are successfully listed on Nasdaq.

2023 Omnibus Equity Incentive Plan

Our board of directors and stockholders approved the 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) on November 16, 2023, under which we may grant equity incentive awards in order to attract, motivate and retain the talent who are expected to make important contributions to the Company. The material terms for the 2023 Plan are summarized below.

Types of Awards. The 2023 Plan provides for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), and other stock-based awards. Items described above in the Section called “Shares Available; Certain Limitations” are incorporated herein by reference.

Administration. The 2023 Plan will be administered by the Board, or if the Board does not administer the 2023 Plan, any committee of the Board or any other committee or subcommittee of the Board that complies with the applicable requirements of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended from time to time, and any other applicable legal or stock exchange listing requirements (each of the Board, or such committee or such subcommittee, the “plan administrator”). The plan administrator may interpret the 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2023 Plan.

The 2023 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2023 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2023 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2023 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2023 Plan is referred to for federal income tax purposes as a “nonqualified” stock option. Each option granted under the 2023 Plan will be designated as a nonqualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent (10%) shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of the Company’s common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “Free-Standing SAR”) or in conjunction with all or part of any option granted under the 2023 Plan (a “Related Right”). A Free-Standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing SAR may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of the Company’s common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2023 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2023 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2023 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2023 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2023 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2023 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, employment, services or other agreement, if a “change in control” (as defined below) occurs and a participant is employed by, or otherwise providing services to the Company or any of its affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2023 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2023 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2023 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2023 Plan

The 2023 Plan provides our Board with authority to amend, alter or terminate the 2023 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2023 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare a financial restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities law, then the plan administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three completed fiscal years that the plan administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

Shares Available Under the 2023 Plan.

The maximum number of shares of common stock that may be issued to participants under the 2023 Plan is 39,748,528, subject to adjustment for certain corporate changes affecting the shares, such as stock splits.

As of December 31, 2023, there were no Common Stock issued pursuant to the 2023 Plan.

2016 Equity Incentive Plan

Our Board of Directors adopted, and our stockholders approved, our 2016 Equity Incentive Plan (the “2016 Plan”) on January 18, 2016, which provides for the issuance of incentive awards to officers, key employees, consultants and directors. The material terms of the 2016 Plan are summarized below.

Administration of the 2016 Plan.

The 2016 Plan is administered by our board of directors. Our board of directors may delegate any or all of its powers under the 2017 Plan to one or more committees or subcommittees of the board (a “Committee”). All references in the 2016 Plan to the “Board” shall mean our board of directors or a Committee of our board of directors to the extent that the board’s powers or authority under the 2016 Plan have been delegated to such Committee. The Board shall have authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2016 Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the 2016 Plan or any award in the manner and to the extent it shall deem expedient to carry the 2016 Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the 2016 Plan or in any award thereunder. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the 2016 Plan made in good faith.

Eligibility Participants.

The 2016 Plan authorizes the grant of stock options, restricted stock, restricted stock units and/or other stock-based awards to employees, officers, directors, individual consultants and advisors of the Company. The Board determines, in its sole discretion, who will receive awards under the 2016 Plan. Notwithstanding anything in the 2016 Plan or any award documentation to the contrary, for so long as the Company has elected Subchapter S status under Section 1362 of the Internal Revenue Code of 1986, as amended, no award shall be granted or exercised, as the case may be, if the result of such grant or exercise would result in the termination of such Subchapter S status, unless such grant or exercise, as the case may be, is consented to by all stockholders of the Company. Any such purported grant or exercise of an award that does not comply with the foregoing shall be void and have no legal force or effect and shall not be recognized on the books of the Company as effective.

Shares Available Under the 2016 Plan.

The maximum number of shares of common stock (the “Common Stock”) that may be issued to participants under the 2016 Plan was 100,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the 2016 Plan for which the award is canceled, forfeited or expires again become available for grants under the 2016 Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the 2016 Plan.

In June 2017, the Company effectuated a 1:100 reverse stock split, resulting in 10,000,000 shares of our Common Stock being reserved for issuance under the 2016 Plan. In December 2017, the Company increased number of shares of our Common Stock reserved for issuance under the 2016 Plan to 40,000,000. In March 2022, the Company effectuated a 1:10 reverse stock split, resulting in 4,000,000 shares of our Common Stock reserved for issuance under the 2016 Plan.

As of December 31, 2023, there were an aggregate of 368,998 shares of Common Stock remaining eligible for issuance pursuant to the 2016 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2016 and 2023 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change. The following summary does not discuss state, local or non-U.S. tax consequences.

Nonqualified Stock Options

A participant who has been granted a nonqualified stock option will not recognize taxable income upon the grant of a nonqualified stock option. Rather, at the time of exercise of such nonqualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to an income tax deduction at such time and in the same amount that the participant recognizes ordinary income (subject to possible limitations imposed by the Code). Any gain or loss on the participant’s subsequent disposition of the shares will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant. We do not receive a tax deduction for any subsequent capital gain realized by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2023 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). We are not entitled to any deduction under these circumstances. The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount (subject to possible limitations imposed by the Code) as the participant recognizes ordinary income.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code) over the amount paid for such shares (if any). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The election under Section 83(b) of the Code must be made within 30 days from the time the restricted shares are issued. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Section 162(m) Limitation.

In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and nonqualified benefits) for covered employees exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. Under the Tax Cuts and Jobs Act, the term “covered employee” now includes any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year, whether or not employed at year-end. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.

New Plan Benefits

Future grants under the 2023 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2023 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2023 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 15, 2024, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

●	each of the named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 15, 2024, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of ownership is based on 19,874,265 shares of common stock outstanding on April 15, 2024. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of April 15, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Fintech Scion Limited, M Floor & 1st Floor, No. 33, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia.

	Number of Shares	Percentage of Common Stock
Beneficial Owner	Beneficially Owned	Beneficially Owned
Directors and Executive Officers
Lim Chun Hoo(1)	2,958,157	14.88%
Colin Ellis(2)	—	—
Richard Berman(3)	—	—
All Officers and Directors as a Group (3 persons)	2,958,157	14.88%
5% or Greater Stockholders
Shalom Dodoun(4)	8,325,736	41.89%

(1)	Mr. Lim is the CEO, Secretary and Director of the Company, and the director of FintechAsia, a wholly-owned subsidiary of the Company.
(2)	Mr. Ellis is the CFO and Director of the Company.
(3)	Mr. Berman is the Director of the Company.
(4)	Mr. Dodoun is the previous CEO and Director of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions or series of transactions since January 1, 2022 or any currently proposed transaction, to which we were or are to be a participant and in which the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2023 and 2022, and in which any of our directors, executive officers or persons who we know hold more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements with our directors and executive officers.

Amounts due from Related Parties

For the years ended December 31, 2023 and 2022, the total amounts due from related parties were $nil and $ 1,296,935, respectively. These advances were unsecured, non-interest bearing and due on demand. The breakdown of certain amount due from related parties are as below:

Dato’ Lim Hui Boon, the previous president of the Company who resigned in February 2023, is the director of Ho Wah Genting Group Sdn Bhd (“HWGGSB”). Dato’ Lim Hui Boon, is directly related to Mr. Lim Chun Hoo, the previous CFO and the current CEO and director of the Company. As of December 31, 2023, and 2022, the amount due from HWGGSB were $nil and $799,094, respectively.

Mr Lim Chun Hoo, the previous CFO and the current CEO and director of the Company, is also the director of HWG Fintech International Ltd (“HWGFI”). As of December 31, 2023, and 2022, the amount due from HWGFI were $nil and $497,841, respectively.

Amounts Due to Related Parties

For the years ended December 31, 2023 and 2022, the total amounts due to related parties were $746,330 and $2,463,833 respectively. These advances were unsecured, non-interest bearing and due on demand. The breakdown of certain amount due to related parties are as below:

Mr. Leong Yee Ming, the previous CEO, CFO, secretary and director of the Company who resigned in February 2023, is also 1) a director of Grande Legacy Inc. (“GL”), and the amount due to GL for the years ended December 31, 2023 and 2022 were $nil and $266,610, respectively; 2) a director of HWG Capital Inc. (“HWG Capital” and previously known as GrandeLife Inc.), and the amount due to HWG Capital for the years ended December 31, 2023 and 2022 were $nil and $329,565 respectively; 3) a director of Aelora Sdn Bhd (“ASB” and previously known as Vitaxel Sdn Bhd), a previous subsidiary of the Company, and the amount due to ASB for the years ended December 31, 2023 and 2022 were $nil and $23,933 respectively.

Mr. Lim Chun Hoo, the previous CFO and the current CEO and director of the Company, is also a previous director of HWG Digital Investment Bank (Malaysia) P.L.C. (“HDIB”). As of December 31, 2023, and 2022, the amount due to HDIB were $nil and $1,596,825, respectively.

Dato’ Lim Hui Boon, the previous president of the Company who resigned in February 2023, is the director of Ho Wah Genting Group Sdn Bhd (“HWGGSB”). Dato’ Lim Hui Boon, is directly related to Mr. Lim Chun Hoo, the previous CFO and the current CEO and director of the Company. As of December 31, 2023, and 2022, the amount due to HWGGSB were $25,748 and $nil, respectively.

For the years ended December 31, 2023 and 2022, the amount due to Shalom Dodoun, the previous CEO and director of the Company, were $718,914 and $246,900, respectively.

For the years ended December 31, 2023 and 2022, the amount due to Ms Natalie Kastberg, the director of Fintech, were $1,668 and $nil, respectively.

DESCRIPTION OF SECURITIES

The following summary describes our capital stock and the material provisions of our third amended and restated articles of incorporation, the Reverse Stock Split Charter Certificate and our amended and restated bylaws, each of which will become effective prior to the completion of this offering and of the applicable provisions of the Nevada Revised Statutes (“NRS”). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated articles of incorporation, the Reverse Stock Split Charter Certificate and amended and restated bylaws, copies of which have been or will be filed as exhibits to the registration statement of which this prospectus is part.

General

Our authorized capital stock consists of 425,000,000 shares, consisting of shares of common stock and shares of preferred stock:

●	400,000,000 shares of common stock, $0.01 par value per share; and

●	25,000,000 shares of preferred stock, $0.01 par value per share.

As of April 15, 2024, there are 19,874,265 shares of common stock outstanding and 0 shares of preferred stock outstanding,.

Common Stock

Voting Rights. Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights, which means that the holders of a majority of our shares of common stock voted can elect all of the directors then standing for election.

Dividend Rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. The NRS provides that no distribution (including dividends on, or redemption or repurchase of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of dissolution to satisfy the preferential rights of preferred shareholders. The Company has never paid cash dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

Liquidation and Dissolution Rights. Upon our liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock and payment of other claims of creditors.

Other Matters. Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that our board of directors may designate and issue in the future.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 25,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our common stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●	restricting dividends on our common stock;

●	diluting the voting power of our common stock;

●	impairing liquidation rights of our common stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Provisions

The provisions of the NRS may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

The NRS contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record that are resident of Nevada and we do not conduct business in Nevada. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Special Stockholder Meetings

The NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, special meetings of the shareholders may be called by the entire board of directors, any two directors or the president. The Company Bylaws modify the NRS provisions by providing that special meeting of shareholders may be called only at the request of a majority of the board of directors, by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. Notice of a Special Meeting stating the purpose or purposes for which the meeting is called and the date, time and place of the meeting, and the means of electronic communications, if any, by which shareholders and proxies shall be deemed to be present in person and vote, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of director

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provide indemnification for our directors and officers to the fullest extent permitted by the NRS. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our Articles of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law, and may indemnify employees and other agents. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding.

We plan to enter into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for any and all expenses (including reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

At present, there is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Suite 380 Plano, TX 75093; Telephone +1 469 633 0101.

Trading Symbol and Market

We intend to apply to list our common stock on the Nasdaq Capital Market under the symbol “FINR.” There can be no assurances that Nasdaq will approve our listing application. We will not move forward with this offering if Nasdaq does not approve to list our common stock.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated _______, 2024, between us and the underwriters named below, for which Spartan Capital Securities, LLC, is acting as the representative (the “Representative”), we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, the number of shares of our common stock listed next to its name in the following table:

Name	Number of Shares of Common Stock
Spartan Capital Securities, LLC
Total:

Under the terms of the underwriting agreement, the underwriters are committed to purchasing all of the shares offered by this prospectus (other than the shares subject to the underwriters’ option to purchase additional shares) if the underwriters buy any of such shares. The underwriters’ obligation to purchase the shares is subject to the satisfaction of certain conditions, including, among others, the continued accuracy of representations and warranties made by us in the underwriting agreement, delivery of legal opinions, and the absence of any material changes in our assets, business or prospects after the date of this prospectus.

The underwriters initially propose to offer our common stock directly to the public at the public offering price set forth on the front cover page of this prospectus and to certain dealers at such offering price less a concession not to exceed $     per share. After the initial public offering of the shares of our common stock, the offering price and other selling terms may be changed by the underwriters. Sales of shares of our common stock made outside the United States may be made by affiliates of certain of the underwriters.

Over-Allotment Option

We have granted the underwriters an option to purchase up to               additional shares of our common stock, to cover over-allotments, if any, at the same price per share as they are paying for the shares shown in the table above. The underwriters may exercise this option in whole or in part at any time within 45 days after the closing of this offering. To the extent the underwriters exercise this option, each underwriter will be committed, so long as the conditions of the underwriting agreement are satisfied, to purchase a number of additional shares proportionate to that underwriters’ initial commitment as indicated in the table at the beginning of this section plus, in the event that any underwriter defaults in its obligation to purchase shares under the underwriting agreement, certain additional shares.

Discounts and Commission

The following table summarizes the offering price, underwriting commissions, and proceeds before expenses to us, assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Per share	Total without Over-allotment Option	Total with Over-allotment Option
Public offering price
Underwriting discount
Proceeds, before expenses, to us

The underwriters propose to offer the shares of common stock offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of common stock to other securities dealers at such price less a concession of $     per share. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to reimburse the underwriters for accountable legal expenses incurred by the underwriters in connection with the offering, in an estimated amount of approximately $219,000. We have paid an expense deposit of $50,000 to the Representative, which will be applied against the actual accountable expenses that will be payable by us to the Representative in connection with this offering. Additionally, one percent (1.0%) of the gross proceeds of the offering shall be provided to the Representative for non-accountable expenses.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $          .

Representative’s Warrant

We have agreed to issue the Representative a warrant to purchase up to an aggregate of 5.0% of the shares of common stock sold in this offering (the “Representative’s Warrants”). The Representative’s Warrant will be exercisable 180 days after the commencement of sales of the shares of common stock in this offering until the fifth anniversary of the date commencement of sales at $              per share (120% of the public offering price). The Representative’s Warrant has been deemed compensation by FINRA and is therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e). The Representative (or its respective permitted assignees under Rule 5110(e)(2)(B)) will not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrant or the securities underlying such warrant, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such warrants or the underlying securities for a period of 180 days following the date of commencement of sales pursuant to the offering. In addition, the Representative’s Warrant provides for one demand registration right and unlimited “piggy-back” registration rights with respect to the shares underlying such warrants, exercisable for a period of not more than seven (7) years from the commencement of sales in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on the exercise of the Representative’s Warrant other than underwriting commissions incurred and payable by the holders thereof. The exercise price and number of shares issuable upon exercise of the Representative’s Warrant may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend, or our recapitalization, reorganization, merger, or consolidation in compliance with FINRA Rule 5110(g)(8)(E). However, the exercise price of the Representative’s Warrant or the underlying shares of such warrants will not be adjusted for issuances of shares of common stock at a price below such warrant’s exercise price.

Tail Financing

If, during the period that is 12 months following the closing of this public offering, we consummate a financing with investors with whom we have had a conference call or a meeting arranged by the Representative during the period in which we engaged the Representative, we will pay the representative a fee equal 8% of the proceeds of such financing.

Right of First Refusal

Until 12 months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent, for all future public and private equity and debt offerings, including all equity-linked financings on terms and conditions customary to the Representative for such transactions.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our Common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

●	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

●	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.

●	Syndicate covering transactions involve purchases of our Common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our Common stock or preventing or retarding a decline in the market price of our Common stock. As a result of these activities, the price of our Common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Determination of Offering Price

In determining the offering price, we and the Representative have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the Representative;
●	historical trading prices of our common stock as quoted on the OTC Pink Market;
●	our prospects and the history and prospects for the industry in which we compete;
●	an assessment of our management;
●	our prospects for future revenue and earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent prices of, and demand for, shares sold by us prior to this offering;
●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
●	other factors deemed relevant by the Representative and us.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

Lock-Up Agreements

We have agreed that for a period of 180 days after the closing of this offering, we and any of our successors will not, without the prior written consent of the representative, subject to customary exceptions, which may be withheld or delayed in the representative’s sole discretion:

●	offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock or publicly disclose the intention to undertake any of the foregoing; or

●	enter into any swap or other arrangement that transfers to another entity, in whole or in part, any of the economic consequences of ownership of any of our common stock or such other securities; whether any such transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Each of our directors and executive officers and 5% stockholders of our outstanding common stock has entered into lock-up agreements with the representative prior to the commencement of this offering pursuant to which each of these persons or entities has agreed that, for a period ending 180 days after the date of this prospectus, none of them will, without the prior written consent of the representative (which may be withheld or delayed in the representative’s sole discretion):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Lock-Up Securities;

●	enter into any hedging, swap or other agreement or transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described above is to be settled by delivery of the Lock-Up Securities, in cash or otherwise, make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or publicly disclose the intention to undertake any of the foregoing; or

●	otherwise enter into any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the locked-up party or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representative may allocate a number of shares to the underwriters and selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by the representative on the same basis as other allocations.

Listing

In connection with this offering, we have applied to list our common stock for trading on The Nasdaq Capital Market under the symbol “FINR” There is no assurance, however, that our common stock will be listed on The Nasdaq Capital Market or any other national securities exchange. We will not proceed with this offering if Nasdaq does not approve our listing application.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation, located at 2901 N. Dallas Parkway, Suite 380 Plano, TX 75093; Telephone +1 469 633 0101.

Selling Restrictions

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each, a Relevant Member State, an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any nonqualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives, and circumstances and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

Sheppard, Mullin, Richter & Hampton LLP, New York, New York, will pass upon the validity of the shares of our common stock to be sold in this offering Sichenzia Ross Ference Carmel LLP, New York, New York, has acted as counsel for the underwriters in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of Fintech Scion Limited as of December 31, 2023 and 2022, appearing in this prospectus and registration statement of which this prospectus forms a part, have been audited by Pan-China Singapore PAC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document incorporated by reference or filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Fintech Scion Limited. The SEC’s website can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at Fintech Scion Limited, M Floor & 1st Floor, No. 33, Jalan Maharajalela, 50150, Kuala Lumpur, Malaysia, or by calling us at +603 9226 0908.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.fintechcashier.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of
Fintech Scion Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fintech Scion Ltd (the Company) as of December 31, 2023 and 2022, and the related consolidated statement of operations and comprehensive income (loss), changes in equity, and cash flow for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the result of its operations and its cash flow for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which it relates.

Goodwill

Critical Audit Matter Description

As reflected in the Company’s consolidated financial statements, at December 31, 2023, the Company’s goodwill was $16,657,653 (2022: $55,794,524). As disclosed in Note 5 to the financial consolidated financial statements, the Company’s evaluation of goodwill for impairment involves the comparison of the fair value of the reporting unit to its carrying value. The Company uses the discounted cash flow model to estimate fair value which requires management to make significant estimates and assumptions related to forecasts of future revenue and operating margin. In additional, the fair value estimates of the reporting units were sensitive to changes in significant assumptions such as discount rates, expected future cash flows, long-term growth rates and comparable company earnings multiples. Changes in these assumptions could have a significant impact on either the fair value, the amount of any goodwill impairment charge, or both. Significant management judgment was required to forecast future revenue and operating margin to estimate the fair value of the reporting unit. In turn, a high degree of auditor judgment and an increase extend of audit effort were required when performing.

As discussed in Note 5 to the financial statements, the Company recognized goodwill of $16,657,653 (2022: $55,794,524) being the balance of goodwill deriving from the reverse acquisition that has occurred during the year ended December 31, 2022. As a result of the significant carrying amount of goodwill recognized, any further goodwill impairment will cause a significant adverse financial impact on the Company, and that could raise substantial doubt about the Company’s ability to continue as a going concern.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the forecasts of future revenue and operating margin and selection of comparable company valuation indicators

●	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s goodwill impairment assessment process. For example, we tested controls over the Company’s long range planning process as well as controls over the review of the significant assumptions in estimating the fair values of the reporting units.
●	To test the fair values of the reporting units, our audit procedures included, among others, assessing methodologies, testing the significant assumptions described above, and testing the completeness and accuracy of the underlying data used by the Company. Our testing procedures over the significant assumptions included, among others, comparing forecasted revenue and operating margins to current industry and economic trends. We assessed the historical accuracy of management’s estimates by comparing past projections to actual performance and assessed sensitivity analyses of significant assumptions to evaluate the changes in the fair value of the reporting units resulting from changes in the assumptions.

Related party balances and transaction

Critical Audit Matter Description

As disclosed in Note 10 to the financial consolidated financial statements, the Company conducted transactions with its related parties and affiliates during the normal course of its business in 2023. The Company has entered into a number of transactions with these related parties, including loan from ex-director and company expenses paid by the director. Auditor judgment was involved in assessing the sufficiency of the procedures performed to identify related parties and related party transactions of the Company.

How the Critical Audit Matter Was Addressed in the Audit

We performed the following procedures to evaluate the identification of related parties and related party transactions by the Company:

●	Conducted background checks, and reviewed other public research sources for information related to transactions between the Company and its related parties
●	Performed confirmations for account balances with related parties
●	Reviewed transaction details in the director accounts for transactions with related parties
●	Examined the Company’s reconciliation of its related parties’ transactions and balances

Pan-China Singapore PAC (6255)

Chartered Accountants

Singapore

May 9,2024 except for the amendment of typo regarding inclusion of year 2022 in the audit report dated April 5, 2024 which is superseded.

We have served as the Company’s auditor since 2021

FINTECH SCION LIMITED

CONSOLIDATED BALANCE SHEET

(Stated in US Dollars)

	As of	As of
	December 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$3,765,959	$3,791,378
Accounts receivable	59,974	1,792,195
Amount due from related parties	—	1,296,935
Other receivables, prepayments and other current assets	509,451	1,049,292
Inventories	12,000	2,272
Total Current Assets	4,347,384	7,932,072

Non-current assets
Intangible asset	34,707	59,803
Goodwill	16,657,653	55,794,524
Property and equipment, net	38,600	38,862
Total Non-Current Assets	16,730,960	55,893,189

TOTAL ASSETS	$21,078,344	$63,825,261

LIABILITIES
Current liabilities
Amounts due to related parties	$755,040	$2,463,833
Accounts payable	47,662	617,655
Accruals and other payables	1,953,160	1,861,979
Total Current Liabilities	2,755,862	4,943,467

Non-current liabilities	—	—
TOTAL LIABILITIES	2,755,862	4,943,467

Commitments and Contingencies (Note 11)

STOCKHOLDERS’ EQUITY
Preferred stock par value $0.001: 25,000,000 shares authorized; and 0 outstanding	—	—
Common stock par value $0.001: 400,000,000 and $0.001: 400,000,000 shares authorized, respectively; 298,742,643 and 198,742,643 shares issued and outstanding, respectively	298,743	198,743
Additional paid-in capital	111,770,998	111,770,998
Merger reserves	(55,000,000)	(55,000,000)
Accumulated surplus/(deficit)	(39,319,015)	1,342,788
Accumulated other comprehensive income	569,339	565,935
Equity attributable to equity holders of the parent	18,320,065	58,878,464
Non-controlling interests	2,417	3,330
Total Stockholders’ Equity	18,322,482	58,881,794

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$21,078,344	$63,825,261

The accompanying notes are an integral part of the consolidated financial statements.

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF INCOME OR LOSS AND COMPREHENSIVE INCOME OR LOSS

(In U.S. dollars)

	For the Years Ended December, 31
	2023	2022
REVENUE	$2,420,184	$3,084,279

COST OF REVENUE	(688,630)	(430,281)

GROSS PROFIT	1,731,554	2,653,998

OPERATING EXPENSES
Selling expense	—	(9,790)
General and administrative expenses	(3,415,786)	(1,863,982)
Impairment of goodwill	(39,136,871)	—
Total Operating Expenses	(42,552,657)	(1,873,772)

PROFIT/(LOSS) FROM OPERATIONS	(40,821,103)	780,226

OTHER INCOME / (EXPENSE), NET
Other income	397,532	5,531,606
Other expense	(73,660)	(387,805)
Total other income / (expense), net	323,872	5,143,801
NET INCOME / (LOSS) BEFORE TAX	(40,497,231)	5,924,027

Income tax	(165,485)	(5,057)
NET INCOME / (LOSS)	$(40,662,716)	$5,918,970

Loss attributable to non-controlling interest	913	—
NET INCOME / (LOSS) FOR THE PERIOD	(40,661,803)	5,918,970

OTHER COMPREHENSIVE INCOME / (LOSS)
Foreign currency translation adjustment	3,404	308,288

TOTAL COMPREHENSIVE INCOME / (LOSS)	$(40,658,399)	$6,227,258

Weighted average number of common shares outstanding - basic and diluted	298,742,643	198,742,643

Net income / (loss) per share - basic and diluted	$(0.14)	$0.03

The accompanying notes are an integral part of the consolidated financial statements.

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Stated in US Dollars)

	Common stock		Additional paid-in	Merger	Accumulated gain /	Accumulated other comprehensive	Non- controlling	Total stockholders’
	Shares	Amount	capital	reserves	(deficit)	income / (loss)	interest	equity
Balance, December 31, 2020	54,087,903	$5,409	$4,749,798	$—	$(9,576,061)	$87,592	$—	$(4,733,262)
Net loss	—	—	—	—	(22,758)	—	—	(22,758)
Foreign currency translation adjustment	—	—	—	—	—	170,055	—	170,055
Balance, December 31, 2021	54,087,903	$5,409	$4,749,798	$—	$(9,598,819)	$257,647	$—	$(4,585,965)
Net income	—	—	—	—	5,918,970	—	—	5,918,970
Reverse stock split	(48,678,593)	—	—	—	—	—	—	—
Issuance of stock	193,333,333	193,334	—	—	—	—	—	193,334
Acquisition of subsidiaries	—	—	113,389,440	(55,000,000)	—	—	3,330	58,392,770
Reserve release upon disposal of subsidiaries	—	—	(1,345,603)	—	—	—	—	(1,345,603)
Reverse merger recapitalization	—	—	(5,022,637)	—	5,022,637	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	308,288	—	308,288
Balance, December 31, 2022	198,742,643	$198,743	$111,770,998	$(55,000,000)	$1,342,788	$565,935	$3,330	$58,881,794
Net income	—	—	—	—	(40,661,803)	—	(913)	(40,662,716)
Foreign currency translation adjustment						3,404		3,404
Issuance of stock	100,000,000	100,000						100,000
Balance, December 31, 2023	298,742,643	$298,743	$111,770,998	$(55,000,000)	$(39,319,015)	$569,339	$2,417	$18,322,482

The accompanying notes are an integral part of the consolidated financial statements.

FINTECH SCION LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income / (loss)	$(40,662,716)	$5,918,970
Items not involving cash:
Depreciation and amortization of– property, plant and equipment and right-of-use assets	37,853	37,471
Gain on disposal of subsidiaries	—	(5,481,178)
Impairment on goodwill	39,136,871	—
Changes in operating assets and liabilities:
Accounts receivables	1,732,221	(1,792,195)
Other receivables, prepayments and other current assets	539,842	(1,011,960)
Inventories	(9,728)	(2,272)
Accounts payable	(569,993)	617,577
Commission payables	—	(126,315)
Accrued expense and other payables	91,181	1,519,318
Net (used in) / cash generated by operating activities	295,531	(320,584)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(12,496)	—
Disposal of subsidiaries, net of cash disposed	—	(75,389)
Acquisition of subsidiaries, net cash acquired	—	3,791,378
Net (used in) / cash generated by investing activities	(12,496)	3,715,989

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayment to) / proceed from related parties	(411,858)	391,805
Proceeds from issuance of shares	100,000	—
Net cash generated by / (used in) financing activities	(311,858)	391,805

EFFECT OF EXCHANGE RATES ON CASH	3,404	(32,865)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(25,419)	3,754,345

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,791,378	37,033

CASH AND CASH EQUIVALENTS, END OF YEAR	$3,765,959	$3,791,378

SUPPLEMENTAL OF CASH FLOW INFORMATION

Cash paid for interest expenses	$—	$—
Cash paid for income tax	$—	$—

The accompanying notes are an integral part of the consolidated financial statements.

FINTECH SCION LIMITED

 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

Fintech Scion Limited (“the Company”) previously known as HWGC Holdings Limited, incorporated in Nevada.

The Company holds the following equity interests in its subsidiaries:

			Interest
No.	Name of subsidiary	Country of incorporation	2023%	2022%	Principal activities
1	FintechCashier Asia P.L.C., previously known as HWGG Capital P.L.C. (“FintechAsia”)	Malaysia	100	100	Money broking
2	HWG Cash Singapore Pte Ltd (“HCS”)	Singapore	55	55	Trading of digital assets
3	HWGC KZ Limited (“HKZ”)	Kazakhstan	100	100	Software development
4	Fintech Scion Limited (“Fintech”)	United Kingdom	100	100	Holding company and protection of Intellectual Property
5	Fintech Digital Solutions Limited (“FDS”)	United Kingdom	100	100	Digital payment services
6	Fintech Digital Consulting Limited (“FDC”)	United Kingdom	100	100	Technology provider and payment consulting
7	Aelora Sdn Bhd, previously known as Vitaxel Sdn Bhd (“ASB”)	Malaysia	—	100(1)	Direct selling industry
8	Vitaxel Online Mall Sdn Bhd (“VOM”)	Malaysia	—	100(1)	Online shopping platforms

(1) ASB and VOM were disposed by the Company on December 30, 2022.

The Company is previously engaged in direct selling industry and online shopping platform primarily through its operating entities in Malaysia. On December 30, 2022, the Company restructured after the consummation of two share exchange agreements and the disposal of ASB and VOM. The Company upon the restructuring, offers digital banking services by providing the tools, skills, and solutions to facilitate payment services to merchants, offering a variety of secured, online and fully managed transactions and settlements.

Restructuring Transactions

The following restructuring transactions has occurred during the year ended December 31, 2023 and 2022:

i.	Acquisition of FintechAsia
ii.	Acquisition of Fintech
iii.	Disposal of ASB and VOM

iv.	Acquisition of Assets and Termination

Acquisition of FintechAsia

On July 21, 2022, the Company entered into a share exchange agreement with FintechAsia. Prior to the consummation of the share exchange agreement, FintechAsia is also under the control of the Company’s management. Under this share exchange agreement, the Company is to acquire all issued and outstanding ordinary shares of FintechAsia in exchange for an aggregate of $55,000,000. The number of exchange shares were calculated based on $0.60 share price. The number of shares of common stock of the Company issued upon consummation of the share exchange agreement was 91,666,667 shares.

On November 15, 2022, the Company completed the acquisition of FintechAsia upon the consummation of the share exchange agreement with the shareholders of FintechAsia.

HCS and HKZ become the subsidiaries of the Company upon the completion of the acquisition of FintechAsia.

The acquisition of FintechAsia is accounted for as a reorganization of entities under common control. As a result, the Company measured the recognized assets and liabilities combined at their historical cost at the acquisition date. The difference between consideration paid and assets and liabilities received are presented as a component of equity; merger reserves and additional paid-in-capital.

The number of common stock outstanding upon the consummation of the share exchange agreement was 97,075,977.

Acquisition of Fintech

On August 9, 2022, the Company entered into a share exchange agreement with Fintech. Under this share exchange agreement with Fintech, the Company acquired all issued and outstanding ordinary shares of Fintech from the Fintech’s shareholders in exchange for an aggregate of $61,000,000. The number of exchange shares were calculated based on $0.60 share price. The number of shares of common stock of the Company issued upon consummation of this share exchange agreement was 101,666,666 shares.

On November 30, 2022, the Company completed the acquisition of Fintech upon the consummation of the share exchange agreement with the shareholders of Fintech.

FDS and FDC become the subsidiaries of the Company upon the completion of the acquisition of Fintech.

Upon consummation of the share exchange with Fintech, the owners and management of Fintech have voting and operation control of the Company. This gives effect to the reverse acquisition transaction (“reverse acquisition”). The Company recognized goodwill arising from the excess in purchase consideration as compared to the estimated fair value of the Company.

In determining the purchase consideration for both the HWGG and Fintech acquisition, the Company adopted the acquisition date fair value at $0.60, which is also the most reliable reference estimate which approximate the quoted price of the Company at acquisition date.

The number of common stock outstanding upon the consummation of the share exchange agreement was 198,742,643.

Goodwill recognized is further disclosed in Note 5: Goodwill.

Disposal of ASB & VOM

On December 30, 2022, the Company entered into a stock purchase agreement with Mr Leong Yee Ming, the previous director and CEO of the Company, and for the purposes of the assignment of certain intercompany debt.

Pursuant to the terms of the agreement, the Company sold to Mr Leong, all issued and outstanding shares of ASB and VOM, for an aggregate purchase price of RM4,500,002 (approximately $1,124,998). The purchase price was paid by Mr Leong’s assumption of a certain amount of intercompany debt owed by the Company to ASB.

Upon completion of the disposal, ASB and VOM ceased to be the subsidiary of the Company as at December 31, 2022. The disposal had the following financial effects on the Company for the year ended December 31, 2022:

	For the year ended December 31, 2022
	ASB	VOM	Total
Property, plant and equipment, net.	$11,824	$229	$12,053
Rights-of-use assets	13,854	—	13,854
Cash and cash equivalents	75,389	—	75,389
Other receivables, prepayments and other current assets	10,793	2,156	12,949
Other payables	(4,365,372)	(25,528)	(4,390,900)
Lease liabilities	(79,525)	—	(79,525)
Net liabilities disposed	$(4,333,037)	$(23,143)	(4,356,180)
Consideration received, satisfied in assignment of intercompany debt	(1,124,997)	(1)	(1,124,998)
Net gain on disposal of subsidiaries	$(5,458,034)	$(23,144)	$(5,481,178)

Acquisitions of Assets & Termination

On October 11, 2023, the Company entered into an Asset Conveyance Agreement (the “Purchase Agreement”) with CICO Digital Solutions Limited, a British Columbia company (“CICO” and a related party company that has a common control by a major shareholder of the Company). The Purchase Agreement provided for the acquisition by the Company of substantially all of the assets of CICO (the “Assets”) related to CICO’s business of providing a service platform and software application for payment services from CICO. As consideration for the transfer and sale of the Assets, the Company issued CICO 100,000,000 restricted shares of common stock of the Company, par value $0.001 per share (the “Shares”).

On December 27, 2023, the Company and CICO mutually and voluntarily agreed to unwind the transaction contemplated by the Purchase Agreement. Upon termination, each of the parties to the Purchase Agreement were relieved of their respective rights, liabilities, expenses and other obligations under the Purchase Agreement. In connection therewith, CICO transferred the Shares back to the Company for cancellation upon receipt. The Shares were cancelled and removed from the Company’s issued and outstanding shares of common stock on January 30, 2024.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. On consolidation, all intercompany balances and transactions are eliminated.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. Significant areas of estimate include useful lives of property and equipment, impairment of long-term assets and deferred income tax obligations. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Foreign currency translation and transactions

The functional currency of the Company is United States Dollar (US Dollars). The  Company translates the financial statements of its foreign subsidiary from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities of these subsidiaries were translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average rates in effect for the periods presented. Translation gains and losses are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts receivable

Accounts receivable are recognized and carried at original invoiced amount less an allowance for any potential uncollectible amounts. An estimate for doubtful debts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. The Company generally does not require collateral from its customers. For the year ended December 31, 2023 and 2022, the Company wrote down $39,310 and $nil respectively, of its accounts receivable were written off as bad debts.

Fair value of financial instruments

FASB ASC 820, “Fair Value Measurement,” specifies a hierarchy of valuation techniques based upon whether the inputs to those valuation techniques reflect assumptions other market participants would use based upon market data obtained from independent sources (observable inputs). In accordance with ASC 820, the following summarizes the fair value hierarchy:

Level 1 Inputs – Unadjusted quoted market prices for identical assets and liabilities in an active market that the Company has the ability to access.

Level 2 Inputs – Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3 Inputs – Inputs based on prices or valuation techniques that are both unobservable and significant to the overall fair value measurements.

ASC 820 requires the use of observable market data, when available, in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest level input that is significant to the fair value measurements. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs. As of December 31, 2023 and 2022, none of the Company’s assets and liabilities was required to be reported at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts receivables, payables and accrued liabilities, approximate their fair values due to the short-term nature of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Inventories

Inventories consist of finished goods and prepaid cards. Inventories are stated at lower of cost or net realizable value, with cost determined on a weighted-average method, and not to exceed net realizable value. The Company writes down its inventory balances for obsolete amounts estimated on an individual basis for the finished goods. For the year ended December 31, 2023 and 2022, the Company wrote down $nil and $nil respectively, of its inventories that have been obsolete.

Goodwill

Goodwill is not amortized but is subject to annual impairment tests. Goodwill has been assigned to reporting units. Potential impairment of a reporting unit is identified by either comparing a reporting unit’s estimated fair value to its carrying amount or doing a qualitative assessment of a reporting unit’s fair value from the last quantitative assessment to determine if there is potential impairment. We may do a qualitative assessment when the results of the previous quantitative test indicated the reporting unit’s estimated fair value was significantly in excess of the carrying value of its net assets and we do not believe there have been significant changes in the reporting unit’s operations that would significantly decrease its estimated fair value. If a quantitative assessment is performed, the fair value of the reporting unit and the fair value of goodwill are determined based upon a discounted cash flow analysis and/or use of a market approach by looking at market values of comparable companies. Significant assumptions are incorporated into our discounted cash flow analyses such as forecasted net sales, revenue growth rates, forecasted operating expenses and risk-adjusted discount rates. We perform this test in the fourth quarter of the year or whenever events or changes in circumstances indicate that the fair value of the reporting unit is more likely than not below its carrying amount. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded in the amount that the carrying value of the reporting unit exceeds the fair value. See Note 5 for more information regarding goodwill.

Impairment of Long-Lived Assets

The Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset.

Intangible assets

Intangible assets primarily include trademarks and trade secrets with indefinite lives and customer-relationships with finite lives. Intangible assets with indefinite lives are not amortized but are tested for impairment on an annual basis, or more frequently if indicators of impairment are present. Indefinite lived intangible assets are assessed using either a qualitative or a quantitative approach. The qualitative assessment evaluates factors including macro-economic conditions, industry and company-specific factors, legal and regulatory environments, and historical company performance in assessing fair value. If it is determined that it is more likely than not that the fair value of the intangible asset is less than its carrying value, a quantitative test is then performed. Otherwise, no further testing is required. When using a quantitative approach, the Company compares the fair value of the intangible asset to its carrying amount, including goodwill. If the estimated fair value of the intangible asset is less than the carrying amount of the intangible asset, impairment is indicated, requiring recognition of an impairment charge for the differential.

Finite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives. The Company reviews for impairment indicators of finite-lived intangibles and other long-lived assets as described in the “Impairment of Long-Lived Assets” significant accounting policy.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Office equipment	5 years
Computer equipment	5 years
Furniture and fixtures	5 years
Electrical & fitting	5 years
Software and website	5 years

The residual values, useful lives and methods of depreciation of property and equipment are reviewed and adjusted if appropriate, on an annual basis.

Leases

The Company assesses, at the inception of contract, whether it contains a lease. A contract is classified as a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration.

The Company recognizes a right-of-use asset and lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises of the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any indirect costs incurred.

The right-to-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-to-use asset or the end of the lease term. In addition, the right-of-use asset is periodically reduced by impairment losses and adjusted for certain remeasurements of the lease liability, if any.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be determined, the Company’s incremental borrowing rate. The lease liability is subsequently increased by the interest cost on the lease liability and decreased by lease payments made. It is remeasured when there is a change in future lease payment arising from a change in an index or rate, or changes in assessment of whether a purchase or extension option is reasonably certain to be exercised or a termination option is reasonably certain not to be exercised.

Revenue recognition

The primary source of our revenue is the transaction fees from financial payment and settlement services.

Turnover is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

Revenue is generated through delivery services. Revenue is recognized when a customer receives services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those services. The Company applies the following five-step model in order to determine this amount:

(i)      identification of the services in the contract;

(ii)    determination of whether the services are performance obligations, including whether they are distinct in the context of the contract;

(iii)   measurement of the transaction price, including the constraint on variable consideration;

(iv)   allocation of the transaction price to the performance obligations; and

(v)    recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company’s performance obligations are transferred to customers as services are performed over the remaining contractual terms.

Research and Development Costs

Research and development (“R&D”) costs are charged to expense in the periods incurred. There were no expenditures incurred by the Company for research and development for the year ended December 31, 2023 and 2022.

Commission expense

Commission expense incurred by the Company is recognized as cost of revenue and as a liability (commission payable in the consolidated balance sheet. Commission expense is not recoverable once recognized and is expensed as incurred.

Income Taxes

Income taxes are determined using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that date of enactment. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Uncertain Tax Positions

The impact of an uncertain income tax position on the income tax return is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Interest and penalties on income taxes are classified as a component of the provisions for income taxes. As of December 31, 2023 and 2022, the Company recognized income tax of expense of $165,485 and $5,057 respectively.

Comprehensive income / loss

Comprehensive income / loss includes net gain/loss and cumulative foreign currency translation adjustments and is reported in the Consolidated Statement of Comprehensive Income or Loss.

Income / Loss per share

The income / loss per share is computed using the weighted average number of shares outstanding during the fiscal years. For the years ended December 31, 2023 and 2022, there was no dilutive effect due to net gain / loss.

Related party transactions

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include (a) affiliates of the registrant; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recently issued accounting pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 for the Company and should be applied on a full or modified retrospective basis, with early adoption permitted beginning January 1, 2021. The Company has determined not to early adopt ASU 2020-06. The implementation of this accounting treatment is not expected to have a material effect on the Company’s financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities and Exchange Commission (“SEC”) did not, or are not believed by management, to have a material impact on the Company’s present and future consolidated financial statements.

Accounting Pronouncements Not Yet Adopted

In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires an enhanced disclosure of significant segment expenses on an annual and interim basis. This guidance will be effective for the annual periods beginning the year ended December 31, 2024, and for interim periods beginning January 1, 2025. Early adoption is permitted. Upon adoption, the guidance should be applied retrospectively to all prior periods presented in the financial statements. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which improves the transparency of income tax disclosures by requiring consistent categories and greater disaggregation of information in the effective tax rate reconciliation and income taxes paid disaggregated by jurisdiction. It also includes certain other amendments to improve the effectiveness of income tax disclosures. This guidance will be effective for the annual periods beginning the year ended December 31, 2025. Early adoption is permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

3.	ACCOUNTS RECEIVABLES

Accounts receivable represent balances from:

(i)	transactions fees receivable generated from financial payment and settlement services;
(ii)	non-interest-bearing credit tokens issue to authorized agents.

Services billed are generally settled upon financial services has been rendered. Only limited clients are extended with credits.

As at December 31, 2023, we had accounts receivable of $59,974 solely derived from commissions receivables. During the year, the company recognized bad debts of $39,310. As of December 31, 2022, accounts receivable balances of $1,792,195 mainly derived from commission receivable of $597,986 and non-interest-bearing credit tokens issued to authorized agents of $1,194,208.

The company has assessed the impairment and considers the remaining accounts receivable to be fully collectible, therefore no further impairment is necessary as at December 31, 2023.

4.	OTHER RECEIVABLES, PREPAYMENTS AND OTHER CURRENT ASSETS

Other receivables, prepayments and other current assets consist of the following:

	As of December 31, 2023	As of December 31, 2022

Other receivables (1)	$294,780	$949,430
Deposits (2)	$110,161	$87,805
Prepayments (3)	$4,510	$12,057
Common stock not paid (4)	$100,000	$—
	$509,451	$1,049,292

(1)	Other receivables primarily represent balances in liquidity solution providers.
(2)	Deposits represented payments for rental, utilities, and deposit payment to product suppliers.
(3)	Prepayments mainly consists of prepayment for insurance and IT related fees.
(4)	Common stock not paid consists of the shares issued to CICO as disclosed in Note 1: Organization And Business.

5.	Goodwill

The table below set forth the carrying amount of goodwill for the year ended December 31, 2023 and 2022:

	As of December 31, 2023	As of December 31, 2022

Gross carrying amount	$—	$—
Acquired in business combination (1)	55,794,524	55,794,524
	55,794,524	55,794,524
Accumulated impairment	$—	$—
Impairment (2)	(39,136,871)	—
	—	—

Goodwill, net	$16,657,653	$55,794,524

(1)	Goodwill acquired during the year ended December 31, 2022 resulted from the acquisition of Fintech as disclosed in Note 1: Organization and business.

Goodwill is calculated based on the excess in purchase consideration as compared to the fair value of the Company. The acquisition date fair value is $58,245,587 (97,075,997 x $0.60). In order to arrive at the fair value of the Company, fair value adjustments have been made on inventories and related party balances. The estimated fair value of the Company identifiable net assets after fair value adjustments is as follows

As of December 31, 2022

Property, plant and equipment, net.	$21,807
Intangible asset	59,803
Current assets	$7,239,547
Current liabilities	(4,870,094)
Net assets acquired	$2,451,063

(2)	The Company performs our annual test of goodwill impairment in the fourth quarter of every year. In connection with the annual goodwill impairment test in the fourth quarter of 2023, the Company estimated the fair value of our FintechAsia reporting unit using the income and market approaches. In the annual 2023 test, the FintechAsia reporting unit exceeded the carrying values by more than 50 percent. The Company performed a qualitative test on our FintechAsia reporting unit and concluded it was more likely than not the fair value of this reporting unit exceeded its carrying value.

During the year ended December 31, 2023, the Company recorded a goodwill impairment charge of $39,136,871 in our FintechAsia reporting unit, primarily due to the surrendering of our credit token license and significant impacts on money broking transactional volume following the cryptocurrency market crash in 2022. Both significantly impacted forecasted cash flows used in our analysis. Moreover, operating expenses did not decline proportionally to revenue. In addition, inflationary pressures also caused our forecasted expenses to increase. Furthermore, our discounted cash flows utilized a higher risk-adjusted discount rate for the 2023 impairment test, primarily due to central banks raising interest rates in 2023 and increased country-specific risk due to macroeconomic factors.

The Company estimated the fair value of the FintechAsia reporting unit based on income and market approaches. Fair value under the income approach was determined by discounting to present value the estimated future cash flows of the reporting unit. Fair value under the market approach utilized the guideline public company methodology, which uses valuation indicators from publicly-traded companies that are similar to our FintechAsia reporting unit and considers differences between our reporting unit and the comparable companies.

In estimating the future cash flows of the FintechAsia reporting unit, the Company utilized a combination of market and company-specific inputs that a market participant would use in assessing the fair value of the reporting units. The primary market input was revenue growth rates. These rates were based upon historical trends and estimated future growth drivers such as the money brokering, payment solutions, and white labelling growth rate. Significant company-specific inputs included assumptions regarding how the reporting unit could leverage operating expenses as revenue grows.

Under the guideline public company methodology, the Company took into consideration specific risk differences between our reporting unit and the comparable companies, such as recent financial performance, size risks and product portfolios, among other considerations.

The Company used significant unobservable inputs within the income approach valuation method. These include the discount rate of 25.05% and the long-term growth rate of 1.50%. Significant increases (decreases) in growth rates, control premiums and multiples, assuming no change in discount rates, would result in a significantly higher (lower) fair value measurement. Significant decreases (increases) in discount rates, assuming no changes in growth rates, control premiums and multiples, would result in a significantly higher (lower) fair value measurement.

The Company will continue to monitor the fair value of our reporting units in our interim and annual reporting periods. If our estimated cash flows decrease, the Company may have to record further impairment charges in the future. Factors that could result in our cash flows being lower than our current estimates include: 1) decreased revenues caused by unforeseen changes the market, 2) our inability to achieve the estimated operating margins in our forecasts from our restructuring programs, cost saving initiatives, and other unforeseen factors, and 3) the weakening of foreign currencies against the U.S. Dollar. Additionally, changes in the broader economic environment could cause changes to our estimated discount rates and comparable company valuation indicators, which may impact our estimated fair values. Due to the significant carrying amount of goodwill recognized, any further impairment may cause a significant adverse financial impact on the Company that could raise doubt about the Company’s ability to continue as a going concern.

6.	PROPERTY AND EQUIPMENT

Property and equipment, net consist of the following:

	As of December 31, 2023	As of December 31, 2022

Office equipment	$8,628	$7,067
Computer equipment	49,600	31,959
Furniture and fittings	4,824	4,501
Software and website	10,173	17,202
	73,225	60,729
Less: Accumulated depreciation	(34,625)	(21,867)
Balance at end of year	$38,600	$38,862

Depreciation expenses charged to the statements of loss and comprehensive loss for the years ended December 31, 2023 and 2022 were $12,758 and $7,569 respectively.

7.	ACCRUALS AND OTHER PAYABLES

Accruals and other payables consist of the following:

	As of December 31, 2023	As of December 31, 2022

Provisions and accruals (1)	$319,939	$163,217
Others (2)	1,633,221	1,698,762
Balance at end of year	$1,953,160	$1,861,979

(1)	Provisions and accruals consists mainly of audit and accountancy fees and includes $52,000 of share options issued to directors during the year.
(2)	Other payables mainly consists of client funds.

8.	INCOME TAX

Income taxes consisted of U.S. income tax and foreign income tax, where foreign income tax consist of United Kingdom income tax and Malaysia income tax.

U.S. income tax rate is 21% (2022: 21%). Foreign income tax consist of United Kingdom income tax and Malaysia Income Tax. United Kingdom income tax rate is 25% (2022: 19%). Malaysia income tax rate is 24% (2022: 24%), however, due to FintechAsia enjoy preferential tax rate of 3% (2022: 3%) due to within the territory of Labuan, Malaysia.

Income taxes includes the following components:

	For the year ended
	December 31, 2023	December 31, 2022
United States	$55,692	$—
Foreign	109,793	5,057
Income tax recovery	$165,485	$5,057

The foreign income taxes derived from Malaysia income tax within territory of Labuan. No United Kingdom income taxes are provided due to sufficient tax credits in the UK subsidiaries for offsetting against its income taxes for the year ended December 31, 2023.

Under IRC Section 382, a corporation that undergoes an “ownership change” in subject to limitations on its use of pre-change NOL carryforwards to offset future taxable income. As of each reporting date, the management assessed the realizability of deferred tax assets. Deferred tax assets had not been recognized in respect of any potential tax benefit that may be derived from non-capital loss carry forward and property and equipment due to past negative evidence of previous cumulative net losses and uncertainty upon restructuring. The management will continue to assess at each reporting period to determine the realizability of deferred tax assets.

9.	Revenue

The Company derives its revenue mainly from transaction fees earned through financial payment and settlement services. For these transaction fee revenues, the Company view itself as the agent in these transactions and as a result, records revenue on a net basis. The Company considers its performance obligation satisfied and recognizes revenue at the point in time the transaction is processed.

The disaggregation of revenue of the Company by geographical region is as follows:

	United Kingdom		Malaysia		Total
	2023	2022	2023	2022	2023	2022
Transaction fees	1,983,139	2,476,385	287,734	547,600	2,270,873	3,023,985
Other	—	—	149,311	60,294	149,311	60,294
Total revenue	1,983,139	2,476,385	437,045	607,894	2,420,184	3,084,279

10.	RELATED PARTY TRANSACTIONS

	As of December 31, 2023	As of December 31, 2022
Amount due from related parties
Ho Wah Genting Group Sdn Bhd (2)	$—	$799,094
HWG Fintech International Ltd (2)	—	497,841
Total Amount due from related parties	$—	$1,296,935

Amount due to related parties
Grande Legacy Inc. (1)	$—	$266,610
HWG Capital Inc. (3)	—	329,565
HWG Digital Investment Bank (Malaysia) P.L.C. (2)	—	1,596,825
Aelora Sdn Bhd (1)	—	23,933
Ho Wah Genting Group Sdn Bhd (2)	25,748	—
Shalom Dodoun (4)	727,624	246,900
Natalie Kastberg (5)	1,668	—
Total Amount due to related parties	$755,040	$2,463,833

The related party balances are unsecured, interest-free and repayable on demand.

(1)	During the year ended December 31, 2022, Aelora Sdn Bhd (“ASB” and previously known as “Vitaxel Sdn Bhd”) and Vitaxel Online Mall Sdn Bhd (“VOM”), which are dormant, have been disposed as part of the restructuring transactions as disclosed in Note 1: Organization and Business.

Both ASB and VOM are disposed to Mr Leong Yee Ming, a previous director and CEO of the Company, which also includes certain intercompany debt assignment. Upon completion of the disposal, related party balances that are outstanding relating to advances made by Grande Legacy Inc. (“GL”) and ASB are $nil and $nil respectively for the year ended December 31, 2023.

(2)	Dato’ Lim Hui Boon, the previous president of the Company, is the director of Ho Wah Genting Group Sdn Bhd (“HWGGSB”). Dato’ Lim Hui Boon, is directly related to Mr Lim Chun Hoo, the previous CFO and the current CEO and director of the Company.

Mr Lim Chun Hoo, the previous CFO and the current CEO and director of the Company, is a director in HWG Fintech International Ltd (“HWGFI”) and a previous director of HWGGSB and HWG Digital Investment Bank (Malaysia) P.L.C. (“HDIB”). HDIB is previously known as Ho Wah Genting Investment Bank (Labuan) P.L.C.

The amount due from HWGGSB and HWGFI as at December 31, 2023 and December 31, 2022, were advances made by the Company to HWGGSB and HWGFI. Whilst amount due to HDIB were advances made by HDIB to the Company.

(3)	Mr Leong Yee Ming, a previous director and CEO of the Company, is a director of HWG Capital Inc. (previously known as “GrandeLife Inc.”).

(4)

Mr Shalom Dodoun (“Mr Shalom”) was the previous director and CEO of the Company. The amount due to Mr Shalom as at December 31, 2023, were advances made by Mr Shalom to the Company. Mr Shalom agreed to grant the Company an unsecured Sterling term loan facility and the Company shall pay interest on the Loan at the rate of 6% per annum above Barclays Bank Rate.

(5)	Ms Natalie Kastberg (“Ms Kastberg”), is a current director of Fintech. The amount due to Ms Kastberg as at December 31, 2023, were advances made by Ms Kastberg to the Company.

(6)	Total payment made in the form of compensation, which includes salary, bonus, stock awards and all other compensation have been made to the following officer of the Company that are individually in excess of $100,000 annually:

	December 31, 2023	December 31, 2022
Directors & Officers
Shalom Dodoun – Previous Director, Chief Executive Officer of the Company	$287,138	$142,005
Richard Berman – Non-executive Director of the Company (7)	$100,000	$—

(7)	Mr. Richard Berman (“Mr. Berman”), is a current non-executive director of the Company.

11.	COMMITMENTS AND CONTINGENCIES

Capital Commitments

Upon the successful uplisting of the Company to Nasdaq, Mr. Richard Berman, the non-executive director of the Company, shall be rewarded with Company’s shares, up to a maximum of 1% of the Company’s market capitalization. The number of shares to be issued shall be calculated based on the market share price (as stated on Nasdaq) on the first closing date of the Company listed on Nasdaq.

12.	STOCKHOLDERS’ EQUITY

Common stocks

The Company’s authorized common stock is $0.001: 400,000,000 shares, with 298,742,643 shares issued and outstanding during the year ended December 31, 2023.

The Company’s authorized common stock is $0.001: 400,000,000 shares, with 198,742,643 shares issued and outstanding during the year ended December 31, 2022.

The Company’s authorized common stock is $0.0001: 70,000,000 shares, with 54,087,903 shares issued and outstanding during the year ended December 31, 2021.

On April 8, 2022, Financial Industry Regulatory Authority, Inc. (“FINRA”) notified the Company that the Reverse Stock Split will take effect on the over-the-counter market at the start of business on April 11, 2022. The reverse stock split reduces the 54,087,903 shares issued and outstanding by 48,678,593 shares to 5,409,310. Effectively on April 11, 2022, the Company’s authorized common stock is $0.001: 400,000,000 shares, with 5,409,310 shares issued and outstanding.

On November 15, 2022 and November 30, 2022, the Company issued 91,666,667 and 101,666,666 shares respectively for the acquisition of FintechAsia and acquisition of Fintech as disclosed in Note 1: Organization And Business. The total shares issued for the acquisitions totalled to 193,333,333.

On November 15, 2023, the Company issued 100,000,000 shares (the “Shares”) to CICO for the acquisition of assets as disclosed in Note 1: Organization And Business. The total issued and outstanding shares of the Company had increased to 298,742,643 shares.

On December 27, 2023, the Company and CICO mutually and voluntarily agreed to unwind the transaction. The Shares were cancelled and removed from the Company’s issued and outstanding shares of common stock on January 30, 2024, decreasing the total issued and outstanding shares of the Company to 198,742,643 shares.

Preferred stocks

On March 10, 2022, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of the Relative Rights and Preferences of The Redeemable Convertible Preferred Stock (the “Certificate of Designation”). Pursuant to the Certificate of Designation, the board of directors of the Company authorized the creation 25,000,000 shares of Redeemable Convertible Preferred Stock, par value $0.001 per share (the “RCPS”). The RCPS is ranked senior to all classes or series of the Company’s common stock and does not have any voting rights. However, the holders of the RCPS are entitled to receive, when declared by the board of directors, cumulative cash dividends at the rate of 6% per annum on each $1.00 per RCPS. Commencing on the date of issuance, the dividends on the RCPS shall accrue and be cumulative, payable annually in arrears on the 30th business day on each anniversary of the issue date. Dividends will accumulate whether or not the Company has earnings or whether funds are legally available or declared by the Board, and no interest will be payable on any dividends which may be in arrears. Each share of RCPS shall be convertible into one share of common stock of the Company, upon the Board approving the initiation of the listing process to list the shares of the Company on any stock exchange, or upon the written approval of the Company. The Company may also, at its option, redeem the RCPS for cash at a redemption price of $1.00 per share plus any accumulated and unpaid dividends thereon. Notwithstanding, all outstanding RCPS shall be redeemable by the Company on the second anniversary of the issuance date thereof.

No issuance of RCPS has occurred as of December 31, 2023. In the scenario of issuance of RCPS, the changes will be as follows:

	December 31, 2023			December 31, 2022
RCPS issuance scenario	30%	50%	100%	30%	50%	100%

SELECTED CONDENSED COMBINED BALANCE SHEET DATA:
Cash and cash equivalents	$11,265,959	16,265,959	28,765,959	11,291,378	16,291,378	28,791,378
Total assets	$28,578,344	33,578,344	46,078,344	71,325,261	76,325,261	88,825,261
Total liabilities	$2,755,862	2,755,862	2,755,862	4,943,467	4,943,467	4,943,467
Total stockholders’ equity	$25,822,482	30,822,482	43,322,482	66,381,794	71,381,794	83,881,794

13.	SUBSEQUENT EVENTS

Following the financial year end, the 100,000,000 shares (10,000,000 shares, as adjusted for the 1-for-10 reverse split) that were issued to CICO for the acquisition of assets as disclosed in Note 1: Organization And Business, were cancelled and removed from the Company’s issued and outstanding shares of common stock on January 30, 2024. The total issued and outstanding shares of the Company will be reduced to 198,742,643 (19,874,265 shares, as adjusted for the 1-for-10 reverse split) shares on January 30, 2024.

 Shares of Common Stock

Fintech Scion Limited

PRELIMINARY PROSPECTUS

Spartan Capital Securities LLC

                       , 2024

Through and including                     , 2024 (25 days after commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the issuance and distribution of the securities being registered hereunder. All amounts are estimates except the SEC registration fee.

SEC registration fees		$2,214.00
FINRA filing fee	$	*
Nasdaq listing fee	$	*
Transfer agent and registrar fees	$	*
Printing and engraving expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$

*       To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.    Recent Sales of Unregistered Securities.

Set forth below is information regarding all unregistered securities sold by us since January 1, 2020. Unless otherwise stated, the issuances of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) or 3(a)(9) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

On November 15, 2022, pursuant to the terms of a Share Exchange Agreement, dated July 21, 2022, by and among the Company, FintechCashier Asia P.L.C. (formally known as HWGG Capital P.L.C.), a Labuan company (“FintechAsia”), and all of the shareholders of FintechAsia, all of the FintechAsia Shares were exchanged for an aggregate of 91,666,667 shares of common stock of the Company.

On November 30, 2022, pursuant to the terms of a Share Exchange Agreement, dated August 9, 2022, by and among the Company, Fintech Scion Limited, a private limited company incorporated in the United Kingdom (“Fintech”), and the shareholders of Fintech, all of the Fintech Shares were exchanged for an aggregate of 101,666,666 shares of common stock of the Company.

The foregoing offers, sales and issuances were exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D thereunder

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1**	Articles of Incorporation of the Company (incorporated by reference from the Registrant’s Registration Statement on Form S-1 filed on January 5, 2015)

3.2**	Amended and Restated Articles of Incorporation of the Registrant as filed with the Nevada Secretary of State on January 8, 2016 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 11, 2016)

3.3**	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1 filed with the SEC on January 5, 2015)

3.4**	Certificate of Amendment to the Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on March 2, 2022 (incorporated by reference to Exhibit 3.4 from the Registrant’s Current Report on Form 8-K filed with the SEC on March 8, 2022)

3.5**	Certificate of Designation of the Relative Rights and Preferences of the Redeemable Convertible Preferred Stock filed with the Nevada Secretary of State on March 10, 2022 (incorporated by reference to Exhibit 3.4 from the Registrant’s Current Report on Form 8-K filed with the SEC on March 17, 2022)

3.6*	Amended and Restated Bylaws of the Registrant

4.1*	Form of Representative’s Warrant

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1**	Registrant’s 2016 Equity Incentive Plan (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 22, 2016)

10.2**	Consulting Agreement, dated November 1, 2015, between Vitaxel and Leong Yee Ming (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 22, 2016)

10.3**	Travel Agency Services Contract dated November 1, 2015 between Vitaxel SDN BHD and Ho Wah Genting Holiday SDN BHD (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 22, 2016)

10.11**	License Agreement by and between Vitaxel Group Limited and Vitaxel Private Limited dated August 6, 2016 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 11, 2016)

10.12**	License Agreement by and between Vitaxel Group Limited and Vitaxel Corp (Thailand) Ltd. dated August 15, 2016, as amended on August 21, 2016 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on August 21, 2016)

10.13**	Share Sale Agreement among Lim Hui Sing, Leong Yee Ming, Vitaxel Sdn. Bhd. And Vitaxel Group Limited (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on December 19, 2017)

10.14**	Agreement among Lim Hui Song, Leong Yee Ming, Vitaxel Sdn. Bhd. and Vitaxel Group Limited (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 22, 2018)

10.15**	Grande Agreement dated as of January 5, 2017 between Vitaxel Group Limited and Grande Legacy Inc. (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on January 22, 2018)

10.16**	Termination and Release Agreement between Vitaxel Group Limited and Grande Legacy Inc., a British Virgin Island Company, dated as of December 5, 2018 (incorporated by reference from the Registrant’s Current Report on Form 8-K filed on December 7, 2018)

10.17**	Consulting Agreement Renewal dated August 1, 2020 between Vitaxel SDN BHD and Leong Yee Ming (incorporated by reference to Exhibit 10.17 from the Registrant's Annual Report on Form 10-K filed with the SEC on April 5, 2024)

10.18**	Amendment 1 to Consulting Agreement Renewal dated September 1, 2020 between Vitaxel SDN BHD and Leong Yee Ming (incorporated by reference to Exhibit 10.18 from the Registrant's Annual Report on Form 10-K filed with the SEC on April 5, 2024)

10.19**	Amendment 2 to Consulting Agreement Renewal dated March 1, 2021 between Vitaxel SDN BHD and Leong Yee Ming (incorporated by reference to Exhibit 10.19 from the Registrant's Annual Report on Form 10-K filed with the SEC on April 5, 2024)

10.20†**	Fintech Scion Limited 2023 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.20 from the Registrant’s S-1 filed with the SEC on April 26, 2024)

10.21**	Consultancy Agreement dated March 1, 2023 by and between Colin Ellis and HWGC Holdings Limited (incorporated by reference to Exhibit 10.21 from the Registrant's S-1 filed with the SEC on April 26, 2024)

10.22**	Letter of Engagement with Richard Berman dated April 1, 2024 (incorporated by reference to Exhibit 10.22 from the Registrant's S-1 filed with the SEC on April 26, 2024)

10.23**	Loan Agreement dated July 13, 2022 by and between Fintech Scion Limited and Shalom Dodoun (incorporated by reference to Exhibit 10.23 from the Registrant's S-1 filed with the SEC on April 26, 2024)

10.24**

Deed of Variation to Loan Agreement between Fintech Scion Limited and Shalom Dodoun dated March 22, 2024 (incorporated by reference to Exhibit 10.24 from the Registrant's S-1 filed with the SEC on April 26, 2024)

21.1**	Subsidiaries of the Registrant (incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2020).

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2	Consent of Pan-China Singapore PAC, independent registered public accounting firm

24.1**	Power of Attorney (incorporated by reference to the signature page of the Registrant’s S-1 filed with the SEC on April 26, 2024)

107	Filing Fee Table

* To be filed by amendment.

** Previously filed.

# Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

† Management contract or compensatory plan arrangement.

 Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Kuala Lumpur, Malaysia, on the 10th day of May, 2024.

FINTECH SCION LIMITED

By:	/s/ Lim Chun Hoo
Lim Chun Hoo
Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held and on the dates indicated.

Signature	Title	Date
May 10, 2024
/s/ Lim Chun Hoo	Chief Executive Officer (Principal Executive Officer)
Lim Chun Hoo

*	Chief Financial Officer & Director (Principal Financial and Accounting Officer)
Collin Ellis		May 10, 2024

*	Director	May 10, 2024
Richard Berman

*By:	/s/ Lim Chun Hoo
Lim Chun Hoo
Attorney in Fact

ALTERNATE PAGES FOR SELLING STOCKHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 10, 2024

PROSPECTUS

Fintech Scion Limited

2,0500,00 Shares of Common Stock

The selling stockholders plan to sell an aggregate of up to 2,050,000 shares of common stock, as adjusted for the 1-for-10 reverse split.

The selling stockholders must sell their shares at a fixed price per share of $____, which is the per share price of the shares being offered in our public offering. Thereafter, the shares offered by this prospectus may be sold by the selling stockholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus (the “IPO Prospectus”), we have registered an aggregate of [  ] shares of our common stock which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option.

Our common stock is quoted on the OTC Pink Market under the symbol “FINR.” We intend to apply to list our common stock on The Nasdaq Capital Market under the symbol “FINR,” which listing is a condition to this offering. No assurance can be given that our application will be approved. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by them.

An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page __ to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors.

Sales of the shares of our common stock registered in this prospectus and the IPO Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is            , 2024

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with a public offering of _____ shares of our common stock through the underwriters (excluding ___ shares which may be sold upon exercise of the underwriters’ over-allotment option). Sales by stockholders that purchased shares in the public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 2,0500,00 shares of our common stock, as adjusted for the 1-for-10 reverse split (the “Resale Shares”). The selling stockholders have expressed an intent not to sell stock concurrently with the public offering.

The transactions by which the selling stockholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Shares offered in this prospectus. The selling stockholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 19,874,265 shares of common stock issued and outstanding as of April 15, 2024, as adjusted for the 1-for-10 reverse split.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)	Percentage of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering(2)	Percentage of Common Stock Beneficially Owned After this Offering(2)
Eight Investment Inc.(3)	625,000	3.145%	625,000
V Capital Consulting Limited(4)	800,000	4.025%	800,000
ARBEZON S.A. (5)	625,000	3.145%	625,000

TOTAL	2,050,000

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

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(2)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

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(3)	Eight Investment Inc. is wholly-owned by Amanda Lee Jing Min, and having its registered address at Lot A020, Level 1, Podium Level, Financial Park, Jalan Merdeka, 87000 Federal Territory of Labuan, Malaysia.

(4)	V Capital Consulting Limited is beneficially owned by Hoo Voon Him, and having its registered address at Vistra Corporate Services Centre, Wickhams Cay 2, Road Town, Tortola, VG1110, British Virgin Islands.

(5)	ARBEZON S.A. is wholly-owned by Leong Yee Ming, a previous director and CEO of the Company, and having its registered address at 25 Guzman Street, Belama Phase 1, Belize City, Belize.

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PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the Resale Shares are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at a price of $___ per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. In general, a person who has beneficially owned restricted shares of our common stock for at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the three months preceding the sale.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the Resale Shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of the Resale Shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Resale Shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the Resale Shares, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell Resale Shares short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

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The selling stockholders may from time to time pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Shares from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the Resale Shares may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the Resale Shares outside of the ordinary course of business or, at the time of the purchase of the Resale Shares, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the Resale Shares. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Resale Shares, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the Resale Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Resale Shares and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the Resale Shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in passive market-making activities with respect to the Resale Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

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USE OF PROCEEDS

We will not receive proceeds from sales of the Resale Shares made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The shares of common stock may be sold in one or more transactions at a price of $____ per share until our shares are listed on The Nasdaq Capital Market and thereafter at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” above for more information.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sheppard, Mullin, Richter & Hampton LLP, New York, New York.

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